SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant     ☒
Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

FIRST HORIZON CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

*Set forth the amount on which the filing fee is calculated and state how it was determined.

March 15, 2021

Dear Fellow Shareholder:

You are cordially invited to attend First Horizon Corporation’s 2021 annual meeting of shareholders. Due to the ongoing COVID-19 pandemic, we will hold the meeting in a virtual format on April 27, 2021 at 10:00 a.m. Central Time. Detailed instructions for participating in the meeting are included in the attached proxy statement.

As 2020 began, we knew our theme ‘Better Together’ was an important aspiration for our company, but it took on heightened importance when the COVID-19 pandemic hit early in the year. Despite the pandemic and the challenges it brought, we continued to serve our clients without disruption and provided a safe working environment for our banking center associates, while the majority of our associates worked remotely throughout the year. Yet throughout these difficult days, our core values never wavered, and our team achieved major milestones with incredible resiliency. We successfully completed the merger of equals of First Horizon and IBERIABANK Corporation and the acquisition of 30 new banking centers. These strategic transformations laid the foundation for First Horizon to take its place as a leading regional financial services company with an expansive 12-state reach in high-growth, attractive markets. Throughout the year, we remained focused on continuing to achieve our strategic objectives, advancing on environmental, social and governance matters and creating a great place to work for our associates. Highlights of 2020 include:

•	Completion of First Horizon’s merger of equals with IBERIABANK Corporation and acquisition of 30 new banking centers, nearly doubling our size to $84 billion in assets;

•	2020 EPS of $1.89, compared to 2019 EPS of $1.38;

•	Balance sheet momentum with total average loan growth of 58% and deposit growth of 60% compared to 2019, largely driven by the successful implementation of the merger of equals with IBERIABANK Corporation.

•	Key merger milestones include system conversions for our mortgage and (in January 2021) retail brokerage businesses, with full systems conversion expected in fall 2021;

•	Unique business mix with earnings contribution from countercyclical businesses helping to mitigate the challenging rate environment;

•	Efficiency ratio improvement to 54.5% in 2020 from 66.2% in 2019 due to revenue growth, merger cost saves and good expense discipline;

•	Tangible book value per share growth of 2%, reflecting faster than expected earnings accretion from the IBERIABANK merger;

•	Continued prudent risk management with total loss absorption capacity of 2.2% of loans;
•	Common Equity Tier 1 ratio improved 48 basis points to 9.68% from 2019 to 2020;

•	Effective capital deployment supporting organic growth and dividends; and

•	Ongoing support during Covid-19 pandemic for clients, associates, and communities through origination of $4.2 billion of PPP loans in the first round, enhanced associate benefits and flexibility, and $35 million donated to First Horizon Foundation and Louisiana First Horizon Foundation in 2020.

As First Horizon embarks on its 157th year, our Firstpower culture, with its emphasis on being a great place to work, building strong relationships, delivering results, giving back, and leading with fortitude, continues to help us respond effectively to challenges and capitalize on the opportunities presented by a rapidly changing landscape. The strength of our culture and the quality of our people have also been recently reaffirmed with top-employer recognition from Fortune, Forbes, JUST Capital, the National Association for Female Executives, the Bloomberg Gender-Equality Index, the Dave Thomas Foundation for Adoption, and Working Mother Magazine. Our Corporate Social Responsibility report, Here for Good, highlights our commitment to all our stakeholders—communities, associates, clients and shareholders.

Accompanying this letter are the formal notice of the annual meeting, our 2021 proxy statement, our proxy card and our annual report on Form 10-K, which contains detailed financial information relating to our activities and operating performance during 2020. Also included is a cover letter to shareholders discussing our 2020 activities and performance.

At the meeting, we will ask you to elect seventeen directors; to approve our 2021 Incentive Plan; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to ratify the appointment of KPMG LLP as our independent auditors for 2021. The accompanying proxy statement contains information about these matters.

Your vote is important. You may vote your proxy by telephone or over the internet or, if you received a paper proxy card by mail, you may also vote by signing, dating, and returning the proxy card by mail (as directed on the proxy card). Even if you plan to participate in the meeting, please vote your proxy by telephone or over the internet or return your proxy card as soon as possible.

Thank you for your continued support of First Horizon, and I look forward to your joining us at the annual meeting.

D. Bryan Jordan

President and Chief Executive Officer

Notice of Annual Shareholders’ meeting

April 27, 2021 10:00 a.m. Central Time Virtual Meeting

The annual meeting of the holders of First Horizon Corporation’s common stock will be held on April 27, 2021, at 10:00 a.m. Central Time. In light of the COVID-19 pandemic, for the safety of all of our people, including our shareholders, and taking into account federal, state and local guidance that has been issued, we have determined that the annual meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. You will be able to attend and participate in the annual meeting online by following the instructions set forth below in this notice.

The items of business are:

1.	Election of seventeen directors to serve until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Vote on approval of the First Horizon Corporation 2021 Incentive Plan.

3.	Vote on an advisory resolution to approve executive compensation (“say on pay”).

4.	Ratification of the appointment of auditors.

These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 26, 2021 is the record date for the meeting. All holders of record of First Horizon’s common stock as of that time are entitled to vote at the meeting.

If you would like to participate in the meeting virtually via the Internet, you must register in advance at register.proxypush.com/FHN prior to the deadline of April 26, 2020 at 5:00 p.m. (Central Time). Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the meeting and to submit questions before and during the meeting. You will not be able to attend the annual meeting in person.

Management requests that you vote your proxy by telephone or over the internet or that you sign and return the form of proxy promptly, as applicable, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 8 of the proxy statement.

Clyde A. Billings, Jr.

Senior Vice President, Assistant General Counsel

and Corporate Secretary

Memphis, Tennessee

March 15, 2021

IMPORTANT NOTICE

Please (1) vote your proxy by telephone (2) vote your proxy over the internet or (3) mark, date, sign and promptly mail the form of proxy, as applicable, so that your shares will be represented at the meeting.

If you hold your shares in street name, it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors, approval of the 2021 Incentive Plan and the advisory resolution to approve executive compensation (vote item nos. 1, 2 and 3 of this proxy statement). Under current regulations, if you hold your shares in street name and you do not instruct your broker or bank how to vote in these matters, no votes will be cast on your behalf with respect to these matters. For additional information, see page 9 of the proxy statement.

Proxy Statement for 2021 First Horizon Corporation Annual Meeting

Proxy Summary

Please read the entire proxy statement before voting. This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. Page references are supplied to help you find further information in the proxy statement.

The Annual Meeting

Time and Date:	10:00 a.m. Central Time, April 27, 2021
Place:	The meeting will be held in a virtual meeting format only, via the Internet, with no physical meeting. You will not be able to attend in person.
Registration Required:	In order to participate in the meeting virtually via the Internet, you must register in advance.
How to Register:	To register, please visit register.proxypush.com/FHN prior to the deadline of April 26, 2021 at 5:00 p.m. (Central Time). Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the meeting and to submit questions before and during the meeting.
Registration Deadline:	April 26, 2021 at 5:00 p.m. Central Time
Record Date:	February 26, 2021
Common Shares Outstanding and Entitled to Vote on Record Date:	553,670,744
Internet Availability of Proxy Materials:	First Horizon uses the SEC’s “notice and access” rule. Notice of internet availability of proxy materials will be sent on or about March 15, 2021.

Vote Items

	Matter	Board Recommendation	Page Reference
Vote Item 1	Election of directors. We are asking you to elect the 17 nominees named in this proxy statement as directors for a one-year term.	FOR each director nominee	41
Vote Item 2	First Horizon Corporation 2021 Incentive Plan. We are asking you to approve our new 2021 Incentive Plan.	FOR	53 and A-1
Vote Item 3	Advisory resolution on executive compensation. In accordance with SEC rules, we are asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.	FOR	65
Vote Item 4	Ratification of appointment of auditors. We are asking you to ratify the appointment of KPMG LLP as our auditors for 2021.	FOR	67

2020 Performance Highlights

On July 1, 2020, we completed a merger of equals transaction with IBERIABANK Corporation (“IBERIA”), and a few weeks later we acquired 30 banking centers from Truist Bank. These transactions nearly doubled our size, as illustrated in the charts below. We are now a top-30 U.S. bank ranked by assets.

The IBERIA merger sharply divided 2020 into the first half—pre-merger—and the second half—post-merger. Merger-driven expenses and accounting gains had substantial impacts on “reported” operating results for both halves of 2020, but have been eliminated from “adjusted” results included in this proxy statement to illustrate the underlying results from ordinary operations.

First Horizon Before and After the Merger of Equals

$ in billions

Financial Results

In addition to the IBERIA merger, the year 2020 featured other major factors that significantly affected our reported and adjusted results:

•	In January, accounting guidance changed, requiring us to recognize current expected credit loss (“CECL”) on all loans. CECL rules accelerate the recognition of loan-loss provision expense at times when general economic conditions deteriorate unexpectedly.

•	Starting in March, government and public reaction to the COVID-19 pandemic caused rapid, unexpected economic deterioration, coupled with substantial job losses and business closures throughout the U.S. In the second half of the year, jobs rebounded but remained substantially below pre-pandemic levels.

•	Offices of both legacy companies, including banking centers, closed or operated only under severe usage restrictions. A substantial majority of associates worked remotely, most of the time, for the remainder of 2020. Both companies rapidly upgraded VPN, bandwidth, and other tools needed to securely and smoothly accommodate new ways of working.

•	Many clients of both companies were severely impacted. Under CECL accounting, the COVID events, especially in the first half of 2020, substantially changed our expectations for future credit loss and, accordingly, our provision expense in 2020 rose precipitously.

•	The Federal Reserve took several “easing” actions that reduced long and short term interest rates in the U.S. to extremely low levels. Extremely low rates significantly reduced our net interest margin, which determines gross profit we make from lending money.

A shapshot of three 2020 performance measures is presented below: return on common equity (“ROCE”), return on tangible common equity (“ROTCE”), and efficiency ratio (the portion of each dollar of revenue that we spend to earn that dollar).

2020 Financial Highlights

WE DELIVERED STRONG ADJUSTED RESULTS IN 2020 IN SPITE OF COVID & CECL

ROCE / Adj ROCE	ROTCE / Adj ROTCE	Efficiency/Adj Eff.
13.66% / 8.78%	19.03% / 12.15%	54% / 59%

As mentioned above, reported measures in 2020 were greatly affected by accounting rules applied to the merger, both up and down but netting to a large positive impact. Adjusted measures eliminate the merger-related impacts and integration expense, though retaining the COVID and non-merger CECL impacts described above. Although we believe our performance in 2020 was solid given the environment, we are staunchly committed to continuing to drive strong performance with a goal of achieving top-quartile returns among regional banks. ROTCE and adjusted results differ from results reported using generally accepted accounting principles (“GAAP”). The impacts of merger and restructuring expenses and certain other notable items have been excluded from 2020 adjusted results. Non-GAAP results are reconciled to GAAP results in Appendix B.

Focus on Efficiency

For much of the past decade, efficiency—mainly through expense control—has been crucial to prudent bank management. Interest rates have been historically low, and the profitability of each loan has been squeezed by the low-rate environment. A key focus of our management, therefore, has been lowering the cost of earning each dollar of revenue. A critical way to do that is with disciplined expense control throughout the company, coupled with productivity improvements associated with better use of technological tools.

Since 2017, our focus on expense control has helped deliver significant improvement in our efficiency ratio. As mentioned above, reported results conform to GAAP accounting rules, while adjusted results are non-GAAP, reconciled to GAAP results in Appendix B.

Compensation Highlights (a detailed discussion begins on page 70)

The merger of equals of First Horizon and IBERIA in 2020 drove many changes that had impacts on executive compensation. The merger nearly doubled our size and transformed the composition of our executive leadership team and our peer banking group. After the merger, the Compensation Committee reconsidered executive compensation in light of these changes. Despite all the changes, we continue to design our compensation policies and practices to align the interests of our associates with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. We strive to link pay to company performance for all executive officers, including our CEO. This strong alignment with performance and shareholder interests was clear before the merger. Consistent with practices among our new peer banks, that alignment has been further strengthened, as shown in the following charts, which demonstrate the higher percentage of pay at risk after the merger than before it for our CEO and other named executive officers (excluding Mr. Byrd).

Our compensation practices embrace many best practice corporate governance principles and are designed to align with industry best practices.

Practices We Employ Include	Practices We Avoid or Prohibit Include

  Majority of executive pay is performance-based (at-risk)

  All executive long-term incentives are stock-based and aligned with shareholder interests

  Incentive measures reflect performance that our executives control and which we believe drives shareholder value

  Performance measures emphasize controllable outcomes for which management is accountable

  Committee use of independent compensation consultant

  Meaningful stock ownership requirements require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met

  Double-trigger on change in control features and agreements (CIC event plus qualifying termination)

  Clawbacks for certain restatements of financial results or if executive engages in misconduct or fraud

  NO tax gross-up features*

  NO stock option repricings

  NO discount-priced stock options

  NO single-trigger change in control payouts

  NO single-trigger long-term incentive payouts

  NO dividends paid on long-term incentives until vesting; failure to vest means no dividends

  NO employment agreements**

  NO hedging transactions in First Horizon stock (e.g., trading derivatives, taking short positions, or hedging long positions)

*	An excise tax gross-up feature is grandfathered in certain older change in control severance agreements, but has not been used in new agreements since 2008. Also, change in control and other benefits under certain legacy IBERIA arrangements contained or preserved a tax gross-up feature, and we are obligated to honor those for the duration of each contractually binding arrangement.

**	We have agreed to retain Mr. Byrd as Executive Chairman for two years after closing the merger of equals, subject to certain exceptions. See Agreements related to IBERIA Merger beginning on page 108 for additional information.

ESG Highlights (a detailed discussion begins on page 11)

Governance

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are listed below.

   Proxy access

   Annual director elections

   Majority voting

   Independent Lead Director

   14 of 17 current directors are independent

   Board refreshment: 12 new directors in the last 5 years (8 who joined upon the merger of equals with IBERIA)

   Clawback policy

   Stock ownership guidelines for directors & executives

   35% (6 of 17) of our Board members are diverse in terms of race, gender or ethnicity:

•   24% women

•   24% ethnically diverse (12% African American, 6% Hispanic, 6% South Asian)

•   12% both women and ethnically diverse

Pandemic Response

At the onset of COVID-19, our first concern was the health and wellbeing of our associates, clients and communities.

We took steps in 2020 to provide support through the difficulties caused by the pandemic:

•	Offered support to customers who indicated hardship from the pandemic shutdown, including payment deferrals or forbearance on loans and waiver of deposit-related fees, in addition to other assistance

•	Processed $4.2 billion of Paycheck Protection Program (PPP) loans, supporting more than 500,000 employees of clients; 23% of these loans were to women or minority-owned businesses or businesses located in low- and moderate-income tracts

•	Committed $15 million of PPP fees to assist low- and moderate-income communities.

•	Created a $2.5 million relief fund for non-profits; the fund donated to more than 100 organizations.

•	Enhanced associate benefits including offering more paid sick leave and covering backup dependent care expenses.

•	Provided a one-time $1,000 bonus to approximately 5,000 associates

•	Allowed COVID-related vacation carryover of up to 5 days of unused 2020 vacation time to be rolled into 2021 and used between January 1 and December 31, 2021

•	Provided regular Covid-19 updates through business continuity and worked with third parties and health organizations to keep everyone well informed of the impact across our footprint as well as additional resources available.

2021 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

2021 Annual Meeting & Proxy Statement—General Matters

Purpose of the Annual Meeting of Common Shareholders

Our Board of Directors is soliciting proxies to be voted at our upcoming annual meeting of the holders of First Horizon’s common stock (and at any adjournment or adjournments of the meeting). At the meeting, our common shareholders will act to elect 17 directors; to vote on the approval of our 2021 Incentive Plan; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to ratify the appointment of KPMG LLP as our independent auditors for 2021.

Date & Time; Virtual Meeting Format & Registration; Asking Questions

The annual meeting of the holders of our common stock will be held on Tuesday, April 27, 2021 at 10:00 a.m. Central Time. In order to participate in the meeting virtually via the Internet, you must register in advance at register.proxypush.com/FHN prior to the deadline of April 26, 2020 at 5:00 p.m. (Central Time). Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the meeting and to submit questions before and during the meeting. There will be no in-person annual meeting this year. To obtain additional information, contact our Corporate Communications office at 866-365-4313.

Shareholders will have the opportunity to submit questions either prior to the meeting (following the instructions given during the registration process) or during the meeting. During the meeting, we will answer as many shareholder-submitted questions as time permits. If we are not able to answer all shareholder-submitted questions within the allotted time, we will publish a list of the questions that were not answered during the meeting, along with our responses, on the Events and Presentations page of our website (ir.fhnc.com/event; choose “Past Events”). An audio replay of the annual meeting will be posted on the same page of our website promptly after the meeting as well.

Terms Used in this Proxy Statement

In this proxy statement, First Horizon Corporation is referred to by the use of “we,” “us” or similar pronouns, or simply as “FHN” or “First Horizon,” and First Horizon and its consolidated subsidiaries are referred to collectively as “the company.” First Horizon and IBERIABANK Corporation completed a merger of equals in 2020. IBERIABANK Corporation is referred to in this proxy statement by the use of “IBERIA.” The term “shares” means

First Horizon’s common stock, and the term “shareholders” means the holders of that common stock, unless otherwise clearly stated. The term “associates” means persons employed by the company. The notice of the 2021 annual meeting of shareholders, this proxy statement, our annual report on Form 10-K for the year ended December 31, 2020, and the proxy card are together referred to as our “proxy materials.”

Internet Availability of Proxy Materials

We use the SEC’s “notice and access” rule, which allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 15, 2021, we sent to most of our

2021 PROXY STATEMENT | 7

2021 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

shareholders by mail or email a notice of internet availability of proxy materials, which contains instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card, and you cannot use it to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

If you received a paper copy of the notice, we encourage you to help us save money and reduce the environmental impact of delivering paper notices by signing up to receive all of your future proxy materials electronically.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice. To vote all of your shares, please follow each of the separate voting instructions that you received for your shares of common stock held in each of your different accounts.

Voting by Proxy & Revoking your Proxy

The First Horizon Board of Directors is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting of shareholders in the manner you direct. Giving us your proxy allows your shares to be voted even if you do not participate in the annual meeting. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including by telephone or internet) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified on the proxy. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as follows:

FOR:

1.	Election of 17 directors to serve until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Approval of the First Horizon Corporation 2021 Incentive Plan.

3.	Approval of an advisory resolution to approve executive compensation (“say on pay”).

4.	Ratification of the appointment of auditors.

Solicitation of Proxies

First Horizon will pay the entire cost of soliciting the proxies. In following up the original solicitation of the proxies, we may request brokers and others to send proxy materials to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If we deem it necessary, we may also use several of our associates to solicit proxies from the shareholders, either personally or by telephone, letter or email, for which they will receive no compensation in addition to their normal compensation. We have hired Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 to aid us in the solicitation of proxies for a fee of $9,000 plus out-of-pocket expenses. An additional charge of $6.50 per holder will be incurred should we choose to have Morrow Sodali LLC solicit individual holders of record.

Quorum & Vote Requirements

Except for our depositary shares (each representing a fractional interest in a share of one of the several series of our non-cumulative perpetual preferred stock), which have limited voting rights and no right to vote at the annual meeting, our common stock is our only class of voting securities. There were 553,670,744 shares of common stock outstanding and entitled to vote as of February 26, 2021, the record date for the annual meeting.

Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A

2021 PROXY STATEMENT | 8

2021 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on the vote items (except as described below with respect to the vote on the 2021 Incentive Plan).

The affirmative vote of a majority of the votes cast is required to elect the nominees as directors, and we have adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. For additional information on our director resignation policy, see the summary of the policy in the Corporate Governance, Culture & Board Matters section of this proxy statement beginning on page 11. The policy is also contained in our Corporate Governance Guidelines, which are available on our website at ir.fhnc.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

The affirmative vote of a majority of the votes cast is required to approve the 2021 Incentive Plan, to approve the advisory resolution on executive compensation and to ratify the appointment of auditors. With respect to the plan, New York Stock Exchange rules make shareholder approval a prerequisite to the listing of any additional shares of our common stock and, for purposes of determining whether shareholder approval has been obtained, require that abstentions be counted as “votes cast.” Therefore, for purposes of the NYSE rules only, abstentions will have the same effect as votes against the approval of the 2021 Incentive Plan.

Effect of Not Casting Your Vote

Shares Held in Street Name. If you hold your shares in street name it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors, the approval of the 2021 Incentive Plan, and the advisory resolution to approve executive compensation (vote items 1, 2 and 3 of this proxy statement). Under current regulations, your broker or bank will not have the ability to vote your uninstructed shares in these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote, no votes will be cast on your behalf with respect to these matters. Your broker or bank will have the ability to vote uninstructed shares on the ratification of the appointment of auditors (vote item 4).

Shareholders of Record. If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting unless you attend the annual meeting and vote your shares there.

Duplicate Mailings & Householding

Duplicate mailings in most cases are inconvenient for you and an unnecessary expenditure for us. We encourage you to eliminate them whenever you can as described below.

Multiple Accounts. Some of our shareholders own their shares using multiple accounts registered in variations of the same name. If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our stock transfer agent, Equiniti Trust Company (EQ), by phone toll-free at 1-877-536-3558, or by mail to EQ Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.

Shares Held in Street Name. If you and other members of your household are beneficial owners of shares, meaning that you own shares indirectly through a broker, bank, or other nominee, you may eliminate any duplication of mailings by contacting your broker, bank, or other nominee. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Shareholders with the Same Address; Requesting Changes. If you are among the shareholders who receive paper copies of our proxy materials, SEC rules allow us to mail a single copy of those materials to all shareholders residing at the same address if certain conditions are met. This practice is referred to as “householding.” (Householding does not apply to

2021 PROXY STATEMENT | 9

2021 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

either the proxy card or the notice of internet availability of proxy materials.) If your household receives only one copy of the proxy materials and if you wish to start receiving separate copies in your name, apart from others in your household, you must request that action by contacting our stock transfer agent, EQ, by phone toll-free at 1-877-536-3558 or by writing to EQ Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. That request must be made by each person in the household who desires a separate copy. Within 30 days after your request is received we will start sending you separate mailings. If you and members of your household are receiving multiple copies and you want to eliminate the duplications, please request that action by contacting EQ using the contact information given in this paragraph above. In either case, in your communications, please refer to your account number. Please be aware that if you hold shares both in your own name and as a beneficial owner through a broker, bank or other nominee, it is not possible to eliminate duplications as between these two types of ownership. If your household receives only a single copy of the proxy materials, and if you desire your own separate copies for the 2021 annual meeting, you may download them from our website using the website address listed in the box below. If you would like additional copies mailed, we will mail them promptly if you request them from our Investor Relations department at our website or by mail to Investor Relations, P.O. Box 84, Memphis, TN 38101. You may also request that additional copies be mailed by calling our Corporate Communications department at 1-866-365-4313. However, we cannot guarantee you will receive mailed copies before the 2021 annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2021.

This proxy statement, our proxy card, and our annual report on Form 10-K are available at https://ir.fhnc.com/financialdocs. Also available there is a letter to shareholders discussing our 2020 activities and performance.

2021 PROXY STATEMENT | 10

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

Corporate Governance, Culture & Board Matters

In accordance with our Bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has 17 members. All of our directors are also directors of First Horizon Bank (the “Bank”). The Bank is our principal operating subsidiary.

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are highlighted below.

Corporate Governance Highlights

•	Annual director elections. All our directors are elected by our shareholders every year.

•	Majority voting and director resignation policy. Our directors are elected by a majority of the votes cast in uncontested elections (plurality vote in contested elections), and we have adopted a director resignation policy for directors who do not receive the affirmative vote of a majority of the votes cast.

•	Independence. 14 of our 17 director nominees are independent under the NYSE listing standards.

•	Proxy access. We adopted a proxy access bylaw that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice and other specific requirements in our Bylaws.

•	Board refreshment. Our Board values fresh perspectives. Over the past five years, we have added 12 new directors to our Board (including eight directors who joined the Board upon the closing of the merger of equals of First Horizon and IBERIA). Average tenure on our Board is about 5.5 years.

•	Shareholder engagement. Dialogue with our shareholders is a critical part of our company’s success. After the merger of equals of First Horizon and IBERIA, we reached out to the holders of over 50% of our outstanding common shares. See page 18 for additional information about this outreach. On a regular basis, our Investor Relations area with executive management conducts ongoing dialogue with our shareholders via one-on-one conversations, conferences, road shows, on-site visits and the like. Additionally, we communicate financial and strategic matters through public disclosures such as quarterly earnings presentations, analyst packets and SEC filings.

•	Lead Director. Independent director Colin V. Reed serves as the Lead Director. The principal duties of the Lead Director are specified in the Corporate Governance Guidelines.

•	Other directorships. None of our current directors serves on more than one public company board other than First Horizon, except for one director, who serves on two such boards.

•	Clawback. Our Compensation Recovery Policy (commonly known as a “clawback” policy) makes performance compensation paid based on erroneous financial data recoverable if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain other misconduct occurs, such as fraud or certain competitive activities, if grant or payment of an award was based on erroneous financial data, or if a termination for cause occurs.

2021 PROXY STATEMENT | 11

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

•	Stock ownership guidelines. Our guidelines set forth our expectation that non-employee directors own five times their annual cash base retainer in First Horizon stock and executive officers own between two and six times their salary in First Horizon stock, depending on their position. See page 92 for additional details about the guidelines.

•	Individual director evaluations. Each year, the Nominating & Corporate Governance Committee evaluates the performance of each non-employee director who has served on the Board for more than six months (as of the time of the evaluation) prior to determining whether to recommend him or her to the Board for renomination. The company implemented a policy in 2019 whereby at least every three years, in lieu of the evaluation by the Nominating & Corporate Governance Committee, the company engages a third party to conduct individual director assessments and to provide advice and reports on how individual directors and the Board can improve. See page 17 for additional detail on this process.

•	Hedging. Company policy prohibits directors and executive officers from hedging with respect to First Horizon stock. See page 13 for additional details.

2021 PROXY STATEMENT | 12

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

Key Corporate Governance Documents

Our Board has adopted the following key corporate governance documents. All of these are available, along with several other governance documents, such as our compensation recovery policy, stock ownership guidelines, and committee charters, on our website at ir.fhnc.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are also available to shareholders upon request to the Corporate Secretary.

Corporate Governance Guidelines. The Guidelines provide our directors with guidance as to their legal accountabilities, promote the functioning of the Board and its committees, and set forth a common set of expectations as to how the Board should perform its functions.

Code of Business Conduct and Ethics. This code sets forth the overarching principles that guide the conduct of every aspect of our business. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director must be promptly disclosed to shareholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our website, or disclosure on Form 8-K.

Code of Ethics for Senior Financial Officers. This code promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other associates who have financial responsibilities. We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Ethics for Senior Financial Officers by posting such information on our website.

We have also adopted a Compliance and Ethics Program Policy, which highlights our commitment to having an effective compliance and ethics program by exercising due diligence to prevent and detect criminal conduct and otherwise by promoting an organizational culture that encourages ethical conduct and a commitment to compliance with the law.

Policy on Hedging

First Horizon has a policy that prohibits all “pre-clearance persons” from engaging in any activity that hedges an economic interest in First Horizon or Bank stock, unless approved by the CEO or General Counsel, or a designee, in accordance with the policy. To date, no such approval has been granted. For this purpose, a hedge includes any transaction, position, or financial instrument which offsets or ameliorates any decrease in the market value of First Horizon or Bank stock beneficially owned by the pre-clearance person, including any shares owned directly or indirectly as well as any unvested, deferred, or otherwise restricted stock-based awards. “Pre-clearance persons” consist of all executive officers, all First

Horizon and Bank directors, all members of the CEO’s executive management committee, and certain additional associates.

When a person first becomes a pre-clearance person, he or she is required to inform the General Counsel of all derivative and short holdings, including any position that would constitute a hedge, which would violate the policy or the procedures if undertaken while the person has pre-clearance person status. Each pre-clearance person further is required to pre-clear any change in his or her derivative and short holdings from time to time other than a change caused by expiration due solely to the passage of time.

Director Resignation Policy

Our Board has adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. Under the policy, the Nominating & Corporate Governance Committee must promptly consider the resignation tender and a range of possible responses and make a recommendation to the Board. The Board will act on the Nominating & Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation tender, including an explanation of the decision (or the reason(s) for rejecting the resignation offer, if

2021 PROXY STATEMENT | 13

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

applicable), in a Form 8-K (or other appropriate report) filed with or furnished to the Securities and Exchange Commission. If any director’s tender of resignation under the policy is not accepted by the Board, such director will serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Any director who tenders his or her resignation pursuant to the director resignation policy shall not participate in the Nominating & Corporate Governance Committee recommendation or Board action regarding whether to accept the tender of resignation. If a majority of the members of the Nominating & Corporate Governance Committee did not receive the affirmative vote of a majority of the votes cast at the same election, then all the directors who are “independent” under the listing standards of the New York Stock Exchange and who received the affirmative vote of a majority of the votes cast shall appoint a committee amongst themselves to consider the resignation tenders and recommend to the Board whether to accept them.

This committee may, but need not, consist of all of the independent directors who received the affirmative vote of a majority of the votes cast. The director resignation policy is contained in our Corporate Governance Guidelines, which are available on our website at ir.fhnc.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Culture, Diversity, Equity & Inclusion

Our principal business is providing financial services to our clients. Although many financial services can be delivered through technology today, we believe that our clients’ experiences with our associates is a critical way we differentiate our company from our competitors. Specifically, we ask our associates to strive consistently to anticipate and respond to client needs and exceed client expectations.

For this “differentiated experience” strategy to succeed, we have to build and nurture a diverse and inclusive workplace culture that strives to attract, hire, and retain the best people available by compensating and treating them fairly; ensuring that they have opportunities for professional growth and advancement; supporting them with appropriate workplace resources and training; promoting constructive collegiality and a sense of workplace community; encouraging innovation and the development of better ways to address business challenges; recognizing associate achievements, both great and small; and promoting behaviors that provide clients with best-in-class service. At First Horizon, we call this culture “Firstpower.”

We have evolved Firstpower as a part of the merger of equals to incorporate the best aspects of both organizations into the culture of our company. We have developed the following Purpose, Promise and Principles to guide our associates on our core values and philosophies.

Our Purpose: First Horizon is a relationship-driven leading provider of financial solutions.

Our Promise: To strengthen the lives of our associates, clients and communities.

Our Principles:

•	Great Place To Work – offer a collaborative and inclusive workplace that promotes associate development, performance and success

•	Build Strong Relationships – exceed clients’ expectations by understanding their unique needs

•	Deliver Results – consistently deliver shareholder value

•	Give Back – invest in strategic partnerships to build strong communities

•	Fortitude – lead with integrity, accountability, agility, resilience and compassion

We use many tools and resources—programs, events, promotions, communication channels—to nurture and enhance our Firstpower culture. We focus on offering a variety of opportunities that promote mentoring, wellness, internships, diversity, inclusion, volunteering, informal shout-outs and formal recognitions, career management and continuing education, resource groups, and parental and care-giver support.

As part of our Firstpower culture, we have developed five strategic pillars for our Diversity, Equity and Inclusion program that build upon our track record of success, help to ensure adoption throughout our organization, and define a path for

2021 PROXY STATEMENT | 14

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

sustainable progress. We enable our DEI strategy through:

•	Ensuring representation of diverse talent

•	Strengthening leadership capabilities and accountability

•	Fostering inclusion and equality through fairness and transparency

•	Better serving diverse markets and clients

•	Investing in the well-being of communities

The full Board oversees the company’s DEI program and receives periodic reports from management on our DEI efforts.

As a reflection of our Firstpower culture, we offered paid time off to associates in 2020 to enable them to serve our communities and learn more about our country’s history, as well as issues surrounding race and social injustice.

At December 31, 2020, First Horizon had:

•	6,802 associates, or 6,697 full-time-equivalent associates, not including contract labor for certain services:

o	68% white, 19% African American, 8% Hispanic, 3% Asian, and 1% two or more races or ethnicities

o	66% female and 34% male

•	1,661 corporate managers:

o	78% white, 11% African American, 8% Hispanic, 1% Asian, and 0.1% were of two or more races or ethnicities

o	57% female and 43% male

•	32 members of the Operating Committee (composed of senior leaders from across the organization):

o	75% white, 9% African American, 6% Hispanic, 3% Asian, and 6% two or more races or ethnicities

o	37.5% female and 62.5% male

2021 PROXY STATEMENT | 15

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

Our Awards

First Horizon strives to strengthen the lives of our associates, clients and communities. We’re honored by the recognition awarded us for our efforts. We are especially proud of the praise we have received for our community service, diversity and inclusion efforts, and family-friendly work environment. Here are some of our recent honors:

World’s Best Banks List

Forbes Magazine, 2020

Best Banks to Work For

American Banker, 2020

Diversity Leader

Profiles in Diversity Journal, 2020

America’s Best Large Employers List

Forbes Magazine, 2020

Top 50 Companies for Executive Women

National Association for Female Executives, 2019

Top 100 America’s Most JUST Companies for Corporate Citizenship

Forbes Magazine and JUST Capital, 2019

100 Best Adoption-Friendly Workplaces in America

Dave Thomas Foundation for Adoption, 2020 (every year since 2009)

Best Companies for Multicultural Women

Working Mother Magazine, 2020

Bloomberg Gender-Equality Index

Bloomberg, 2020 (also 2018 and 2019)

2021 PROXY STATEMENT | 16

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

Recent ESG Enhancements

First Horizon has recently made several enhancements to our overall environmental, social and governance practices:

2020

Proactive shareholder outreach. Post-merger, we conducted the company’s first proactive corporate governance outreach effort with shareholders and benefitted from their feedback and perspectives on a variety of ESG topics. This feedback provided an opportunity to adopt and apply suggestions and practices to best support our business and culture.

Hired a Chief Diversity, Equity and Inclusion Officer. First Horizon hired a Chief Diversity, Equity & Inclusion (“DEI”) Officer, who is responsible for cultivating and expanding First Horizon’s strategic leadership in developing and implementing programs and initiatives that advance the company’s DEI efforts. This officer will be a leader, advisor, advocate, catalyst for change, and an institutional resource focused on infusing DEI into all programs and activities internally and externally.

Adopted human rights and social issues statements. First Horizon’s human rights statement reflects our respect for individual human rights and commitment to operate our company in an environment where everyone is treated with dignity. Our other social issues statements address other areas of shareholder and stakeholder concern, including diversity and inclusion and data privacy and cybersecurity.

Adopted code of conduct for suppliers. This code establishes the business conduct expectations for the company’s suppliers (i.e., third parties that provide goods or services to First Horizon). First Horizon expects its suppliers to comply with applicable laws and regulations and act ethically in all matters related to doing business with the company.

Enhanced commitment to corporate social responsibility. Our Corporate Social Responsibility (CSR) report, Here for Good, which highlights the company’s impact on and outlines its commitment to its communities, associates, and clients, was first published in late 2018; an updated report that reflects the merger is expected to be published mid-year 2021. The latest report is available on our website and details First Horizon’s initiatives focused on promoting, social and environmental responsibility, building stronger communities, and practicing sound corporate governance.

Additionally, as we begin to move beyond merger integration and systems conversion priorities, we look to conduct an ESG materiality assessment to help identify issues that represent our most significant and material risks as well as opportunities for enhanced stakeholder value.

Corporate Social Responsibility working group. The newly combined company has established an internal Corporate Social Responsibility working group to review, direct and guide the company’s environmental, social and governance efforts. The CSR committee provides the CEO, Board of Directors and Executive Management Committee with periodic reports on CSR activities and ESG initiatives. This committee is composed of senior leaders appointed by the CEO and led by the Chief Communications Officer.

2019

Adopted proxy access. Our proxy access bylaw allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice and other specific requirements in our Bylaws.

Updated individual director evaluation process. Our individual director evaluation process was updated in 2019 to provide that at least every three years, in lieu of the regular evaluation of the directors conducted by the Nominating & Corporate Governance Committee, the company will engage a third party to conduct individual director assessments and to provide advice and reports on how individual directors and the Board can improve.

2021 PROXY STATEMENT | 17

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

Shareholder Outreach

As a newly combined company, First Horizon is committed to enhancing our corporate governance outreach, and in the fourth quarter of 2020 we contacted our top 20 shareholders, representing 56% of our outstanding common shares, to engage with them and solicit feedback.

Lead director Colin Reed, Compensation Committee Chair Rick Maples and members of the legal, compensation and investor relations teams subsequently held discussions with representatives of firms holding 29% of our outstanding common shares. The comments and insights they received were shared with the rest of the Compensation Committee and the Board in 2020 and 2021 and provided valuable insights into our shareholders’ perspectives on various topics related to the merger of equals, executive compensation, and ESG matters.

We also held discussions with two of the largest proxy advisory firms for additional perspective on their policies and to share the feedback we received from shareholders.

Key strategic, compensation, and governance feedback included:

•	Shareholders indicated that we have made good progress on ESG relative to regional banks of comparable size.

•	The merger of equals was attractive.

•	Organic growth opportunities in the wake of the merger of equals should be a key focus for us now.

•	Credit quality is critical. We are showing good focus on credit quality and transparency with shareholders.

•	Cost saves, both organic and resulting from the merger of equals, are critical to success in this environment.

•	Data security, especially when so many associates work remotely, is an ongoing concern.
•	Our executive long-term incentive program is ahead of our peers, especially the use of TSR-rank as a modifier.

•	Our CSR (corporate social responsibility) report is more comprehensive than that of many of our peers.

•	Oversight of ESG (environmental, social, and governance) matters should be a focus for our Board.

•	Diversity is important at the board and workforce level.

•	Some noted that the post-merger size of our Board is larger than that of peers. They asked about plans for attrition versus maintenance of that size over the long term. We expect ordinary attrition over time and will consider candidates if attractive opportunities arise.

In response to shareholder feedback, we will continue to make adjustments that represent the best interests of our shareholders by:

•	Continuing to improve transparency and refine our overall corporate governance framework;

•	Consistently reviewing the makeup of our board with a strong focus on ensuring an appropriate level of skills, experience and diversity;

•	Ensuring we have strong board controls in place regarding risk management with overarching goals of soundness, profitability, and growth, in that order;

•	Further enhancing our compensation framework to help ensure we deliver strong financial performance with appropriate alignment of management and shareholder interests;

•	Fostering an open and inclusive work environment and continuing to advance diversity, and

•	Continuing to advance our overall ESG efforts with a goal of delivering for our key stakeholders and driving enhanced long-term shareholder returns.

2021 PROXY STATEMENT | 18

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

Independence & Categorical Standards

Independence

Our common stock is listed on the New York Stock Exchange. The NYSE listing standards require a majority of our directors and all of the members of the Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee of the Board of Directors to be independent as defined in the listing standards. Under these standards, our Board of Directors is required to determine affirmatively that a director has no material relationship with the company for that director to qualify as independent. In order to assist in making independence determinations, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating & Corporate Governance Committee considered the relationships between each director and the company, including those that fall within the categorical standards. In addition, the NYSE listing standards require that the Board specifically consider certain factors in determining the independence of any director who will serve on the Compensation Committee. These factors are described under the heading The Compensation Committee—In General below in this proxy statement. Our Board specifically considered such factors in making the independence determinations for all of our directors, including those who serve on the Compensation Committee. Based on its review and the application of the categorical standards, the

Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that fourteen of our current non-employee directors (Messrs. Barton, Burdick, Casbon, Compton, Fenstermaker, Kemp, Maples, Reed, Shea, and Subramaniam and Mses. Davidson, Palmer, Stewart, and Sugrañes) are independent under the NYSE listing standards. In addition, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that five former directors (Mark A. Emkes, Peter N. Foss, Corydon J. Gilchrist, Scott M. Niswonger, and Luke Yancy III), each of whom served as a director during a portion of 2020, were independent under the NYSE listing standards during the time that they served as directors. The Nominating & Corporate Governance Committee and the Board determined that all transactions and relationships with each director identified above as independent fell within our categorical standards. None of Mr. Byrd, as our Executive Chairman, Mr. Jordan, as our Chief Executive Officer, or Mr. Taylor, who was employed by First Horizon until November 2019 pursuant to an employment agreement entered into in connection with our merger with Capital Bank Financial Corp., is independent.

The categorical standards established by the Board are set forth below and are also available on our website at ir.fhnc.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Director Transactions by Category or Type

With respect to each director who is identified above as independent under the NYSE listing standards, the Board considered the following types or categories of transactions, relationships or arrangements in determining the director’s independence under the NYSE standards and our categorical standards.

•	Provision by the company, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following banking and financial services and services incidental thereto to directors, their immediate family members and/or to entities with which directors or their immediate family members are affiliated: deposit accounts (all independent directors except Messrs. Burdick and Gilchrist and Ms. Stewart); treasury management products (Messrs. Niswonger and Subramaniam); loans (including mortgage loans), letters of credit, guaranties, credit cards and/or other lines of credit (Messrs. Barton, Fenstermaker, Foss, Kemp, Maples, Niswonger, Reed, Shea, Subramaniam and Yancy and Mmes. Davidson, Palmer and Sugrañes); investment advisory services (Mr. Niswonger and Ms. Sugrañes); investment banking (Mr. Subramaniam); broker/dealer services (Messrs. Emkes, Niswonger, Reed and Yancy); financial planning (Mr. Reed); trust services (Messrs. Compton, Fenstermaker and Shea);

2021 PROXY STATEMENT | 19

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

insurance brokerage (Messrs. Niswonger, Reed and Yancy); safe deposit boxes (Mr. Niswonger); purchasing card services (Messrs. Fenstermaker and Niswonger) and currency exchange (Mr. Compton).

•	Provision by an entity affiliated with a director or his or her immediate family member, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following products and services to the company: package delivery and print services (Mr. Subramaniam); hotel lodging for business travel by associates of the company (Messrs. Niswonger and Reed); venues for business development and for holding seminars and other corporate functions (Mr. Reed); restaurant meals for business purposes (Mr. Reed); and title insurance and related loan services (Mr. Casbon).

•	Charitable contributions by the company or the First Horizon Foundation to charitable organizations with which a director or immediate family member is affiliated (Mses. Davidson and Palmer and Messrs. Burdick, Compton, Emkes, Foss, Gilchrist, Niswonger, Subramaniam, and Yancy).

•	Employment by the company in a non-executive position of an immediate family member of a director (Mr. Yancy).

Categorical Standards

Each of the following relationships between the Corporation (as defined below) and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is independent for purposes of the NYSE listing standards:

1.	Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/ dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

2.	An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (4) the extension of credit has not been placed on non-accrual status.

3.	Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue (based on the charitable organization’s latest available income statement).

4.	Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

5.	All compensation and benefits provided to non-employee directors for service as a director.

2021 PROXY STATEMENT | 20

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

6.	All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated associates and is not an executive officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated associates of the Corporation.

Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on the other hand.

The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.

The following definitions apply to the categorical standards listed above:

“Corporation” means First Horizon Corporation and its consolidated subsidiaries.

“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.

“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Board Leadership Structure & Role in Risk Oversight

Leadership Structure

Evolution of Leadership Structure

First Horizon’s Board leadership structure has evolved significantly over the years. Prior to 2007, the Chairman of the Board and Chief Executive Officer roles were held by the same individual (except for two transition periods relating to CEO succession). In 2007, the Board made certain governance changes in order to facilitate the implementation of strategic changes it was then initiating, including the appointment of a new CEO and of a separate individual as the Chairman of the Board. In 2012, the Board elected Mr. Jordan, who had become our President and CEO in 2008, as Chairman of the Board as well. Finally, upon the closing of the merger of equals of First Horizon and IBERIA in 2020, Mr. Byrd became Executive Chairman of the Board of First Horizon and the Bank (an executive officer position), with Mr. Jordan continuing in the roles of President and CEO.

Current Leadership Structure

Executive Chairman; President and CEO. In accordance with the Agreement and Plan of Merger with IBERIA entered into as of November 3, 2019 in connection with the merger of equals (the “merger agreement”), the company’s Bylaws provide that Mr. Byrd will serve as Executive Chairman of First Horizon and the Bank until the second anniversary of the closing of the merger (or any such earlier date as of which Mr. Byrd ceases for any reason to serve in the position of Executive Chairman), at which time Mr. Jordan will succeed Mr. Byrd as the Chairman of the Board of First Horizon and the Bank. Thereafter, Mr. Byrd will serve as a senior advisor to First Horizon and the Bank until the fifth anniversary of the closing date.

Under First Horizon’s current Bylaws, the Chairman of the Board presides at all meetings of

2021 PROXY STATEMENT | 21

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

the shareholders and of the Board (except, with respect to meetings of the Board, as the Board may otherwise determine) and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board. The Chief Executive Officer is responsible for carrying out the orders of and the resolutions and policies adopted by the Board, has general management of the business of the company and exercises general supervision over all of its affairs, and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board.

Lead Director. In accordance with the merger agreement, First Horizon’s Bylaws also provide that from the closing of the merger until Mr. Jordan succeeds Mr. Byrd as Chairman of the Board of First Horizon and the Bank, the Lead Director of the Board of First Horizon and the Bank will be an independent director chosen by the continuing First Horizon directors from among the continuing First Horizon directors. After Mr. Jordan succeeds Mr. Byrd as Chairman of the Board and until the third anniversary of the closing date, the Lead Director will be an independent director chosen by the majority of the continuing IBERIA directors from among the continuing IBERIA directors, and thereafter will serve in that capacity until replaced by a majority vote of the entire Board.

Mr. Reed, who is independent under the listing standards of the NYSE, is currently serving as Lead Director for the Board. The Lead Director’s responsibilities include, among other things, supporting the Chairman of the Board in developing (in conjunction with the Corporate Secretary) the agenda for each Board meeting and in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board; presiding (or, if he cannot be in attendance, designating another independent director to preside) at executive sessions of the Board; taking any actions he deems necessary or appropriate in connection with the Board and committee self-evaluation process (including contacting each director individually to obtain additional input on Board and committee effectiveness, if he deems appropriate); receiving reports from directors who have concerns about another director’s performance pursuant to our process for individual director performance evaluations; and receiving communications from shareholders pursuant to our process for communications with the Board.

We believe that our current board leadership structure, with Mr. Byrd and Mr. Jordan serving as Executive Chairman and CEO, respectively, and with a separate Lead Director who is independent under the NYSE listing standards and has the principal duties specified in the Corporate Governance Guidelines, is most appropriate for our company at this time. We believe that the leadership of both Messrs. Byrd and Jordan is needed to oversee and facilitate the integration of First Horizon and IBERIA during the period immediately following the merger. In negotiating the merger, both boards of directors wanted to ensure substantial continuity in leadership for the combined company post-merger. Thus both boards agreed that roughly half of the new board, and roughly half of the new executive team, would come from each legacy company. The division of the roles of Executive Chairman and CEO between Mr. Byrd and Mr. Jordan also reflects this desire. While Mr. Jordan has the overall responsibility for managing the business, Mr. Byrd was tasked as Executive Chairman with making key aspects of the merger work, including blending the two business cultures (on the Board, within the executive group, and within the combined company overall), promoting the best practices of each legacy company, smoothing transitions for clients, and assuring our many communities that we will continue our support of them.

We recognize that different board leadership structures may be appropriate for First Horizon at different times and in different situations. As part of our Board self-evaluation process, the Board annually evaluates the company’s leadership structure to ensure that it remains the most appropriate one for the company. As stated in our Corporate Governance Guidelines, the Board is free to select its Chairman and First Horizon’s Chief Executive Officer in the manner it considers in the best interests of the company at any given point in time. The Board has currently separated the roles of Chairman and CEO and will consider doing so in the future should circumstances arise that make such separation appropriate.

Board Role in Risk Oversight

As stated in our Corporate Governance Guidelines, oversight of risk management is central to the role of the Board. Our Board provides continuous oversight of overall risks, with emphasis on strategic risks and those related to reputation and corporate social responsibility. The Board reviews and approves our statement of risk appetite, which defines the outside limit of risk that First Horizon is

2021 PROXY STATEMENT | 22

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

willing to assume in executing our business strategy through the business cycle, on an annual basis. Our risk management processes are reflected in a Board policy on risk management governance and in a Board statement of strategic objectives and risk appetite. The policy delegates primary responsibility for enterprise risk management oversight (including oversight of information security risk) to the Executive & Risk Committee. The role of that Committee, as well as that of the Audit, Compensation and Nominating & Corporate Governance Committees, is outlined below. Each of these committees and the full Board receive regular reports from management regarding the company’s risks, and each committee reports regularly to the full Board concerning risk.

Executive & Risk Committee

The Executive & Risk Committee’s charter authorizes and directs the Committee to assist the Board in its oversight of (i) the establishment and operation of our enterprise risk management framework, including policies and procedures establishing risk management governance, risk management procedures, risk control infrastructure, and processes and systems for implementing and monitoring compliance with the framework with respect to the management of credit, market, operational, liquidity, interest rate sensitivity, capital and equity investment risks, including emerging risks, (ii) the adoption, implementation and periodic review of significant risk management and compliance policies and (iii) our risk appetite statement. In fulfilling its risk responsibilities, the Board delegated the following duties to the Committee: to review periodically and recommend to the Board the risk appetite parameters to be employed by management in operating the company; to receive information on our business practices, policies and procedures related to the risks listed above; to monitor results to ensure alignment with First Horizon’s risk appetite; to review periodic risk and compliance reports from the Chief Risk Officer and the Chief Credit Officer, including reports on major risk exposures and steps taken to monitor, mitigate and control such exposures; to review periodically with management regulatory correspondence and actions; to review and approve First Horizon’s stress testing program and results; and to establish (or recommend to the Board the establishment of) risk management and compliance policies and periodically review such policies, as appropriate. The reports from the Chief Risk Officer referred to above take place on a quarterly basis and include information on information security (including cybersecurity) risk and the steps taken to monitor, mitigate and control it. The Committee’s charter specifically states that the Committee may meet separately in executive session with the Chief Risk Officer as often as the Committee deems necessary or appropriate.

In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. The Committee charter requires the Committee to advise the Chief Audit Executive (who has responsibility for the Credit Assurance Services department) that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the Credit Assurance Services department and management’s responses thereto; to approve the department’s Annual Review Plan and schedule of activities; to meet quarterly with the Chief Audit Executive in separate executive session to discuss any matters that the Committee or the Chief Audit Executive believes should be discussed privately; and to review the Annual Credit Assurance Services department Statement of Independence.

Federal Reserve regulations require banking organizations with assets greater than $50 billion to establish an independent risk committee of the board of directors that has, as its sole and exclusive function, responsibility for the risk management policies of the organization’s global operations and oversight of the organization’s risk management framework. The regulations also specify that the organization must have a risk committee that is chaired by a director who is independent as defined in the regulations and that has at least one member with “experience in identifying, assessing and managing risk exposures of large, complex firms.” These requirements will apply to the company beginning in the third quarter of 2022. The company currently complies voluntarily with the requirements outlined above with respect to the Executive & Risk Committee chair and membership and expects to establish a separate risk committee well in advance of the date that these requirements become applicable to the company.

Audit Committee

Other Board committees play a role in First Horizon’s risk management processes as well. In accordance with the NYSE listing standards and its charter, the Audit Committee receives reports from the Chief Audit Executive regarding risk governance, risk assessment and risk management, the adequacy of the company’s policies and compliance with legal and regulatory

2021 PROXY STATEMENT | 23

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

requirements. These reports include reports from the IT Audit area on the company’s information security, including risk assessment and planning relating to cybersecurity, network security and physical security. Pursuant to its charter, the Audit Committee also reviews associate complaints or material reports or inquiries received from regulators or government agencies and management’s responses; meets periodically with the company’s Chief Risk Officer to discuss any risk and compliance matters that may have a material effect on the company’s financial statements or internal controls; discusses any significant compliance issues raised in reports or inquiries received from regulators or government agencies; reviews periodic reports regarding the Compliance and Ethics Program on the effectiveness of that program; and discusses with the General Counsel pending and threatened claims that may have a material impact on the financial statements.

Compensation Committee

The Compensation Committee is responsible for compensation-related risks. The charter of the Committee requires the Committee to oversee our compliance with all applicable laws and regulations relating to (i) appropriate management of the risks associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks, programs or arrangements. Additional information about the Committee’s role in risk management is included under the heading The Compensation Committee—Compensation Risk on page 32.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee is responsible for overseeing risks relating to the company’s governance structure and Board succession.

2021 PROXY STATEMENT | 24

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

Board Committees

Committee Charters & Committee Composition

The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive & Risk Committee, the Information Technology Committee and the Nominating & Corporate Governance Committee. The charter of each of these committees is currently available on our website at ir.fhnc.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are available to shareholders upon request to the Corporate Secretary. The Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee are each composed of directors who are independent, as defined above under the heading Independence & Categorical Standards beginning on page 19. The chair of the Executive & Risk Committee is also independent, as defined by the Federal Reserve regulations that govern risk committees. The current membership of each of the Board’s standing committees is set forth in the table below. Membership and chairmanship continued during the entire period from January 1, 2020 until the filing of this proxy statement unless otherwise indicated in the notes following the table.

In accordance with the merger agreement entered into in connection with the merger of equals of First Horizon and IBERIA, First Horizon’s Bylaws provide that, for a period of three years following the closing of the merger, each committee of the Board will, to the fullest extent practicable, have at least five members, and each such committee will, to the extent reasonably practicable, have one more continuing First Horizon director than continuing IBERIA director. The merger agreement also provides that, for a period of three years following the closing of the merger, the chair of the Compensation Committee shall be a director selected from among the continuing IBERIA directors by majority vote of the continuing IBERIA directors, and the chair of the Executive & Risk Committee shall be selected as follows: until the second anniversary of the closing of the merger (or any earlier date as of which Mr. Byrd ceases for any reason to serve in the position of Executive Chairman), at which time Mr. Jordan will succeed Mr. Byrd as the Chairman of the Board of First Horizon and the Bank, the chair of the Executive & Risk Committee shall be a director selected from among the continuing IBERIA directors by a majority vote of the continuing IBERIA directors, and thereafter shall be a director selected from among the continuing First Horizon directors by a majority vote of the continuing First Horizon directors.

2020 Committees of the Board

Audit Committee	Compensation Committee	Executive & Risk Committee	Information Technology Committee	Nominating & Corporate Governance Committee
Mr. Barton(1)	Mr. Burdick	Mr. Byrd(1)	Mr. Barton(1)	Mr. Burdick(2)
Mr. Burdick	Mr. Casbon(1)	Mr. Casbon(1)	Ms. Davidson	Mr. Compton (chair)
Ms. Davidson	Mr. Maples (chair)(1)	Mr. Compton	Mr. Kemp(1)	Mr. Fenstermaker(1)
Mr. Kemp(1)	Ms. Palmer	Mr. Fenstermaker (chair)(1)	Ms. Stewart (chair)	Mr. Kemp(1)
Ms. Palmer (chair)	Mr. Reed	Mr. Jordan	Mr. Subramaniam	Mr. Shea(1)
Ms. Stewart	Mr. Shea(1)	Mr. Maples(1)	Ms. Sugrañes(1)	Mr. Subramaniam
Ms. Sugrañes(1)		Ms. Palmer
Mr. Reed
Mr. Taylor

(1)	These directors became directors and members of the committees indicated on July 1, 2020 upon the closing of the merger of equals of First Horizon and IBERIA.
(2)	Mr. Burdick became a member of the Nominating & Corporate Governance Committee on July 1, 2020.

2021 PROXY STATEMENT | 25

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

The Trust Committee was a standing committee of the Bank’s Board until it was dissolved on July 1, 2020.

Five other individuals served as directors of First Horizon for only a portion of 2020. Two directors (Messrs. Foss and Niswonger) retired from service on April 28, 2020, and three other directors (Messrs. Emkes, Gilchrist and Yancy) stepped down at the closing of the merger of equals of First Horizon and IBERIA on July 1, 2020. From January 1, 2020 until their director service ended, these individuals served on the committees set forth below opposite their names:

Former Director	Committees
Mr. Emkes	Audit (chair), Compensation and Information Technology
Mr. Foss	Audit and Nominating & Corporate Governance
Mr. Gilchrist	Executive & Risk, Information Technology and Nominating & Corporate Governance
Mr. Niswonger	Executive & Risk, Nominating & Corporate Governance and Trust
Mr. Yancy	Audit and Trust (chair)

Ms. Stewart also served on the Trust Committee from January 1, 2020 until it was dissolved on July 1, 2020.

Messrs. Compton and Subramaniam served as members of the Compensation Committee from January 1, 2020 until July 1, 2020.

Mr. Emkes was the chair of the Trust Audit Committee, a standing committee of the Bank on which Messrs. Burdick, Foss and Yancy and Mses. Davidson and Steward also served, until January 28, 2020. As of that date, the Trust Audit Committee, which met one time during 2020, was dissolved.

The Audit Committee

Overview

The Audit Committee was established by our Board of Directors and operates under a written charter that was last amended in 2020 to delete a reference to the Trust Audit Committee, a standing committee of the Bank that was dissolved in January 2020. In 2020, the Committee met ten times for the principal purpose of executing its responsibilities under the Committee’s charter. Five of those meetings concluded with an executive session during which management was not present.

Subject to the limitations and provisions of its charter, the Committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent auditor as well as for overseeing the work of and evaluating the independent auditor and its independence. The members of the Committee are themselves independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee’s Report is included below.

In accordance with regulations of the Office of the Comptroller of the Currency requiring national banks to have a separate fiduciary audit committee, the Bank formerly had a Trust Audit Committee (whose members were the same as those of the Audit Committee), which carried out a risk oversight role with respect to the fiduciary activities of the Bank. Since the Bank is no longer a national bank, it is no longer subject to this requirement, so the Trust Audit Committee was dissolved in January 2020. The Internal Audit Department continues to conduct

2021 PROXY STATEMENT | 26

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

fiduciary audit activities as appropriate in the usual course of its audit work, and the Audit Committee oversees those activities.

Audit Committee Financial Experts

Mr. Barton. The Board of Directors has determined that Harry V. Barton Jr. (member of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Prior to joining First Horizon’s Board in 2020, Mr. Barton had served as a director of IBERIA since 1993. He was a member of IBERIA’s audit committee from 2000 to 2020 and chaired the committee from 2005 to 2020, and IBERIA’s board determined that Mr. Barton was an audit committee financial expert. IBERIA’s financial statements were generally comparable to First Horizon’s in the breadth and complexity of the issues that they raised. Mr. Barton has been a practicing certified public accountant since 1984, for most of that time as the owner of his own accounting firm. In order to maintain his license as a practicing CPA, he has obtained the required continuing education for accountants every year. His broad professional experience as a practicing certified public accountant and his service on IBERIA’s audit committee allowed him to gain an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of accounting principles in connection with the accounting for estimates, accruals and reserves, experience evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by First Horizon’s financial statements, an understanding of internal control over financial reporting, and an understanding of audit committee functions.

Mr. Burdick. The Board of Directors has determined that Kenneth A. Burdick (member of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Mr. Burdick received his Bachelor of Arts in American Studies from Amherst College and law degree from the University of Connecticut School of Law. Over the course of his 40 year career in healthcare, Mr. Burdick served in various positions with Cigna, UnitedHeathcare and Blue Cross and Blue Shield of Minnesota, culminating in his service as Chief Executive Officer and a director of WellCare Health Plans, Inc. (“WellCare”) from 2015 until early 2020. In 2019, WellCare had approximately $20.4 billion in total revenue and about 5.5 million members nationwide and was among the largest managed care organizations providing Medicaid managed care services plans, MA Plans and PDPs, as measured by membership. As CEO of WellCare, Mr. Burdick was responsible for the financial statements of the company. He actively supervised the company’s chief financial officer, who reported directly to him, regularly reviewing the company’s results in detail and discussing with the CFO issues relating to its financial statements, including issues relating to its estimates, accruals and reserves. He was an active member of WellCare’s Risk Management group, whose oversight responsibilities include accounting risks. He met quarterly with WellCare’s independent auditors to discuss financial statement and accounting matters and annually signed a certificate for WellCare in connection with the certification process for the Sarbanes-Oxley Act and a management representation letter in connection with the audit of the financial results of WellCare (the financial statements of which were audited in accordance with generally accepted accounting principles). On January 23, 2020, Centene Corporation (“Centene”) acquired WellCare, and Mr. Burdick became Centene’s Executive Vice President of Products and Markets. Centene, a Fortune 100 company with approximately $74.6 billion in total revenue and managed care membership of approximately 15.2 million in 2019, provides a portfolio of services to government sponsored and commercial healthcare programs. On January 23, 2021, Mr. Burdick retired from his position at Centene; he will continue to serve as a consultant to Centene until January 2022. Mr. Burdick has served on First Horizon’s Audit Committee since 2019.

Mr. Emkes. The Board of Directors has determined that Mark A. Emkes (chair of the Audit Committee until July 1, 2020) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Mr. Emkes received his Bachelor of Arts in Economics from DePauw University and his Masters of Business Administration in International Management from the Thunderbird School of Global Management. Over the course of his career, Mr. Emkes served in various positions with Tokyo-based Bridgestone Corporation, including as President and Managing Director of Bridgestone Firestone Mexico and of Bridgestone Firestone Brazil, President of Bridgestone Latin America, and Chairman and CEO of Bridgestone North America. In each of these positions, he actively supervised the divisional chief financial officer, who reported directly to him, and he reviewed financial results regularly. His service with Bridgestone culminated

2021 PROXY STATEMENT | 27

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

in his position as Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc., a company with approximately $12 billion in annual revenue, and as a director of its parent company, Bridgestone Corporation. As CEO of Bridgestone Americas, Inc., Mr. Emkes was responsible for the financial statements of the subsidiary, and he actively supervised the CFO, regularly reviewing results in detail and discussing with the CFO issues relating to the subsidiary’s financial statements, including issues relating to its estimates, accruals and reserves. He annually signed a certificate for Bridgestone Corporation in connection with the certification process for Japan’s version of the Sarbanes-Oxley Act and a management representation letter in connection with the audit of the financial results of Bridgestone Corporation (the financial statements of which were audited in accordance with generally accepted accounting principles). For part of Mr. Emkes’s tenure at Bridgestone Americas, the internal audit division reported to him. More recently, Mr. Emkes served as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he retired from in May 2013. Mr. Emkes served on First Horizon’s Audit Committee from 2008 until July 1, 2020.

Ms. Palmer. The Board of Directors has determined that Vicki R. Palmer (chair of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. After receiving her B.A. in economics and business administration from Rhodes College and her M.B.A. in finance from The University of Memphis, Ms. Palmer was employed as a commercial loan officer with the Bank, where she was trained in and worked daily in evaluating financial statements of corporate clients in connection with their credit applications. In 1978, she joined Federal Express Corporation as Manager of Corporate Finance, and her major areas of responsibility included debt financing, cash management and pension asset management. Ms. Palmer joined The Coca-Cola Company in 1983 as Manager of Pension Investments, thus becoming responsible for the company’s worldwide pension assets. Upon moving to Coca-Cola Enterprises, Inc. (“CCE”) in 1986, she was involved at the inception of the company with the evaluation of company-wide financial results and the establishment of internal controls. Until 2004, Ms. Palmer served as Senior Vice President, Treasurer and Special Assistant to the CEO. In this position, she was responsible for management of CCE’s $12 billion multi-currency debt portfolio; its $2.5 billion pension plan and 401(k) plan investments; currency management; global cash management; and commercial and investment banking relationships. In 2004, she became Executive Vice President, Financial Services and Administration, responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management. In this position she was a member of CCE’s Risk Committee, which was charged with establishing policy and internal controls for hedging and financial and non-financial derivatives. In addition, she served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process. Ms. Palmer also served for over ten years on CCE’s Financial Reporting Committee, which reviewed the company’s financial statements and dealt periodically with accounting issues, and in her most recent position with CCE she supervised the treasurer who served on this committee. Ms. Palmer retired as a CCE officer in 2009. She is currently the President of The Palmer Group, LLC, a general consulting firm. She was a member of our Audit Committee from 1995 to 1999 (chairing the Committee from 1996 to 1999), and she again served as chair from 2003 to 2014. She returned to the Committee once again as chair in July 2020. She is also a member of the audit committee of another public company, Haverty Furniture Companies Inc.; the board of Haverty has determined that she is an audit committee financial expert.

Messrs. Barton and Burdick and Ms. Palmer meet in all respects (and Mr. Emkes met in all respects during the time that he served on our Audit Committee) the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding members of the Committee who are not independent (if any) shall not be incorporated by reference into any such filings.

Audit Committee Report

The roles of the Audit Committee (“Committee”) are (1) to assist First Horizon’s Board of Directors in its oversight of (a) the company’s accounting and financial reporting principles and policies and internal controls and procedures, (b) the integrity of its financial statements, (c) its compliance with

2021 PROXY STATEMENT | 28

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and internal audit function; and (2) to prepare this report to be included in First Horizon’s annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board in 2020. As set forth in the Committee’s charter, management of First Horizon is responsible for preparation, presentation and integrity of the company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out audits of First Horizon’s annual financial statements and effectiveness of internal control over financial reporting, reviews of First Horizon’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and certain other procedures.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications that were included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2020. The Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (formerly the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T). Finally, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence. At each of its regular quarterly meetings, the Committee is scheduled to meet, in separate executive sessions with no members of management present, with both the independent auditors and the internal auditor to discuss any matters that the Committee in its discretion deems appropriate.

While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Messrs. Barton and Burdick and Ms. Palmer are (and Mr. Emkes was, during the time he served on our Audit Committee) audit committee financial experts as that term is defined in Item 407(d)(5) of Regulation S-K, none of the members of the Committee are performing the functions of auditors or accountants with respect to the company, nor are they experts in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of First Horizon’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that First Horizon’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Submitted by the Audit Committee of our Board of Directors.

Audit Committee

Vicki R. Palmer, Chair
Harry V. Barton, Jr.
Kenneth A. Burdick
Wendy P. Davidson
J. Michael Kemp, Sr.
Cecelia D. Stewart
Rosa Sugrañes

2021 PROXY STATEMENT | 29

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

The Compensation Committee

In General

The purposes of the Compensation Committee are (1) to discharge the Board’s responsibilities relating to the compensation of our executive officers and members of the CEO’s executive management committee, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth below], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee’s charter.

The Compensation Committee operates under a written charter that was last amended and restated by the Board of Directors in 2020. The 2020 amendments added to the list of plans that the Committee has authority to administer the names of the legacy IBERIA stock option and other equity-based award plans and programs adopted by First Horizon in connection with the merger of equals.

All directors who served on the Committee during any portion of 2020, including all current Committee members, are independent as that term is defined in the NYSE listing standards (described above) and meet the additional independence requirements that specifically apply to Compensation Committee members as set forth in the listing standards (as prescribed by Section 10C of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder). In affirmatively determining the independence of all of the current directors (other than Messrs. Byrd, Jordan and Taylor), including those who serve on the Committee (as well as any director who served on the Board during any portion of 2020), the Board has considered all factors specifically relevant to determining whether any of those directors has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including, but not limited to, the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director, and whether such director is affiliated with First Horizon, a subsidiary of First Horizon, or an affiliate of a subsidiary of First Horizon.

Most of our executive compensation plans specify that they will be administered by a committee. The Committee’s charter provides that the Committee will administer plan-committee functions under our various executive-level compensation plans. Under the charter, at least two members of the Committee must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Many of our plans have similar provisions concerning their respective plan committees. The charter stipulates that if a Committee member is disqualified under one or the other of those tests, then that member must recuse him- or herself from participating in decisions impacted by the relevant test. In that situation, the remaining members would constitute the Committee for that action. On occasion, in connection with a specific action, a Committee member may feel that his or her qualification under one of those tests may be in doubt for some reason; in that case, the member may elect recusal to avoid any risk of possible disqualification.

Processes & Procedures Regarding Executive & Director Compensation

The Committee’s Authority

The charter of the Compensation Committee provides that the Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of those goals and objectives, to set the CEO’s compensation level based on this evaluation, and to fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers and members of the CEO’s executive management committee. The Committee also has the authority, pursuant to its charter, to make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers, and to make recommendations to the Board concerning director compensation. The charter also provides that the Committee will oversee the company’s compliance with all applicable laws, regulations and listing standards relating to (1) appropriate management of the risks associated with incentive

2021 PROXY STATEMENT | 30

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

compensation programs or arrangements, (2) the compensation of the company’s executive officers and (3) any reporting associated with either of the above or with the compensation of any other associates or directors. The Committee may not delegate any of the substantive authority described in this paragraph related to executive and director compensation to any other persons. In 2020, the Committee met five times for the principal purpose of executing its responsibilities under the Committee’s charter; all five of the meetings included an executive session during which management was not present.

Director Compensation

The Committee periodically conducts a review of our director compensation program. The last comprehensive review took place in 2019. (Following the July 2020 merger of equals, our Board made changes to director compensation. For details, see Post-Merger Director Compensation on page 112.) During each comprehensive review, the design and amount of director compensation is considered by management, and any changes are recommended to the Committee, either as a short list of alternatives or as single-item recommendations. In general, management uses a consultant in formulating many of its recommendations, both for advice in designing director compensation and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, and other tools for the Committee to use in considering director compensation decisions. As a result of the most recent review process, several changes were made and took effect in April 2019. A complete description of our current director compensation program can be found under the heading Director Compensation beginning on page 111 of this proxy statement.

Executive Compensation

The Committee determines the CEO’s salary and bonus in executive session independent of management, generally on an annual basis. That determination is based on a review of the CEO’s personal plan results for the prior year, along with peer CEO salary data provided by management’s compensation consultant as well as input from the Committee’s independent compensation consultant. The CEO participates in establishing his personal plan, but otherwise is not involved in the determination of his own salary.

Our CEO recommends to the Committee salary levels for the executive officers other than himself as well as for members of the CEO’s executive management committee. Other compensation matters (bonus, equity awards, etc.) involving these officers are reviewed by management, including the CEO, which then makes recommendations to the Committee, either as a short list of alternatives or as single-item recommendations. Management uses consultants in formulating certain of its recommendations, both for advice and as a source of peer-company data. Management also prepares various presentations, analyses, forecasts, and other tools for the Committee to use in considering compensation decisions during the year. The Committee’s independent consultant reviews all major proposals and makes recommendations to the Committee.

Benefit Programs and Plans

Management monitors and considers benefit programs used by other companies, or needed within our company, to attract and retain key associates. Recommendations are presented by management to the Committee for review and discussion. The CEO ultimately oversees these management processes. New benefit plans, or significant amendments to existing plans, typically are considered by the full Board based on recommendations from the Committee. Enrollment and other administrative actions associated with the benefit plans are handled mainly through third party vendors in accordance with the terms in the Board-approved plans. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and provides a recommendation to the Committee for approval.

Use of Consultants

Management uses national compensation consulting firms to provide advice with respect to executive and director compensation matters. Management also uses a number of other specialist firms to provide data relevant to specific needs such as funding for nonqualified deferred compensation and any special compensation arrangements that are unique to specific business units such as the capital markets industry. The consultants provide competitive data/trends, keep management informed of best practices and work with management to develop programs that permit the company to attract and retain the talent needed.

In 2020, management continued its engagement of McLagan as its primary advisor for executive and director compensation matters. Among other

2021 PROXY STATEMENT | 31

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

things, management directed McLagan to provide objective advice to management, the Committee and the Board on executive and director compensation, to provide expertise in executive and director compensation design, market practices in our industry and data to support recommendations, and to ensure timely reports to management and the Committee on all critical accounting, tax, securities law and market developments and trends relating to executive and director compensation. In addition, management engages nationally-recognized law firms as appropriate to provide advice on compliance with new laws, administration of stock plans, and compensation-related agreements and arrangements. Management also engages other advisers from time to time to provide expertise in executive and director compensation matters.

In 2020, following the merger of equals with IBERIA, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide it with independent analysis and advice on executive compensation-related matters. Among other things, Meridian assists the Committee in its reviews of compensation program actions recommended by management, reviewing the chosen peer group and survey data for competitive comparisons and advising the Committee on best practices and ideas for board governance of executive compensation. The Committee specifically directed Meridian to undertake no work on behalf of management, and the firm has no other relationships with the company or management. Earlier in 2020, the Committee used F.W. Cook & Co. as its independent consultant.

The NYSE listing standards require that all compensation consultants, legal counsel or other advisers to the Committee (which we collectively refer to as “advisers”) undergo an assessment of independence from management. The Committee must consider all factors relevant to each adviser’s independence from management, including the following:

•	the provision of other services to the company by the person that employs the adviser;
•	the amount of fees received from the company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;
•	the policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;
•	any business or personal relationship of the adviser with a member of the Committee;
•	any stock of the company owned by the adviser; and
•	any business or personal relationship of the adviser or the person employing the adviser with an executive officer of the company.

The Committee has assessed the independence of Meridian and all other advisers to the Committee as required by the NYSE listing standards, considering the factors described above, and has determined that Meridian (and the individual adviser that Meridian employs with respect to the engagement by the company) is independent of management. The Committee has also considered the factors listed above for determining whether the work performed by Meridian has raised any conflict of interest and has concluded that no such conflict of interest exists.

Compensation Risk

Management and the Committee seek to balance several competing corporate goals: to motivate associates to achieve key goals through appropriate risk-taking; to avoid incenting inappropriate risk-taking and reinforce risk management practices; to promote retention in the face of efforts by competitors to hire away our talent; and to comply with regulatory standards concerning compensation and risk management. At least once each year the Committee meets with management to review and assess risks associated with incentive and other compensation plans.

As part of the 2020 review, management conducted a risk and culture assessment of the top three tiers of management. This “tone from the top” assessment evaluated leadership performance and behaviors against risk management expectations. The results of this assessment, which management judged to be satisfactory, were reported to the Committee in 2021.

In 2020 senior management measured achievement using risk-adjusted return on capital and economic profit. These performance measures adjust profit for risk and measure profit net of the cost of capital employed. This approach has been applied to individual business lines and products, among other things, and it discourages business activities which entail risk or capital usage disproportionate to expected profit and encourages activities whose profit is at least commensurate with risk and capital usage. Our focus on these metrics is intended to drive capital-efficient, risk-appropriate, and therefore superior performance over the long term. This focus is directly supportive of our risk management goals and practices.

2021 PROXY STATEMENT | 32

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

Other risk management features employed in various performance and retention incentives include a qualitative risk assessment used in annual personal plan performance, which can directly impact annual bonus and salary decisions; use of a mandatory deferral feature for many incentives; forfeiture of equity awards for termination for cause and certain misconduct; clawback of previously-paid awards for certain types of misconduct; and corrective clawback for incentive awards if payment is based on erroneous data.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management, among other things, the section of this proxy statement captioned Compensation Discussion & Analysis beginning on page 70. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion & Analysis section be included in this proxy statement.

Compensation Committee

Rick E. Maples, Chair
Kenneth A. Burdick
John N. Casbon
Vicki R. Palmer
Colin V. Reed
E. Stewart Shea III

The Executive & Risk Committee

The Executive & Risk Committee was established by our Board of Directors and operates under a written charter. The charter was last amended and restated in 2020 to make technical changes to enhance certain risk provisions. During 2020, the Committee met eight times and took action by written consent twice.

The Board has delegated primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. Additional information on the Committee’s risk-related duties is available under the heading Board Role in Risk Oversight—Executive & Risk Committee beginning on page 22 above. As an executive committee, the Committee is authorized and empowered to exercise during the intervals between meetings of the Board all authority of the Board, except as prohibited by applicable law and provided that it may not approve (1) the acquisition of control of any bank; (2) other acquisitions, divestitures or the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $150 million, or as to which the total assets being acquired are more than $2 billion, or (3) FDIC-assisted transactions where the total assets being offered by the FDIC exceed $2 billion. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock.

The Information Technology Committee

The Information Technology Committee was established in 2015 and operates under a written charter that was last amended in 2019 to reflect the change in the Bank’s name and conversion from a national bank to a Tennessee state chartered bank. The purposes of the Committee are (1) to assist management in its understanding of information technology trends, its development and maintenance of an information technology strategy, and its management of major information technology investments, and (2) to assist the Board in its oversight of information technology matters.

The Committee met four times in 2020 for the principal purpose of executing its responsibilities under its charter.

2021 PROXY STATEMENT | 33

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

The Nominating & Corporate Governance Committee

In General

The Nominating & Corporate Governance Committee operates under a written charter that was last amended in 2019 to reflect the change in the Bank’s name and conversion from a national bank to a Tennessee state chartered bank. The purposes of the Nominating & Corporate Governance Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the company, and (3) to oversee the evaluation of the Board and management. The Committee met four times in 2020 for the principal purpose of executing its responsibilities under its charter.

In the past, the Committee has from time to time retained a director search firm to assist it in assessing Board competencies and identifying potential director candidates.

Nominations of Directors; Director Qualifications; Consideration of Diversity in Identifying Director Nominees

With respect to the nominating process, the Nominating & Corporate Governance Committee discusses and evaluates possible candidates in detail and suggests individuals whose potential membership on the Board could be explored in greater depth. The Committee, with input from the Chairman of the Board, Chief Executive Officer and the Lead Director, recommends new nominees for the position of independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.
•	Current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business.
•	Diversity of viewpoints, background, experience and other demographics.
•	Ability and willingness to commit adequate time to Board and committee matters.
•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Nominating & Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the company and the composition of the Board of Directors.

As described above and set forth in our Corporate Governance Guidelines, diversity, broadly defined to mean diversity of viewpoints, background, experience and other demographics, is one criterion on which the Committee bases its recommendations of new nominees for director positions. The inclusion of diversity in the listed criteria for director nominees reflects the Board’s belief that diversity is important to the effective functioning of the Board. This belief is expressed in the fact that when the Committee has engaged a director search firm in the past, that firm was instructed to consider diversity as a factor in seeking director candidates, and the Committee defined the success of the search process to include the presentation of a diverse slate of candidates. More generally, our Human Rights Statement and Board-adopted Code of Business Conduct and Ethics reflect First Horizon’s firm commitment to non-discrimination and equal opportunity for associates, clients and suppliers and to treatment of everyone without discrimination or harassment based on race, color, religion, sex, sexual orientation, gender identity, national origin, age, veteran status or disability. However, neither the Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director nominees.

Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman, CEO and/or other directors as the Committee determines will enter into a discussion with that candidate.

Shareholder Recommendations of Director Nominees; Shareholder Nominations

Committee Consideration of Shareholder Recommendations of Nominees

The Nominating & Corporate Governance Committee will consider individuals recommended by shareholders as director nominees and will give any such individual appropriate consideration in the same manner as individuals recommended by the Committee, a director or executive officer, or a director search firm.

2021 PROXY STATEMENT | 34

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

Shareholders who wish to submit individuals for consideration by the Nominating & Corporate Governance Committee as director nominees may do so by submitting, in compliance with the procedures and along with the other information required by our Bylaws (as described below), a notice in writing that gives such individuals’ names to the Corporate Secretary. A shareholder’s notice must state:

•	The name, age, business address and residence address of the person whom the shareholder recommends; the principal occupation or employment of such person; the class and number of shares of First Horizon that are beneficially owned (as defined in the Bylaws) by such person on the date of the notice;

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	The name and address, as they appear on our books, of the shareholder giving the notice and any other shareholders known by such shareholder to be supporting the proposed nominee;

•	The class and number of shares of our stock which are beneficially owned (as defined in the Bylaws) by the shareholder giving the notice on the date of the notice and by any other shareholders known by the shareholder giving the notice to be supporting the proposed nominee on the date of such shareholder’s notice; and

•	Such other information as the company may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director of the company and to comply with applicable law.

Director Nominations for Inclusion in our Proxy Statement (Proxy Access)

First Horizon has adopted a proxy access bylaw that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice, eligibility and other specific requirements in our Bylaws. Any shareholder considering a proxy access nomination should carefully review our Bylaws, which are available on our website at ir.fhnc.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). The deadlines for a proxy access nomination are available on page 69 of this proxy statement.

Other Director Nominations to be Brought before the Annual Meeting

Any shareholder who is entitled to vote in the election of directors at any meeting of shareholders and who complies with the procedures described in our Bylaws may nominate an individual for election to the Board of Directors. A shareholder who wishes to nominate an individual in accordance with those procedures must submit a notice in writing to the Corporate Secretary. The notice must provide detailed information about the nominee (including but not limited to information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended) and about the shareholder giving the notice, all as described in detail in the Bylaws. Our Bylaws are available on our website at ir.fhnc.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). The deadlines for submitting a notice to the Corporate Secretary are available on page 69 of this proxy statement.

Compensation Committee Interlocks & Insider Participation

Messrs. Burdick, Casbon, Compton, Emkes, Maples, Reed, Shea and Subramaniam and Ms. Palmer, all non-employee directors, served as members of the Board of Director’s Compensation Committee during all or part of 2020. Refer to the table in Corporate Governance and Board Matters—Composition of Board Committees above for additional committee information. No interlocking relationships existed with respect to any of the members of the Committee.

2021 PROXY STATEMENT | 35

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

Board & Committee Meeting Attendance

During 2020, the Board of Directors held five meetings (three of which took place over a period of two days) and took action by written consent six times. The Audit Committee held ten meetings, the Compensation Committee held five meetings, the Executive & Risk Committee held eight meetings and took action by written consent once, the Information Technology Committee held four meetings, and the Nominating & Corporate Governance Committee held four meetings. The average attendance at Board and committee meetings exceeded 98 percent. No incumbent director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2020. As set forth in our Corporate Governance Guidelines, we expect our directors to make every effort to attend every meeting of our shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2012 and one director in 2014.

Executive Sessions of the Board

To ensure free and open discussion and communication among the non-management directors of the Board and its committees, our Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present, and that if any non-management directors are not independent under the NYSE listing standards, the independent, non-

management directors will meet in executive session at least once a year. During 2020, our non-management directors met four times in executive session and our independent, non-management directors met four times in executive session. The Lead Director presides (or, if he cannot be in attendance, designates another independent director to preside) at the executive sessions of the Board.

Communication with the Board of Directors

A shareholder who desires to communicate with the Board of Directors (other than to nominate a director pursuant to our Bylaws or recommend the nomination of a director to the Nominating & Corporate Governance Committee) should submit his or her communication in writing to the Lead Director, c/o Corporate Secretary, First Horizon Corporation, 165 Madison Avenue, Memphis,

Tennessee 38103, and identify himself or herself as a shareholder. The Corporate Secretary will forward all such communications to the Lead Director for a determination as to how to proceed. Other interested parties desiring to communicate with the Board of Directors should submit their communications in the same manner.

Approval, Monitoring & Ratification Procedures for Related Party Transactions

The Audit Committee of the Board has adopted procedures for the approval, monitoring, and ratification of transactions between First Horizon, on the one hand, and our directors, executive officers or 5% shareholders, their immediate family members, their affiliated entities and their immediate family members’ affiliated entities, on the other hand. A copy of our procedures is available on our website at ir.fhnc.com (click on “Investor Relations,” then “Corporate Governance,”

and then “Governance Documents”). Our procedures require management to submit any proposed “related party transaction” (defined as a transaction that is required to be disclosed in our proxy statement pursuant to the requirements of Item 404(a) of Regulation S-K promulgated by the SEC) or amendment to an existing related party transaction to the Audit Committee for approval or ratification. In some cases, the matter may be determined by the chair of the Audit Committee. In

2021 PROXY STATEMENT | 36

CORPORATE GOVERNANCE, CULTURE & BOARD MATTERS

considering whether to approve a given transaction, the Audit Committee (or chair) must consider:

•	whether the terms of the related party transaction are fair to First Horizon and on terms at least as favorable as would apply if the other party was not, or did not have an affiliation with, a director or executive officer of First Horizon;

•	whether First Horizon is currently engaged in other related party transactions with the related party at issue or other related parties of the same director or executive officer;

•	whether there are demonstrable business reasons for First Horizon to enter into the related party transaction;
•	whether the related party transaction would impair the independence of a director; and

•	whether the related party transaction would present an improper conflict of interest for any director or executive officer of First Horizon, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

First Horizon, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with our executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which we are aware that beneficially own more than five percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features. We note that as a perquisite we offer all associates discounts on certain financial services (for example, no-fee domestic wire transfers). These discounts are available to our executive officers except in relation to credit extended at the time an executive officer is serving as such.

2021 PROXY STATEMENT | 37

STOCK OWNERSHIP INFORMATION

Stock Ownership Information

As of December 31, 2020, there were 9,987 shareholders of record of our common stock. To our knowledge, there were three persons who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock as of December 31, 2020. Certain information concerning beneficial ownership of our common stock by those persons as of December 31, 2020 is set forth in the following table:

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc	50,686,001	9.1%
FMR LLC	30,629,057	5.52%
The Vanguard Group, Inc	56,845,282	10.25%

*	Addresses appear in the text below.

BlackRock. The information in the table above with respect to BlackRock is based on information set forth in Amendment No. 8 to Schedule 13G, filed with the Securities and Exchange Commission on January 29, 2021 by BlackRock, Inc. on behalf of its subsidiaries BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, Blackrock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited, BlackRock (Luxembourg) S.A., BlackRock (Singapore) Limited, BlackRock Fund Managers Ltd, 55 East 52nd Street, New York, NY 10055. According to this amendment to Schedule 13G, BlackRock has sole voting power with respect to 47,331,089 shares of our common stock and sole dispositive power with respect to 50,686,001 shares of our common stock.

FMR. The information in the table above with respect to FMR is based on information set forth in Amendment No. 2 to Schedule 13G, filed with the Securities and Exchange Commission on February 8, 2021 by FMR LLC, 245 Summer Street, Boston, MA 02210, on behalf of its subsidiaries and affiliates FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, and Strategic Advisers LLC. According to this Schedule 13G, FMR has sole voting power with respect to 5,625,897 shares of our common stock and sole dispositive power with respect to 30,629,057 shares of our common stock. Abigail P. Johnson is also listed as a reporting person in the Schedule 13G. According to the Schedule 13G, Ms. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. The Schedule 13G provides the following additional disclosure: Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Vanguard. The information in the table above with respect to The Vanguard Group, Inc. (“Vanguard”) is based on information set forth in Amendment No. 10 to Schedule 13G, filed with the Securities and Exchange Commission on February 10, 2021 by Vanguard, 100 Vanguard Boulevard, Malvern,

2021 PROXY STATEMENT | 38

STOCK OWNERSHIP INFORMATION

Pennsylvania 19355, on behalf of itself and its subsidiaries Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard

Investments UK, Limited. According to this Schedule 13G, Vanguard has shared voting power with respect to 373,124 shares of our common stock, shared dispositive power with respect to 832,442 shares of our common stock and sole dispositive power with respect to 56,012,840 shares of our common stock.

Security Ownership of Management

The table below sets forth certain information concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and the directors and executive officers as a group. The information in the table is as of December 31, 2020 except as otherwise noted in the notes to the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Harry V. Barton, Jr.	128,934		*
Michael J. Brown	805,175	(3)	*
Kenneth A. Burdick	7,000		*
Daryl G. Byrd	2,052,178	(3)(4)	*
John N. Casbon	80,187		*
John C. Compton	78,536		*
Wendy P. Davidson	3,140		*
William H. Fenstermaker	330,388	(4)	*
D. Bryan Jordan	1,538,244	(3)	*
J. Michael Kemp, Sr.	6,280		*
William C. Losch, III	457,695	(3)	*
Rick E. Maples	43,826		*
Vicki R. Palmer	70,947	(2)	*
Colin V. Reed	109,577		*
Anthony J. Restel	456,661	(3)	*
E. Stewart Shea, III	389,034	(4)	*
Cecelia D. Stewart	19,006		*
Rajesh Subramaniam	7,466		*
Rosa Sugranñes	11,780		*
R. Eugene Taylor	1,173,356		*
Directors and Executive Officers as a Group (26 persons)	9,075,722		1.63%

*	No current individual director, nominee or executive officer beneficially owns more than one percent (1%) of our outstanding common stock or depositary shares.

The numbers of shares covered by stock options reported in the table have been adjusted proportionately to reflect the effects of dividends paid in common stock from October 1, 2008 through January 1, 2011.

No current director or executive officer beneficially owns any of the depositary shares, each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A and E, or any of the depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock, Series B, C and D, respectively, issued by First Horizon, except for Mr. Restel, who owns 3,050 depositary shares representing interests in shares of our Series C non-cumulative perpetual preferred stock.

(1)	The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (2) and (3).

(2)	Includes the following shares as to which the named non-employee director has the right to acquire beneficial ownership through the exercise of stock options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2020: Ms. Palmer—18,340.

(3)	Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment

2021 PROXY STATEMENT | 39

STOCK OWNERSHIP INFORMATION

power: Mr. Losch—74,060; and the director and executive officer group—257,019. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2020: Mr. Brown—278,896; Mr. Byrd—791,430; Mr. Jordan—724,347; Mr. Losch—154,240;
Mr. Restel—191,230; and the director and executive officer group—2,625,162. Also includes shares held at December 31, 2020 in 401(k) Savings Plan accounts.

(4)	Includes 714,361, 199,573 and 92,133 shares pledged by Messrs. Byrd, Fenstermaker and Shea, respectively, on loans from unaffiliated parties.

2021 PROXY STATEMENT | 40

VOTE ITEM 1—ELECTION OF DIRECTORS

Vote Item 1—Election of Directors

Overview; Effect of Closing of Merger; Retirements

In accordance with the merger agreement entered into in connection with the merger of equals of IBERIA and First Horizon, for a period of three years after the closing of the merger, First Horizon’s Bylaws provide that the Board will be composed of seventeen members, initially consisting of (i) the chief executive officer of First Horizon as of immediately prior to the closing of the merger, (ii) the chief executive officer of IBERIA as of immediately prior to the closing of the merger, (iii) eight other continuing First Horizon directors (designated by First Horizon), and (iv) seven other continuing IBERIA directors (designated by IBERIA). Pursuant to these provisions of the Bylaws, the Board of Directors is proposing for election our seventeen current directors, Messrs. Barton, Burdick, Byrd, Casbon, Compton, Fenstermaker, Jordan, Kemp, Maples, Reed, Shea, Subramaniam, and Taylor and Mses. Davidson, Palmer, Stewart, and Sugrañes, at the 2021 annual meeting, to hold office until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified.

If any nominee proposed by the Board of Directors is unable to accept election (which the Board of Directors has no reason to anticipate) the persons named in the enclosed form of proxy will vote for the election of such other persons as directed by the Board pursuant to the Bylaws, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

Identification and Nomination of Candidates

The Board and the Nominating & Corporate Governance Committee regularly assess the composition of the Board as a whole and the contributions of each director. The Nominating & Corporate Governance Committee’s charter assigns to that Committee the duty to identify individuals believed to be qualified to become Board members and to recommend to the Board the individuals to stand for election or reelection as directors. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business; diversity of viewpoints, background, experience and other demographics; ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the company.

Assessment of the Board’s Composition

At each of its regularly scheduled meetings, the Nominating & Corporate Governance Committee reviews the composition of the Board as a whole, considering the mix of skills and experience that directors bring to the Board, and evaluates Board composition in light of the company’s then-current business needs as well as applicable legal, regulatory and NYSE requirements. Among the areas considered by the Committee are each director’s independence under the NYSE listing standards; experience, including experience as a public company officer or director; primary area of business expertise; geographical markets experience; and projected retirement date. In accordance with the requirements of Tennessee banking law and regulations, the Committee also considers the proportion of directors who reside in states in which the Bank has a main or branch office (or within 100 miles of the location of any branch). In light of this review, the Committee assesses whether the Board has the necessary tools to perform its oversight functions effectively and recommends, as appropriate, new nominees for consideration by the Board. The Board, with oversight provided by the Committee, also conducts an annual self-evaluation that includes an evaluation of whether Board members have an appropriately broad and diverse range of experience and whether committee members have the right expertise, background and skills to be effective and responsive to their duties and responsibilities as committee members.

Individual Director Evaluations

The Nominating & Corporate Governance Committee also conducts annual individual director evaluations. To facilitate these evaluations, the Board has adopted a Statement of Expectations of Directors. The Statement of Expectations contains specific activities and conduct each director should engage in or adhere to and includes consideration

2021 PROXY STATEMENT | 41

VOTE ITEM 1—ELECTION OF DIRECTORS

of each director’s background, expertise and skills. The Statement of Expectations is provided to each new director at the time of orientation and to all directors once a year. Each year, the Nominating & Corporate Governance Committee conducts evaluations against the Statement of Expectations of the performance of each non-employee director who has been serving for at least six months (as of the time of the evaluations) prior to determining whether to recommend him or her to the Board for renomination. In addition, at least every three years, in lieu of the regular evaluation of individual directors by the Nominating & Corporate Governance Committee, the company engages a third party to conduct individual director assessments and to provide advice and reports on how individual directors and the Board can improve. These assessments may include both director self-assessments and peer assessments.

Board Experiences, Qualifications, Attributes and Skills

Our Board selected our seventeen director nominees based on the belief that each one brings significant experience and expertise that will serve First Horizon well. The breadth of their expertise and their mix of attributes is reflected in the chart and table below. Following the table is a biographical summary for each nominee of the particular experiences, qualifications, attributes or skills that led the Board to conclude that he or she should serve as a director of First Horizon, as well as the age, current principal occupation (which has continued for at least five years unless otherwise indicated), name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies (including those held in the past but not currently held), and year first elected to our Board. All of our directors are also directors of the Bank.

Our director nominees at a glance

Diversity on our Board

First Horizon values diversity and believes it is important to the effective functioning of the whole organization, from the newest associates to the Board of Directors. This belief is reflected in the diversity of our Board members:

o	35% diverse in terms of race, gender or ethnicity
o	24% women
o	24% ethnically diverse (12% African American, 6% Hispanic, 6% Asian)
o	12% both women and ethnically diverse

Overview of Director Skills

13	8	7	17	9
have experience as a CEO/President[1]	have finance or accounting experience[2]	have experience in the banking/ financial services industry[3]	have served as a director or executive officer of another public company	have experience in information technology matters[4]
17	6	10	12
have strategic planning/leadership experience	are diverse in terms of race, gender or ethnicity	have marketing or retail distribution experience	joined the Board within the last five years

(1)	Has experience as CEO, President or similar position at a firm or major operating division
(2)	Is an audit company financial expert, CFO, or has experience (including oversight experience) in accounting or financial planning and analysis
(3)	Includes directors with executive experience in banking, investment banking, broker-dealer or insurance
(4)	Includes experience managing a business in which information technology plays a significant role

2021 PROXY STATEMENT | 42

VOTE ITEM 1—ELECTION OF DIRECTORS

Individual Director Skills

Expertise/ Director Name
CEO/President experience¹		X	X		X	X	X	X	X			X	X	X	X	X	X
Finance/accounting experience²	X	X	X					X		X	X	X	X
Banking/ financial services industry³		X	X	X				X		X				X			X
Strategic planning/leadership	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Public company director/executive officer	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Racial, ethnic or gender diversity						X			X		X			X	X	X
Information technology experience[4]		X	X				X	X	X			X		X	X		X
Marketing/retail distribution experience		X	X		X	X		X				X		X	X	X	X

(1)	Has experience as CEO, President or similar position at a firm or major operating division
(2)	Is an audit company financial expert, CFO, or has experience (including oversight experience) in accounting or financial planning and analysis
(3)	Includes directors with executive experience in banking, investment banking, broker-dealer or insurance
(4)	Includes experience managing a business in which information technology plays a significant role

2021 PROXY STATEMENT | 43

VOTE ITEM 1—ELECTION OF DIRECTORS

Harry V. Barton, Jr.

Certified Public Accountant and Owner, Barton Advisory Services, LLC

Independent director since 2020

Age 66

Committees:

•  Audit

•  Information Technology

Audit Committee
Financial Expert

Harry V. Barton, Jr. is a certified public accountant, registered investment advisor and an owner of Barton Advisory Services, LLC, Lafayette, Louisiana, an investment advisory firm. Mr. Barton has been a practicing certified public accountant since 1984, for most of that time as the owner of his own accounting firm. He became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBERIA and First Horizon. He had previously served as a director of IBERIA since 1993.

Skills and Expertise:

•  Extensive experience in accounting and tax matters, including audit, review, and compilation of financial statements, the preparation of individual and corporate tax returns, tax planning for business and high net worth clients, and consulting and advising on business mergers and acquisitions

•  Knowledge of public company audit matters due to public company board service

•  Louisiana resident with knowledge of the Louisiana market

Prior Public Company Board Service: IBERIABANK Corporation (1993-2020)

Kenneth A. Burdick

Retired Executive Vice President of Products and Markets, Centene Corporation

Independent director
since 2019

Age 62

Committees:

•   Audit

•  Compensation

•  Nominating & Corporate Governance

Audit Committee

Financial Expert

Kenneth A. Burdick retired in January 2021 as Executive Vice President of Products and Markets at Centene Corporation (“Centene”), St. Louis, Missouri, a diversified, multi-national healthcare enterprise that provides services to government sponsored and commercial healthcare programs, and now serves as a consultant for Centene. From 2015 until January 2020, he served as the Chief Executive Officer of WellCare Health Plans, Inc. He joined WellCare in 2014, serving initially as president, national health plans, and then as president and chief operating officer. Mr. Burdick served as the President and Chief Executive Officer of Blue Cross and Blue Shield of Minnesota from February 2012 to July 2012. From August 2010 to February 2012, he served as Chief Executive Officer of the Medicaid and Behavioral Health businesses of Coventry Health Care, Inc., and from October 1995 to May 2009, Mr. Burdick held a variety of positions with UnitedHealth Group, Inc.

Skills and Expertise:

•  Leadership experience at a public company

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company board matters due to public company board service

•  Florida resident with knowledge of the Florida market

Prior Public Company Board Service: WellCare Health Plans, Inc. (2014-2020)

Non-Profit Board Service: Serves on the board of a non-profit organization

2021 PROXY STATEMENT | 44

VOTE ITEM 1—ELECTION OF DIRECTORS

Daryl G. Byrd Executive Chairman of the Board, First Horizon Corporation and First Horizon Bank Director since 2020 Age 66 Committees: • Executive & Risk

Daryl G. Byrd became the Executive Chairman of the Board of First Horizon and First Horizon Bank upon the closing of the merger of equals of IBERIA and First Horizon in July 2020. From 1999 to 2020, he served as the President and Chief Executive Officer and a director of IBERIA and IBERIABANK. Mr. Byrd began his long career in banking with Trust Company Bank of Georgia (now Truist) in 1980. He later held positions with three subsidiaries of First Commerce Corporation: First National Bank of Lafayette, Rapides Bank and Trust Company, and First National Bank of Commerce. Following the First Commerce/Bank One merger, Mr. Byrd served as President and CEO of Bank One, Louisiana, New Orleans region until 1999.

Skills and Expertise:

•  Extensive experience in the banking and financial services industry

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company governance matters due to public company board service

Prior Public Company Board Service: IBERIABANK Corporation (1999-2020)

Non-Profit Board Service: Serves on the board of two non-profit organizations

John N. Casbon Executive Vice President, First American Title Insurance Company Independent director since 2020 Age 72 Committees: • Compensation • Executive & Risk

John N. Casbon serves as Executive Vice President of First American Title Insurance Company, New Orleans, Louisiana, a member of The First American Corporation (NYSE: FAF) family of companies. He has been associated with FAF for over 30 years. Mr. Casbon has served on the boards of the American Land Title Association, the New Orleans Police Foundation, the LSU Department of Psychiatry Advisory Board, the Louisiana Trooper Foundation, the Business Council of New Orleans and the River Region, the New Orleans/River Region Chamber of Commerce, The New Orleans Advocate newspaper and the Anti- Defamation League. Mr. Casbon became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBERIA and First Horizon. He had previously served as a director of IBERIA since 2001.

Skills and Expertise:

•  Executive experience at a large subsidiary of a public company

•  Experience in matters affecting public companies, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance and compliance  and similar matters

•  Knowledge of public company executive compensation, governance and  risk matters due to public company board service

•  Louisiana resident with knowledge of the Louisiana market

Prior Public Company Board Service: IBERIABANK Corporation (2001-2020)

Non-Profit Board Service: Serves on the board of a non-profit organization

2021 PROXY STATEMENT | 45

VOTE ITEM 1—ELECTION OF DIRECTORS

John C. Compton Partner at Clayton, Dubilier & Rice Independent director since 2011 Age 59 Committees: • Executive & Risk • Nominating & Corporate Governance (chair)

John C. Compton is a Partner at Clayton, Dubilier & Rice, a New York-based private equity firm. Prior to 2015, he was a private investor and consultant and served as an Operating Advisor to Clayton, Dubilier & Rice. He served as CEO of Pilot Flying J, Knoxville, Tennessee, a national operator of travel centers, until February 2013. Prior to September 2012, he served for twenty-nine years in various senior leadership positions with PepsiCo Inc., a global food, snack and beverage company, including Chief Executive Officer of PepsiCo Americas Foods, President and CEO of Quaker, Tropicana, Gatorade and CEO of PepsiCo North America, culminating in his service as President of PepsiCo.

Skills and Expertise:

•  Leadership experience at a public company

•  Experience in matters affecting public companies, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters

•  Extensive experience in sales, marketing, operations and general management

•  Knowledge of public company governance matters due to public company board service

•  East Tennessee resident with knowledge of the east Tennessee market

Prior Public Company Board Service: US Foods Holding Corp. (2015-2018); Pepsi Bottling Group (2008-2010)

Non-Profit Board Service: Serves on the board of two non-profit organizations

Wendy P. Davidson President-Americas, Glanbia Performance Nutrition Independent director since 2019 Age 51 Committees: • Audit • Information Technology

Wendy P. Davidson became the President–Americas for the Performance Nutrition segment of Ireland-based Glanbia plc (“Glanbia”), a global nutrition company, in November 2020. Prior to assuming her position with Glanbia, Ms. Davidson had served as President, Away from Home of Kellogg Company since 2013. From 2010 to 2013, she served in various senior roles at McCormick & Company, Inc., including as Vice President, Custom Flavor Solutions, U.S. & Latin America, and from 1993 to 2009 she held a variety of executive positions at Tyson Foods, Inc., including Senior Vice President and General Manager – Global Customer and Group Vice President – Foodservice Group, culminating in her service as Senior Vice President and General Manager – Prepared Foods.

Skills and Expertise:

•  Extensive general management experience, including marketing, sales, operations, supply chain, strategic planning, new market development, disruptive business model innovation, crisis management, digital commerce, brand building and commercial execution

•  Senior level policy-making experience at a public company

•  Experience in employee matters, finance and accounting, mergers and acquisitions, government relations, enterprise risk assessment, and similar matters associated with running a large division of a public company

Non-Profit Board Service: Serves on the board of two non-profit organizations

2021 PROXY STATEMENT | 46

VOTE ITEM 1—ELECTION OF DIRECTORS

William H. Fenstermaker

Chairman and Chief Executive Officer, C.H. Fenstermaker and Associates, LLC

Independent director since 2020

Age 72

Committees:

•  Executive & Risk (chair)

•  Nominating & Corporate Governance

William H. Fenstermaker is Chairman and Chief Executive Officer of C.H. Fenstermaker and Associates, LLC, Lafayette, Louisiana, a surveying, mapping, engineering, and environmental consulting company that has been serving the oil and gas industry for over 65 years. He has been employed in this capacity since 1971, is responsible for the financial and operational stability of the company and also serves as Chief Risk Officer. Mr. Fenstermaker became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBERIA and First Horizon. He had previously served as a director of IBERIA since 1990 and was serving as the Chairman of the Board of IBERIA and IBERIABANK at the time of the merger.

Skills and Expertise:

•  Extensive general management experience, including finance, operations,  and risk management

•  Knowledge of public company executive compensation governance matters due to public company board service

•  Louisiana resident with knowledge of the Louisiana market

Prior Public Company Board Service: IBERIABANK Corporation (1990-2020)

Non-Profit Board Service: Serves on the board of several non-profit organizations

D. Bryan Jordan President and Chief Executive Officer of First Horizon Corporation and First Horizon Bank Director since 2008 Age 59 Committees: • Executive & Risk

D. Bryan Jordan was elected President and Chief Executive Officer and a director of First Horizon and the Bank in 2008. In 2012, he was elected Chairman of the Board of First Horizon and the Bank as well, and he served in that position until Mr. Byrd became Executive Chairman upon the closing of the merger of equals of IBERIA and First Horizon. Mr. Jordan was the Chief Financial Officer of First Horizon and the Bank from 2007 to 2008, and prior to that he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Chief Financial Officer. Prior to 2000, he held various finance and accounting related positions at Wachovia Corporation.

Skills and Expertise:

•  Extensive experience in the banking and financial services industry

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: AutoZone, Inc. (since 2013)

Non-Profit Board Service: Serves on the boards of several non-profit organizations

2021 PROXY STATEMENT | 47

VOTE ITEM 1—ELECTION OF DIRECTORS

J. Michael Kemp, Sr. Founder and CEO, Kemp Management Solutions Independent director since 2020 Age 50 Committees: • Audit • Information Technology • Nominating & Corporate Governance

J. Michael Kemp, Sr. is the Founder and CEO of Kemp Management Solutions (“KMS”), a program management and consulting firm based in Birmingham, Alabama. With 30 years in the construction industry, he has managed or built more than $6.8 billion in construction projects. Mr. Kemp founded KMS in January 2011 to provide program management services in the U.S. and Europe to the healthcare, financial, retail, municipal, infrastructure and higher education sectors. Mr. Kemp became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBERIA and First Horizon. He had previously served as a director of IBERIA since 2019.

Skills and Expertise:

•  Extensive general management experience, including finance, operations,  and risk management

•  Knowledge of public company governance matters due to public company  board service

•  Birmingham resident with knowledge of the Birmingham market

Prior Public Company Board Service: IBERIABANK Corporation (2019-2020)

Rick E. Maples Retired Co-Head of Investment Banking, Stifel Financial Corp. Independent director since 2020 Age 62 Committees: • Compensation (chair) • Executive & Risk

Rick E. Maples retired after 31 years at Stifel, Nicolaus and Company Incorporated (“Stifel Nicolaus”), in 2015 and served as a Senior Advisor to Stifel Financial Corp. (“Stifel Financial”) from 2016 until 2018. Headquartered in St. Louis, Missouri, Stifel Financial is a diversified financial services holding company which conducts business through several subsidiaries. Its primary broker dealer subsidiary is Stifel Nicolaus, which is a full service brokerage and investment banking firm. Mr. Maples joined Stifel Nicolaus in 1984, and in 1991, he became Head of Investment Banking. With Stifel Financial’s acquisition of Legg Mason Capital Markets in 2005, Mr. Maples became Co-Head of Investment Banking for the combined investment bank. In addition, when in 2013 Stifel Financial acquired Keefe, Bruyette & Woods, Inc. (“KBW”), an investment banking firm specializing in investment banking services for the financial services industry, Mr. Maples was named Executive Vice President and Co-Head of Global Investment Banking of KBW. Mr. Maples became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBERIA and First Horizon. He had previously served as a director of IBERIA since 2016.

Skills and Expertise:

•  Understanding of corporate finance, business value, business risk and strategic decision-making with a focus on the financial services industry

•  Experience analyzing various matters, including finance and accounting, securities markets, corporate governance, mergers and acquisitions, and risk assessment, that affect public companies

•  Knowledge of public company audit, executive compensation and governance matters due to public company board service

Prior Public Company Board Service: IBERIABANK Corporation (2016-2020)

2021 PROXY STATEMENT | 48

VOTE ITEM 1—ELECTION OF DIRECTORS

Vicki R. Palmer President of the Palmer Group, LLC Independent director since 1993 Age 67 Committees: • Audit (chair) • Compensation • Executive & Risk Audit Committee Financial Expert

Vicki R. Palmer is the President of The Palmer Group, LLC, Atlanta, Georgia, a general consulting firm. Between 2004 and 2009, she served as Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. She was responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management, was a member of CCE’s Risk Committee, served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process.

Skills and Expertise:

•  Experience in public company finance, risk management and administration

•  Senior level policy-making experience at a public company

•  Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: Haverty Furniture Companies Inc. (since 2001)

Non-Profit Board Service: Serves on the boards of several non-profit organizations

Colin V. Reed Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc. Independent director since 2006 Lead director Age 73 Committees: • Compensation • Executive & Risk

Colin V. Reed is the Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc. (“Ryman”), Nashville, Tennessee, a real estate investment trust. Ryman is the successor by merger to Gaylord Entertainment Company (“Gaylord”), a diversified hospitality and entertainment company whose conversion to a real estate investment trust and subsequent merger into Ryman was led by Mr. Reed. Mr. Reed was elected Chairman of the Board of Gaylord in 2005 and Chief Executive Officer in 2001.

Skills and Expertise:

•  Leadership experience at a public company

•  Extensive experience in finance and accounting as well as employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company matters due to public company board service

•  Nashville resident with knowledge of the Nashville market

Other Current Public Company Board Service: Ryman Hospitality Properties, Inc. (since 2001)

Prior Public Company Board Service: Rite Aid Corporation (2003-2005)

2021 PROXY STATEMENT | 49

VOTE ITEM 1—ELECTION OF DIRECTORS

E. Stewart Shea, III Private Investor Independent director since 2020 Age 69 Committees: • Compensation • Nominating & Corporate Governance

E. Stewart Shea, III served as the Managing Partner and a member of the board of The Bayou Companies, LLC, New Iberia, Louisiana, a provider of services to the domestic gas pipeline industry and to international markets, from 1994 until 2009, when the majority of the company’s assets were sold in an asset based transaction. Mr. Shea continues to manage the remaining assets of the company and is also actively involved in other investments. Mr. Shea became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBERIA and First Horizon. He had previously served as a director of IBERIA since 1990 and was serving as the Vice Chairman of the Board of IBERIA and IBERIABANK and Co-Chairman of IBERIABANK’s New Iberia Advisory Board at the time of the merger.

Skills and Expertise:

•  Extensive general management experience, including finance, operations, risk management, and management of international business activities

•  Knowledge of public company executive compensation, governance and risk matters due to public company board service

•  Louisiana resident with knowledge of the Louisiana market

Prior Public Company Board Service: IBERIABANK Corporation (1990-2020)

Non-Profit Board Service: Serves on the board of a non-profit organization

Cecelia D. Stewart Retired President of U.S. Consumer and Commercial Banking of Citigroup, Inc. Independent director since 2014 Age 62 Committees: • Audit • Information Technology (chair)

Cecelia D. Stewart retired as the President of U.S. Consumer and Commercial Banking of Citigroup, Inc., a global diversified financial services holding company, in 2014. She had held that position since 2011. From 2009 to 2011, she was President of the retail banking group and CEO of Morgan Stanley Private Bank N.A. Ms. Stewart’s career in banking began at Wachovia Bank N.A. in 1978, where she held a variety of regional banking positions, culminating in her service as Executive Vice President and Head of Retail and Small Business Banking from 2003 to 2008.

Skills and Expertise:

•  Extensive experience in banking and financial services

•  Senior level policy-making experience at a public company

•  Experience in employee matters, finance and accounting, risk assessment, and similar matters associated with running a large division of a public company

•  Knowledge of public company executive compensation, information technology and other matters due to public company board service

Other Current Public Company Board Service: United States Cellular Corporation (since 2013)

2021 PROXY STATEMENT | 50

VOTE ITEM 1—ELECTION OF DIRECTORS

Rajesh Subramaniam President and Chief Operating Officer of FedEx Corporation Independent director since 2016 Age 55 Committees: • Information Technology • Nominating & Corporate Governance

Rajesh Subramaniam is President and Chief Operating Officer and a director of FedEx Corporation (“FedEx”), Memphis, Tennessee, a provider of transportation, e-commerce and business services. He is also Co-President and Co-CEO of FedEx Services, Inc. and a member of FedEx’s Strategic Management Committee. Prior to March 1, 2019, he served as President and CEO of FedEx Express, and prior to January 1, 2019, he served as Executive Vice President and Chief Marketing and Communications Officer of FedEx as well as Chairman of FedEx Trade Networks and Chairman of FedEx Office and Print Services, Inc. He served as Senior Vice President (2006 to 2013) and Executive Vice President (2013 to 2016) of Marketing and Communications, FedEx Services, Inc. From 2003 to 2006, Mr. Subramaniam was the President of FedEx Canada, and from 1999 to 2003, he served as Vice President of Marketing for FedEx’s Asia Pacific business.

Skills and Expertise:

•  Leadership experience at a public company

•  In-depth experience in marketing, public relations, communications, crisis management, corporate strategy, global pricing and revenue management, customer experience, portfolio management and innovation

•  Expertise in information technology, including leadership of digital transformation

•  Knowledge of public company matters due to public company board service

•  Memphis resident with knowledge of the Memphis market

Other Current Public Company Board Service: FedEx Corporation (since 2020)

Non-Profit Board Service: Serves on the board of several non-profit organizations

Rosa Sugrañes Founder and former Chief Executive Officer, Iberia Tiles Independent director since 2020 Age 63 Committees: • Audit • Information Technology

Rosa Sugrañes was the founder and served as the Chief Executive Officer of Iberia Tiles, Miami, Florida, from 1980 until 2012 when the company was sold. She currently serves on the board of directors of Rosa Gres, a manufacturer of ceramic tiles in Barcelona, Spain, and on the board of directors of Sabadell Consumer Finance, a Spanish consumer bank. She was a director of Sabadell United Bank in Miami from 2006 to 2017, and a former Board member and past Chairman of the Federal Reserve Bank of Atlanta, Miami Branch. Ms. Sugrañes became a director of First Horizon in July 2020 upon the closing of the merger of equals of IBERIA and First Horizon. She had previously served as a director of IBERIA since 2018.

Skills and Expertise:

•  Extensive general management experience, including finance, operations, risk management, and management of international business activities

•  Experience in the banking and financial services industry due to service on bank boards and on the board of the Miami Branch of the Federal Reserve Bank of Atlanta

•  Knowledge of public company audit, governance and risk matters due to public company board service

•  Florida resident with knowledge of the Florida market

Prior Public Company Board Service: IBERIABANK Corporation (2018-2020)

Non-Profit Board Service: Serves on the board of two non-profit organizations

2021 PROXY STATEMENT | 51

VOTE ITEM 1—ELECTION OF DIRECTORS

R. Eugene Taylor Retired Chairman of the Board of Directors and Chief Executive Officer, Capital Bank Financial Corp. Director since 2017 Age 73 Committees: • Executive & Risk

R. Eugene Taylor served as the Vice Chairman of the Board of Directors of First Horizon, a position he assumed upon the closing of First Horizon’s acquisition of Capital Bank Financial Corp. (“Capital Bank”), from 2017 until 2020. He served as Chairman of the Board of Directors and Chief Executive Officer of Capital Bank from 2009 until 2017. Prior to 2009, Mr. Taylor spent 38 years at Bank of America Corporation, most recently as the Vice Chairman of the firm and President of Global Corporate & Investment Banking.

Skills and Expertise:

•  Extensive experience in the banking and financial services industry

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company executive compensation and governance matters due to public company board service

•  North Carolina resident with knowledge of the North Carolina market

Other Current Public Company Board Service: DHB Capital Corp. (since 2021) and Sonic Automotive, Inc. (since 2015)

Prior Public Company Board Service: Capital Bank Financial Corp. (2009- 2017), Capital Bank Corp. (2011-2012), Green Bankshares, Inc. (2011-2012) and TIB Financial Corp. (2011-2012)

The Board of Directors unanimously recommends that the shareholders vote for the election of all director nominees as described in vote item 1.

2021 PROXY STATEMENT | 52

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

Vote Item 2—Approval of 2021 Incentive Plan

Adoption of New Plan

First Horizon currently has an Equity Compensation Plan (“ECP”), which was first approved by our Board of Directors and shareholders in 2003. In addition, First Horizon is continuing to operate IBERIA’s 2019 Stock Incentive Plan (“SIP”), which was approved by IBERIA’s shareholders in 2019. After a thorough review, management determined that a new plan reflecting current industry practices should be adopted to replace the ECP and SIP. The new plan, known as the First Horizon Corporation 2021 Incentive Plan, authorizes the issuance of 14 million shares of First Horizon common stock as awards under the plan.

Throughout this vote item, the 2021 Incentive Plan is referred to simply as the “plan.” The plan is attached to this proxy statement as Appendix A.

Effects of and Reasons for Approval; Effects of Non-Approval

Under this vote item, shareholders are being asked to approve the plan. If the shareholders approve the plan at the 2021 annual meeting, no additional awards will thereafter be made under the ECP or the SIP, but existing awards will remain outstanding.

The Board of Directors believes that stock-based awards provide an essential tool that helps the company attract and retain outstanding associates and non-employee directors and motivate them to cause the company to succeed. Stock awards align associates’ interests directly with those of

First Horizon’s shareholders because the value of the stock-based awards is directly linked to the market value of our common stock. Stock-based awards also provide critical reinforcement of the values of ownership and teamwork that are an integral part of our Firstpower culture. The Board of Directors believes that adopting the plan with 14 million shares of common stock available for issuance under the plan would provide us with a sufficient number of shares to continue our stock-based incentive programs effectively through the end of 2024. The actual duration of the plan will depend on a variety of factors, including the future price of First Horizon common stock, associate participation in long-term incentive awards, long-term incentive award mix, acquisitions, and the like.

If this item is not approved, the ECP and SIP would continue in effect. Existing awards would remain outstanding and, subject to the plan limits, new awards could be granted until plan expiration. In that case, awards under the SIP could be granted only to directors, officers, and associates connected to legacy IBERIA.

Share Usage Information under Prior Plans

Information concerning the number of shares authorized for all awards, and separately for full-value awards (restricted stock and stock units), in relation to past grants under the ECP and SIP is summarized in the table below. For reference, at March 5, 2021, we had 553,312,445 common shares outstanding.

2021 PROXY STATEMENT | 53

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

Prior Plan Share Usage Information
(as of March 5, 2021)

	ECP	SIP
Shares available for future awards (including impact from fungible counting provisions)	1,736,179	8,648,373
Total shares covered by outstanding full-value awards	7,063,995	2,568,705
Total shares covered by outstanding option awards	2,864,968	501,057
Unvested shares issued in lieu of cash compensation	168,058	134,452
Awards settled solely in cash	3,253,207	NA
Performance contingent awards	1,486,451	320,143
Vested but undistributed performance awards	391,370	NA

Outstanding Stock Options*
(as of March 5, 2021)

Options Outstanding	Weighted Average Exercise Price per share	Weighted Average Remaining Contractual Term (years)
6,731,007	$15.67	4.21

*	Shown for all plans, not just the ECP and SIP. No SARs have been granted under the ECP, SIP or any other plan.

Material Features of the Plan

The following is a summary of the material features of the new plan. This summary and the above discussion are qualified in their entirety by reference to the complete text of the plan, attached as Appendix A.

Purpose of the Plan; Administration; Eligibility

The purpose of the plan is to promote the interests of the company and its shareholders by (i) attracting and retaining officers, associates, and non-employee directors of the company and its subsidiaries, (ii) motivating such individuals by means of linking a component of compensation to the company’s stock value and by means of performance-related incentives to achieve performance goals established by the Board or a committee designated by the Board, (iii) enabling such individuals to participate in the growth and financial success of the company, (iv) encouraging ownership of stock in the company by such individuals, and (v) aligning significant compensation elements with the interests of the company’s shareholders. In keeping with aligning the interests of the company’s associates and shareholders, the plan contains the following provisions:

•	A prohibition on liberal share recycling,
•	A prohibition on repricing and cash buyouts of underwater options or SARs,
•	A limit of the number of awards that non-employee directors may receive,
•	No discount options,
•	A 10-year maximum term for options/SARs,
•	Clawback and forfeiture provisions, and
•	A 1-year minimum vesting requirement subject to a 5% carve-out for “Shares in Lieu” (defined below).

Additional information on these provisions is provided below.

All officers, associates (including directors who are also associates) and non-employee directors of First Horizon or its subsidiaries and all “regional board members” (as defined under the plan) are eligible to receive awards under the plan.

Awards may consist of grants of any option, stock appreciation right, restricted stock, restricted stock unit, restricted cash unit, performance award, or shares in lieu award granted under the Plan, whether singly or in combination. As of December 31, 2020, First Horizon and its subsidiaries had approximately 2,962 officers and 8,430 associates; there were 15 non-employee directors and 305 regional board members.

Except with respect to awards to non-employee directors (which are administered by the Board), the plan is administered by a committee designated by the Board. The plan committee must be composed solely of not less than two non-

2021 PROXY STATEMENT | 54

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

employee directors, all of whom (i) satisfy the requirements of Rule 16b 3(b)(3) of the Securities Exchange Act of 1934 as amended from time to time or any successor to such Rule, and (ii) otherwise meet any “independence” requirements promulgated by the principal stock exchange on which the shares of First Horizon’s common stock are listed. The Board has designated the Compensation Committee as the committee for the plan. See The Compensation Committee—In General beginning on page 30 for additional information concerning the qualifications of Committee members in relation to the plan. Throughout the rest of this discussion, the Compensation Committee is referred to simply as the “Committee.” The Board retains the right to make awards under the plan.

The Committee has the full power and authority in its discretion to, among other things, designate participants, determine the type or types of awards to be granted to a participant and the names of the awards, if different from the terminology used in the plan, determine the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards, determine the timing, terms, and conditions of any award, and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the plan, subject to the exclusive authority of the Board to amend, suspend, or terminate the plan. However, only the Board has the power and authority to make awards to non-employee directors and to determine the type, timing, terms and conditions of those awards.

With some exceptions, awards under the plan are not transferable. However, the Committee in its discretion may permit the transfer of an award, or any group or type of awards, by any participant (including a non-employee director) selected by the Committee, to or for the benefit of the participant’s immediate family, subject to such limits and conditions as the Committee may establish or require. In its discretion, subject to limits set forth in the plan, the Committee may permit transfers of awards, or create assistive procedural rights in lieu of transfers or otherwise, in connection with death, divorce, child support, incompetence or other disability, and other severe personal events, and the Committee may delegate broad administrative authority to management in such situations.

Types of Awards

Options

The Committee may grant options to purchase a specified number of shares of our common stock. Options granted under the plan do not qualify as

“incentive stock options” under Section 422 of the Tax Code (or any successor provision). The number of shares of common stock subject to any grant of options, the exercise price and all other conditions and limitations applicable to the exercise of any options will be determined by the Committee. Except in limited circumstances described in the plan having to do with our acquisition of another company, the exercise price of an option may not be less than 100% of the fair market value of the shares of common stock with respect to which the option is granted on the date of such grant. Options may not be exercisable sooner than the first anniversary after grant (with limited exceptions permitted), and no option may have a term greater than ten years from grant.

Stock Appreciation Rights (SARs)

SARs may be granted under the plan. A SAR entitles the holder to receive, with respect to each share of our common stock encompassed by the exercise of that SAR, the amount determined by the Committee or Board, as applicable, and specified in an award agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share encompassed by the exercise of the SAR, the excess of the fair market value on the date of exercise over the base price for the SAR established at grant. Each SAR is exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in an award agreement or thereafter, but no SAR may be exercisable sooner than the first anniversary after grant (with limited exceptions permitted). Except in limited circumstances described in the plan having to do with our acquisition of another company, the base price of an SAR may not be less than 100% of the fair market value of the shares with respect to which the SAR is granted on the date of grant. SARs may be paid in common stock, in cash, or in a combination of stock and cash, as determined by the Committee or the Board.

Repricing Prohibition for Options and SARs

The plan provides (with limited exceptions) that, unless shareholders approve otherwise, the Committee does not have the power to amend the terms of options or SARs previously granted under the plan to reduce the option price of such options or base price of such SARs; cancel such options or SARs and grant substitute options or SARs with a lower option price or base price than the cancelled options or SARs, respectively; or, if such options or SARs are out-of-the-money, cancel such options or SARs and, in consideration of such

2021 PROXY STATEMENT | 55

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

cancellation, grant one or more other awards, make a cash payment, or take any combination of such actions.

Restricted Stock, Restricted Stock Units & Restricted Cash Units

Awards of restricted stock, restricted stock units and restricted cash units consist of common stock, stock units or cash units that are subject to a risk of forfeiture or other restrictions that lapse upon the occurrence of certain events and/or the satisfaction of certain conditions. A stock unit is a unit denominated as a specific or determinable number of shares, while a cash unit is a unit denominated as a specific or determinable number of dollars. (An award of units that is denominated in shares is not a restricted cash unit, even if eventual payment is in cash.) The Committee has authority to determine the terms and conditions of such awards. The award document for all of these types of awards must require a period of time during which the grantee must remain in the continuous employment of First Horizon in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares or units covered by the award. The award document may also, in the discretion of the Committee, set forth performance or other conditions that, if satisfied, will result in the lapsing of any applicable forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock and restricted stock unit awards. Restricted stock units will be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Committee, following the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable award document. Restricted cash units will be paid in cash following the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable award document.

Performance Awards

The Committee may, in its discretion, grant a performance award consisting of a performance-based option award, performance-based SAR award, performance-based restricted stock award, performance-based restricted stock unit award, performance-based restricted cash unit award, or other performance-based right that is (i) denominated in cash and/or shares of our common stock, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee will establish, and (iii) payable at such time and in such form as the Committee may determine. For this purpose, “performance-based” means requiring that one or more specified performance conditions, beyond mere continuation of service, be fulfilled prior to vesting. Other conditions to vesting, such as a service requirement, may be imposed as well. Subject to the terms of the Plan, the Committee may determine the performance measures and other factors to be used to establish performance goals, the performance goals to be achieved during any performance period, the length of performance period, the threshold, target, and/or maximum amount of any performance award, and the amount and kind of any payment or transfer to be made pursuant to any performance award. The Committee may change specific provisions of a performance award after it is granted, provided, however, that no such change may significantly and adversely affect an already-granted performance award that has an already-begun performance period without the participant’s consent.

Shares in Lieu

“Shares In Lieu” means an award of shares, or units denominated in shares, which settle an earned cash obligation of the Company related to compensation. An award of Shares In Lieu consists of shares, or units denominated and payable in shares, which have no service or other traditional vesting requirement or period. An award of Shares In Lieu may only be granted in settlement of an obligation of the company to pay cash compensation which, not later than the grant date, the participant has earned. Settlement of an earned compensation obligation with Shares In Lieu may only be dollar-for-dollar, based on the fair market value of a share as set forth in the plan. If an award of Shares In Lieu consists of shares, it will be paid or delivered promptly after grant. The Committee may require Shares In Lieu to have payment deferred, or may allow the participant to elect deferral. Although an award of Shares In Lieu is vested at grant, the Committee may impose a holding or deferral period on all or any portion of the Shares In Lieu delivered, including on the portion remaining after withholding for taxes. An award of Shares In Lieu may not be granted to a participant in settlement of any award under this plan or the ECP. The Board is authorized to settle any obligation of the company for cash retainer or fee compensation earned by a non-employee director with one or more awards of Shares In Lieu.

2021 PROXY STATEMENT | 56

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

Performance Measures

The Committee may determine to use as a performance measure under the plan any one or more of, or any combination of, the financial performance measures listed in the plan, including but not limited to stock price, dividends, total shareholder return, earnings per share, market capitalization, credit quality, service quality, market share, customer retention, efficiency ratio, liquidity, or strategic business objectives. Any such performance measure may be for the company or any subsidiary, operating unit, division, line of business, reporting segment, department, team, business unit, or the like. Any such performance measures may provide for adjustment to include or exclude actual or hypothetical items or amounts and may provide for artificial increase or decrease by amounts or percentages selected by the Committee. The term “performance measure” includes any component or any combination of components of any such measure; examples include Common Equity Tier 1 regulatory capital, tangible common equity, tax expense, non-recurring expenses, provision expense, pre-tax noninterest income in a particular business segment, wealth management revenue, and tangible assets. The term “performance measure” also means any non-financial or other performance criteria established by the Committee, including any personal plan goal. Without limiting the generality of the foregoing, “non-financial” performance criteria may include measures related to environmental, social, or governance achievements.

Non-Employee Director Awards

Subject to certain limitations, the Board may provide that all or a portion of a non-employee director’s annual retainer and/or meeting fees, or other forms of compensation, be payable (either automatically or at the election of a non-employee director) in the form of options, SARs, restricted stock, restricted stock units, restricted cash units, or shares in lieu. The Board may determine the terms and conditions of any such awards, including the terms and conditions which apply upon a termination of the non-employee director’s service as a member of the Board, and has full power and authority in its discretion to administer such awards, subject to the terms of the plan and applicable law. The Board may exercise this authority episodically, periodically, by standing resolution, by policy, and in any other legal manner. The grant date of any award to a non-employee director will be determined by the Board or in accordance with Board policy governing director compensation.

Annual Incentive Plan Coordination

The Committee may coordinate any annual incentive plan, program, or determination with the grant of awards, consistent with the terms and limitations of the plan. An award granted in connection with an annual incentive must comply with all requirements of the plan applicable that award type.

Limits on Award Grants; Adjustments

The plan imposes the following limitations on award grants, all of which are subject to adjustment as described below:

Overall

The maximum number of shares which may be issued with respect to awards shall be 14,000,000, plus any shares underlying awards granted under the ECP prior to this plan’s inception which expire or are canceled, forfeited, settled in cash, or otherwise terminated without delivery of shares to the ECP participant.

Shares In Lieu

Of the 14,000,000 maximum overall amount, the maximum number of shares which may be issued as awards of Shares in Lieu is 700,000 shares.

Substitute Awards

The maximum number of Shares which may be issued as substitute awards is 700,000 Shares. Substitute awards are those granted solely in assumption of, or in substitution for, outstanding awards previously granted by another company acquired by First Horizon through merger, purchase, or otherwise, or with which First Horizon or one of its subsidiaries combines.

Non-Employee Director Limits

Full-Value. The maximum aggregate dollar value of full-value awards which may be granted in any calendar year to any non-employee director is $500,000.

Options & SARS. The maximum aggregate dollar value of shares underlying options and/or SARs which may be granted in any calendar year to any non-employee director is $250,000.

Savings Clause. If a non-employee director limit is or might be violated by the grant of a performance award, that award is not invalidated. However, after all final performance determinations are made, if the award still violates a limit, the final number of shares, units, or dollars, as applicable, will be reduced to the minimum extent possible

2021 PROXY STATEMENT | 57

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

consistent with the plan’s limits, and the excess shares, units, or dollars will be cancelled and treated as if they never had been granted.

Re-Usage if Award Shares Are Not Paid

In general. If any shares covered by an award granted under the plan, or to which such an award relates, are forfeited, or if an award denominated in shares is settled for cash or terminates, expires unexercised, or is canceled for any reason without the delivery of shares, then the shares covered by such award or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares which may be issued with respect to awards, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, will again become shares which may be issued with respect to awards.

Option & SAR Re-Usage Limited. In connection with any option or SAR award, none of the following will result in any shares being added back to any of the above limits: (a) the withholding of shares by the company for tax liabilities; (b) the delivery of shares (actual or deemed) by the award holder to pay an exercise price or tax liabilities; or (c) in the case of exercised SARs, the delivery of shares to the participant in an amount less than the nominal number of shares covered by the SAR award.

No Tax Withholding Re-Usage. The Committee’s long-standing practice is to require withholding of shares to cover taxes when a full-value award vests. No shares withheld or reacquired by the company from the participant for tax liabilities caused by vesting, exercise, or other taxable event relating to awards will be added back to any of the above limits.

Dividend Reinvestment. Shares credited or paid in connection with a dividend reinvestment feature will in most cases not be counted against any of above limits.

Adjustments

The number of shares of our common stock available for awards, the number of shares that may be subject to awards granted to any one participant in any period, the number of shares covered by each outstanding award, and the price per share covered by each outstanding award which uses a price shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued shares effected without receipt of consideration by First Horizon or to reflect any distributions to holders of shares other than regular cash dividends. However, in general no issuance by First Horizon of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an award. After any such adjustment, the number of shares subject to each outstanding award may be rounded down to the nearest whole number of shares or to the nearest fraction of a whole share specified by the Committee, all as the Committee may determine from time to time. The Committee is authorized to make adjustments in the terms and conditions of the securities covered by, and the criteria included in, outstanding awards in recognition of unusual or nonrecurring events affecting the company, any subsidiary, or the financial statements of the company or any subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee is required to make such adjustments pursuant to the plan or whenever the Committee, in its sole discretion, determines that such adjustments are necessary and appropriate in order to prevent or substantially mitigate dilution or enlargement of the benefits or potential benefits intended to be made available under the plan.

On February 26, 2021, the closing price of the common stock on the New York Stock Exchange was $16.20 per share.

Termination of Service, Forfeiture and Clawback

General Service Requirement

Each award (other than Shares In Lieu) and all rights of the participant to the award terminate, without further obligation on the part of the company, unless the participant remains in continuous employment for the entire period during which service is required.

Termination

The Committee generally has complete discretion to determine the terms and conditions that apply to any award upon death, disability, retirement, or other termination of service. After grant, the Committee has the full power and authority to reduce or waive, in whole or part, conditions and requirements of an award related to employment or a termination of service. The Committee may require concessions or agreements by the participant in exchange for such waivers.

2021 PROXY STATEMENT | 58

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

Service and Termination of Non-Employee Directors

With respect to awards to non-employee directors, the Board has complete discretion to determine the service requirements of any award, and the terms and conditions that will apply to any award upon death, disability, retirement, or other termination of service.

Plan, Awards, & Clawback Policy

Awards are subject to forfeiture prior to vesting or exercise, and to recovery or reimbursement of paid or delivered cash, shares, or other benefits (“clawback”), to the extent provided in the plan, applicable award document, plan procedures, or the company’s clawback policy. The plan, the clawback policy, or an award may provide for forfeiture or clawback based on, or triggered by, a restatement or other correction of financial results used to determine the amount paid for the award. In such cases forfeiture or clawback may be absolute, or the amount paid may be merely re-determined based on corrected information.

Forfeiture and Reimbursement in the Context of Misconduct

The company reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any performance award held by any participant, and/or the reimbursement by any participant to the company of all or any portion of any performance award paid to the participant, for any performance award where the Board or the Committee concludes in good faith that the participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or associate of the company or of any of its subsidiaries. The company’s right to seek forfeiture or reimbursement will expire if not asserted within three years after the award is paid. For this purpose an assertion of rights need only reflect that the company is commencing or has commenced a review of possible misconduct by the participant. Any of the Board, the Committee, the chair of the Committee, the Chairman of the Board, or the Chief Executive Officer, acting singly based on any good faith suspicion that the conditions above might be met, may halt and suspend payment of any performance award (including payment of any amount deferred in connection with any performance award and any earnings thereon or proceeds thereof) until the Board, the Committee, or the Committee’s delegate has investigated, considered, and acted upon the matter hereunder. Any such suspension will be without interest owed to the participant if it is later determined that any payment should be made to the participant.

Change in Control

Lapse of Restrictions Generally

Upon a participant’s qualifying termination following a change in control, all outstanding awards of that participant will vest, become immediately exercisable or payable, and have all restrictions lifted, as the case may be. Awards may not vest, and the Committee may not provide in an award document that the vesting of an award is accelerated, solely because a change in control occurs.

Failure to Assume or Replace

If the Board or Committee in good faith expects a change in control transaction to occur in which a successor would not be bound by this plan, if the company has been unable to comply with the relevant plan provisions, and if any awards are expected to remain outstanding under the plan immediately after consummation of such transaction, then, whether or not qualifying terminations of the award holders have occurred or are expected to occur: each such outstanding award will be canceled and paid in cash not later than the close of business on the second business day immediately preceding the expected consummation of the transaction. For each performance award, the provisions of the plan will be applied by assuming performance at the target level, if any is specified in the award, and, if no target is specified as such, at the nominal or 100% level specified in the award. These provisions of the plan will not apply if no awards are expected to remain outstanding because, for example, the successor is expected to replace all such awards with comparable awards under the successor’s award programs. If the Board or Committee expect a successor to replace some outstanding awards but not all of them, these plan provisions will apply only to the awards not expected to be replaced.

Performance Awards

Generally, upon a qualifying termination following a change in control, for each performance award the performance goals and any other performance-related conditions will be deemed met at the target level, if any is specified in the award, or, if no target is specified as such, at the nominal or 100% level specified in the award. In connection with any change in control, as to each performance award held by each participant where a qualifying termination does not occur upon or shortly after that event, the Committee must determine whether or not performance relative to the performance

2021 PROXY STATEMENT | 59

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

goals of outstanding performance awards reasonably can be measured at the end of the respective performance periods. If the Committee determines that such performance cannot reasonably be measured after the change in control occurs (referred to as a “substantial change in control”), then for each affected performance award the performance goals and any other performance-related conditions will be deemed met at the target level, if any is specified in the Award, or, if no target is specified as such, at the nominal or 100% level specified in the award. A substantial change in control is deemed to have occurred, without determination by the Committee, if the company’s shares no longer are outstanding or listed on a national securities exchange or quotation system. Continuing-service conditions, and any other non-performance requirements, will not be affected by a substantial change in control absent a qualifying termination. These provisions are not intended to limit the Committee’s authority and discretion to adjust performance awards following any merger or other significant corporate event, whether or not a change in control occurs.

Options and SARs

Generally, the Board or Committee may require that all or specified groups of option and SAR awards outstanding when a substantial change in control occurs be canceled at that time or as a consequence of that event. For any such award that is canceled the participant will be entitled to a cash payment of not less than the amount computed by subtracting the option price or base price (as applicable) per share from the fair value of the consideration to be received per share by the company’s common shareholders in connection with the substantial change in control transaction. In such case the Board or Committee may determine, in its discretion in good faith, the fair value of such consideration. Option and SAR awards which have a negative value, as so measured, may be canceled without payment.

Retirement

Upon a qualifying termination following a change in control, to the extent an award document or the plan procedures provide that retirement benefits or treatment apply only upon discretionary approval, such approval will generally be deemed given; and, to the extent that such retirement benefits or treatment may be determined or varied in a discretionary manner, the standard or typical benefits or treatment will be deemed approved. For this purpose, standard or typical benefits or treatment will be determined by reference to the award document and/or plan procedures or, if no such benefits or treatment is there specified, to the most recent participant retirement approved by the Committee or its delegate prior to the change in control which did not involve termination for cause or other misconduct.

Change in Control Transaction Agreement May Override

The terms of the merger or other agreement governing a change in control, once approved by the Board and the company’s shareholders, may allow, authorize, encourage, or require acceleration, settlement (cancellation with cash payment), substitution, or other treatment of outstanding awards.

Section 409A Compliance

If the payment of shares, cash, or otherwise related to an award following a change in control constitutes the payment of deferred compensation subject to Section 409A of the Internal Revenue Code, and if the timing or form of that payment is changed as a result of that change in control, then no such change in the timing or form of payment may occur unless the event that constitutes a change in control as defined in the plan also is a “change in control event” as defined in Section 409A (including its regulations). If such change in control event is not a “change in control event,” then the Committee may determine to adjust the timing or form of payment in order to avoid becoming subject to Section 409A or in order to comply with Section 409A, even if such adjustment is inconsistent with other provisions of the plan or an award document.

Plan Termination and Amendment

Termination of Authority for New Awards

No new awards may be granted under the plan after June 30, 2031. The authority of the Board or the Committee to amend, alter, modify, adjust, suspend, discontinue, or terminate an award or to waive any conditions or rights under any such award will generally continue after the authority for grant of new awards hereunder has expired or been exhausted.

Termination, Suspension, or Amendment of the Plan

The Board may amend, alter, modify, suspend, discontinue, or terminate the plan or any portion thereof at any time, except that the Board may not amend the plan in violation of law; the Board generally may not enlarge the share or dollar limitations in the plan without the approval of the company’s common shareholders, other than making adjustments as described in the plan; no amendment, alteration, modification, suspension,

2021 PROXY STATEMENT | 60

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

discontinuation or termination may materially and adversely affect any right acquired by any participant under the terms of an award granted before the date of such amendment, alteration, modification, suspension, discontinuation or termination, unless the participant consents; and no amendment of the plan may be interpreted or administered in a manner that would fail to comply with Section 409A of the Internal Revenue Code unless expressly determined otherwise by the Board.

Termination, Suspension, or Amendment of Awards

The Committee generally may waive any conditions or rights under, amend any terms of, or modify, alter, suspend, discontinue, cancel or terminate, any award theretofore granted, prospectively or retroactively. No such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination of an outstanding award that would materially and adversely affect the rights of the participant will be effective without the consent of the participant.

Federal Income Tax Consequences

The following is a summary of the current federal income tax treatment related to awards under the plan. This summary is not intended to, and does not, provide or supplement tax advice to participants. Participants in the plan are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of any awards under the plan, including any state or local tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Options

No taxable income is realized by a participant upon the grant of an option under the plan. Upon exercise of an option granted under the plan, the participant would include in ordinary income an amount equal to the excess, if any, of the fair market value of the shares of common stock issued to the participant pursuant to such exercise at the time of exercise over the purchase price. First Horizon would be entitled to a deduction on exercise of the option for the amount includible in the participant’s income.

Restricted Stock

No taxable income is realized by a participant upon the award of restricted common stock. Prior to the lapse of restrictions on such shares, any dividends received on such shares will be treated as ordinary compensation income. Upon the lapse of restrictions, the participant would include in ordinary income the amount of the fair market value of the shares of common stock at the time the restrictions lapse.

Section 83(b) of the Internal Revenue Code allows participants to make an election (an “83(b) election”) within 30 days after receipt of restricted common stock to take into income in the year the restricted common stock is transferred by First Horizon to such participant an amount equal to the fair market value of the restricted common stock on the date of such transfer (as if the restricted stock were unrestricted). If such election is made, the participant (i) will have no taxable income at the time the restrictions actually lapse, (ii) will have a capital gains holding period beginning on the transfer date and (iii) will have dividend income with respect to any dividends received on such shares. If the restricted common stock subject to the 83(b) election is subsequently forfeited, the participant is not entitled to a deduction or tax refund. First Horizon’s long-standing practice has been to prohibit participants from making 83(b) elections.

Any appreciation or depreciation in such shares from the time the restrictions lapse (or the effective date of the 83(b) election, if made) to their subsequent disposition should be taxed as a short-term or long-term gain or loss, as the case may be. First Horizon would be entitled to a federal income tax deduction for the year in which the participant realizes ordinary income with respect to the restricted common stock in an amount equal to such income.

Restricted Stock Units and Restricted Cash Units

No taxable income will be realized by a participant upon the grant of restricted stock units or restricted cash units and no taxable income will be realized at the times the units vest. At the time payment is made with respect to units granted under the plan, the participant will realize ordinary income in an amount equal to the cash received or the fair market value of the shares of common stock received. First Horizon would be entitled to a deduction at the time of payment in an amount equal to such income.

Stock Appreciation Rights

A participant does not recognize ordinary income upon the receipt of a stock appreciation right under the plan. Upon exercise of the SAR and receipt of

2021 PROXY STATEMENT | 61

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

cash or unrestricted stock, the participant would recognize ordinary income in an amount equal to the payment received or the fair market value of the unrestricted stock. First Horizon would be entitled to a deduction at the time of payment in an amount equal to such income.

Withholding and other Tax Consequences

First Horizon will generally be required to withhold income taxes and other payroll taxes at the time that a participant recognizes ordinary income regardless of whether the participant receives payment in cash or in stock. First Horizon may in its discretion allow or require withholding taxes to be paid out of stock to be delivered pursuant to an award.

First Horizon intends that all deferred compensation under the plan will comply with the provisions of Section 409A of the Internal Revenue Code and will not be subject to any of the additional taxes imposed by Section 409A. First Horizon will not however be liable to a participant for any adverse tax consequences in connection with an award

Plan Benefits

Future benefits to our executive officers, directors and associates under the plan are not currently determinable.

On this vote item 2, the Board of Directors unanimously recommends that the shareholders vote for the approval of the First Horizon Corporation 2021 Incentive Plan.

2021 PROXY STATEMENT | 62

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

Equity Compensation Plan Information

The table below provides information as of December 31, 2020 regarding shares of our common stock that may be issued under the following plans:

•	Equity Compensation Plan (“ECP”)

•	IBERIABANK Corporation 2019 Stock Incentive Plan (“SIP”)

•	1997 Employee Stock Option Plan (“1997 Plan”)

•	2002 and 1996 Bank Director and Advisory Board Member Deferral Plans (“Advisory Board Plans”)
•	2000 Non-employee Directors’ Deferred Compensation Stock Option Plan (“2000 Directors’ Plan”)

•	The following IBERIABANK Corporation plans (together with the SIP, the “IBERIA Plans”): 2016 Stock Incentive Plan; Amended and Restated 2010 Stock Incentive Plan; and 2005 Stock Incentive Plan

•	Capital Bank Financial Corp. 2013 Omnibus Compensation Plan; North American Financial Holdings 2010 Equity Incentive Plan; and FNB United Corp. 2012 Incentive Plan (together, the “CBF Plans”)

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2020

	A		B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options(1)		Weighted Average Exercise Price of Outstanding Options(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Col. A)
Equity Compensation Plans Approved by Shareowners(2)	7,073,194	(3)	$14.436/shr	13,673,492
Equity Compensation Plans Not Approved by Shareowners(4)	675,888	(4)	23.155/shr	— (4)
Total	7,749,082		$15.196/shr	13,673,492
(1)	The numbers of shares covered by stock options and the related option prices have been adjusted proportionately to reflect the estimated economic effects of dividends distributed in common stock effective October 1, 2008 through January 1, 2011. The cumulative compound adjustment factor related to those dividends is 20.038%.
(2)	Consists of the 2000 Directors’ Plans, the ECP, the IBKC Plans, and the CBF Plans. The 2000 Directors’ Plan was approved by shareowners in 2000, and has terminated. The ECP initially was approved by shareowners in 2003, and most recently was re-approved in 2016. The IBKC Plans were approved by IBKC’s shareholders in 2005, 2010, 2011, 2014, 2016, and 2019; First Horizon and IBKC closed a merger-of-equals in 2020. The CBF Plans, as to which no new awards will be granted, were approved at various times by shareholders of certain predecessor companies which, directly or indirectly, First Horizon has acquired.
(3)	Includes 3,192,331 outstanding options issued under terminated plans approved by shareowners, 40,210 of which directly or indirectly were issued in connection with non-employee director cash deferrals of approximately $0.3 million.
(4)	Consists of the 1997 Plan and the Advisory Board Plans, all of which have terminated. These outstanding options were issued directly or indirectly in connection with associate and advisory board cash deferrals of approximately $4.6 million.

Only the ECP and SIP still permit new awards; all other plans have terminated. New awards under the ECP may be granted to any of our directors, officers, or associates. New awards under the SIP are limited to directors, officers, and associates of ours who had one or more of those roles with IBKC before our merger closed. At December 31, 2020, the total number of shares issuable upon exercise of outstanding options under the ECP was 3,377,826 shares; that number under the SIP was 503,037 shares; and that number under all terminated plans was 3,868,219 shares.

Shares covered by outstanding options are shown in column A. Outstanding equity awards other than options, consisting of unpaid stock units and

2021 PROXY STATEMENT | 63

VOTE ITEM 2—APPROVAL OF 2021 INCENTIVE PLAN

restricted stock, are not included in any column in the table. Of those, 5,895,804 shares are covered by unpaid awards other than options granted under the ECP, and 2,374,412 shares are covered by unpaid awards other than options granted under the SIP. Of those 8,270,216 non-option shares, 7,878,846 are covered by unvested awards, and 391,370 are covered by awards that have vested but are subject to an unfulfilled mandatory deferral period. In addition, there are 266,693 fully vested deferral stock units outstanding that are the result of previously exercised options under terminated plans for which the receipt of the shares was deferred by the option holder.

Column C presents the total number of shares available for new awards under the ECP and SIP combined at December 31, 2020, assuming eventual full exercise or vesting of all shares covered by awards outstanding on that date. Of that total, no more than 2,311,791 shares are available for new awards other than options under the ECP, and no more than 5,279,187 shares are available for new non-option awards under the SIP.

Of the options outstanding at December 31, 2020 (the total under column A), approximately 9% were issued directly or indirectly in connection with associate and director cash deferral elections under legacy First Horizon plans. We received over many years a total of approximately $4.4 million in associate cash deferrals and $0.5 million in non-employee director and advisory board retainer and meeting fee deferrals related to outstanding deferral options. The opportunity to defer portions of compensation in exchange for options has not been offered under legacy First Horizon plans since 2004.

Description of Equity Compensation Plans Not Approved by Shareholders

The 1997 Plan

The 1997 Plan was adopted by the Board of Directors in 1996 and terminated in 2007. The 1997 Plan authorized the grant of nonqualified stock options.

Options were granted under the 1997 Plan prior to its termination pursuant to a management option program, covering a wide range of management-level associates. The last management options granted under the 1997 Plan, with seven-year terms, expired in 2014. However, prior to 2005 certain associates could elect to defer a portion of their annual compensation into stock options under the 1997 Plan. Deferral options still outstanding each had 20-year terms. All options still outstanding under the 1997 Plan were issued directly or indirectly in connection with the deferral program.

All deferral options granted under the 1997 Plan had an exercise price discounted from grant date fair market value: the aggregate exercise price plus the aggregate compensation foregone equaled the aggregate grant date fair market value. Options could be exercised using shares of FHN stock to pay the option price. When an option was exercised with shares, the option holder sometimes received a new (reload) option grant priced at then-current market (without a discount), covering the remainder of the deferral option’s term.

As of December 31, 2020, options covering 664,200 shares of our common stock were outstanding under the 1997 Plan, no shares remained available for future option grants, and options covering 21,018,475 shares had been exercised during the life of the plan. The 1997 Plan was filed most recently as Exhibit 10.2(d) in our Form 10-Q for the quarter ended June 30, 2009.

The Advisory Board Plans

The Advisory Board Plans were adopted by the Board of Directors in 2001 and 1996, and terminated in 2005 and 2002, respectively.

Options granted under the Advisory Board Plans were granted only to regional and advisory board members, or to directors of certain bank affiliates, in any case who were not associates. The options were granted in lieu of the participants receiving retainers or attendance fees for bank board and advisory board meetings. The number of shares subject to grant equaled the amount of fees/retainers earned divided by one half of the fair market value of one share of common stock on the date of the option grant. The exercise price plus the amount of fees foregone equaled the fair market value of the stock on the grant date. The options were vested at the grant date. Those granted on or before January 2, 2004 had terms of twenty years.

As of December 31, 2020, options covering 11,688 shares of our common stock were outstanding under the Advisory Board Plans, no shares remained available for future option grants, and options covering 87,811 shares had been exercised during the life of the Plans. The Advisory Board Plans were included as Exhibits 10.1(f) and 10.1(g) to our Form 10-Q for the quarter ended June 30, 2009.

2021 PROXY STATEMENT | 64

VOTE ITEM 3—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Vote Item 3—Advisory Resolution to Approve Executive Compensation

2020 Say on Pay Vote

At our 2020 annual meeting, our Advisory Resolution to Approve Executive Compensation,

commonly known as “say on pay”—received a FOR vote of 94% of the shares voted.

Alignment of Pay and Performance

The merger of equals of First Horizon and IBERIA in 2020 drove many changes to our company that had an impact on executive compensation. The merger nearly doubled our size and transformed the composition of our executive leadership team and our peer banking group. After the merger, the Compensation Committee reconsidered executive compensation in light of these changes. Despite the momentous changes caused by the merger, the Committee remains committed to the principle of paying our executives based on their performance and the company’s financial and strategic results. Our compensation policies and practices continue to be designed to align the interests of all of our associates, including our executives, with the interests of our shareholders. As always, we seek to attract, retain, incent, and reward individuals who contribute to the long-term success of the company. Key practices linking performance to compensation include significant weighting of pay mix in favor of awards at risk for financial or market performance, meaningful share retention requirements for executives, and correlation of the payouts of financial performance awards with total returns to our shareholders.

Details regarding the impact of the merger of equals on executive compensation, compensation decisions both pre- and post-merger and our compensation policies and practices pre- and post-merger are discussed throughout the CD&A section of this proxy statement beginning on page 70.

‘‘Say on Pay’’ Resolution

Under Section 14A of the Securities Exchange Act, our shareholders are entitled to an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and the related material. This advisory vote, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay program. At the 2017 annual meeting, our shareholders had the opportunity to cast an advisory vote on how frequently we should hold a say on pay vote. The Board recommended and the shareholders approved an annual frequency for the say on pay vote, and the Board subsequently determined that we would in fact conduct a say on pay vote at each annual meeting.

We believe that the information we have provided in the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support the long-term success of First Horizon. Accordingly, the Board of Directors unanimously recommends that you vote in favor of the following resolution:

“RESOLVED, that the holders of the common stock of First Horizon Corporation (“Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s proxy statement for the 2021 annual meeting of shareholders as such compensation is disclosed in

2021 PROXY STATEMENT | 65

VOTE ITEM 3—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

such proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in the proxy statement.”

Because your vote is advisory, it will not be binding upon the Board, and the vote on this item will not be construed as overruling a Board decision or as creating or implying any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the shareholders vote for vote item 3.

2021 PROXY STATEMENT | 66

VOTE ITEM 4—RATIFICATION OF APPOINTMENT OF AUDITORS

Vote Item 4—Ratification of Appointment of Auditors

Appointment of Auditors for 2021

KPMG LLP audited our annual consolidated financial statements for the year 2020. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2021. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as vote item 4 the ratification of KPMG LLP’s appointment as our auditors for the year 2021, with the recommendation that the shareholders vote for item 4. Representatives of KPMG LLP are expected to be present at the virtual annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions. The 2020 engagement letter with KPMG LLP was subject to alternative dispute resolution procedures that comply with regulatory guidance. If the shareholders do not vote to ratify KPMG LLP’s appointment as our auditors for the year 2021, the Board of Directors will consider what course of action would be appropriate.

Fees Billed to Us by Auditors during 2019 and 2020

The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2019 and 2020 for services rendered in the categories of audit fees, audit-related fees, tax fees and all other fees.

	2019	2020
Audit Fees	$2,438,500	$4,673,935
Audit-Related Fees	113,500	113,500
Tax Fees	9,433	0
All Other Fees	0	0
Total	$2,561,433	$4,787,435

Audit Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our consolidated financial statements, including the audit of internal controls over financial reporting, and review of our quarterly financial statements or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, including registration statements and offerings, and acquisition-related audit procedures.

Audit-Related Fees. Represents the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under Audit Fees above. The amount for both years consists of fees for attestation and reports on controls placed in operation and tests of operating effectiveness.

Tax Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning. The amount for 2019 consists of fees for assistance with tax research and tax consulting services.

All Other Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for products and services other than those reported under the three preceding paragraphs.

None of the services provided to us by KPMG LLP and described in the paragraphs entitled Audit-Related Fees, Tax Fees and All Other Fees above were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

2021 PROXY STATEMENT | 67

VOTE ITEM 4—RATIFICATION OF APPOINTMENT OF AUDITORS

Policy on Pre-Approval of Audit & Non-Audit Services

The Audit Committee has adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. Services either may be approved in advance by the Audit Committee specifically on a case-by-case basis (“specific pre-approval”) or may be approved in advance (“advance pre-approval”). Advance pre-approval requires the Committee to identify in advance the specific types of services that may be provided and the fee limits applicable to such types of services, which limits may be expressed as a limit by type of service or by category of services. All requests to provide services that have been pre-approved in advance must be submitted to the Chief Accounting Officer prior to the provision of such services for a determination that the service to be provided is of the type and within the fee limit that has been pre-approved. Unless the type of service to be provided by KPMG LLP has received advance pre-approval under the policy and the fee for such service is within the limit pre-approved, the service will require specific pre-approval by the Committee.

The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Committee. Audit, Audit-related, Tax, and All Other services, as those terms are defined in the policy, have the advance pre-approval of the Committee, but only to the extent those services have been specified by the Committee and only in amounts that do not exceed the fee limits specified by the Committee. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Committee specifically provides for a different term. Unless the Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax return preparation.

The policy delegates the authority to pre-approve services to be provided by KPMG LLP, other than the annual audit engagement and any changes thereto, to the chair of the Committee. The chair may not, however, make a determination that causes the 75% limit described above to be exceeded. Any service pre-approved by the chair will be reported to the Committee at its next regularly scheduled meeting.

The Board of Directors unanimously recommends that the shareholders vote for vote item 4.

2021 PROXY STATEMENT | 68

OTHER MATTERS

Other Matters

The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Shareholder Proposal & Nomination Deadlines

Rule 14a-8 Proposals

If you intend to submit a shareholder proposal for inclusion in our proxy materials for the 2022 annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it must be received by the Corporate Secretary, First Horizon Corporation, 165 Madison Avenue, Memphis, Tennessee, 38103, not later than November 15, 2021.

Proxy Access Nominations

If you would like to nominate a director for inclusion in the proxy materials for our 2022 annual meeting in accordance with Section 3.16 of our Bylaws (our proxy access bylaw), such nomination must be submitted to the Corporate Secretary, 165 Madison Avenue, Memphis, Tennessee 38103 no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the company mailed its proxy statement for the prior year’s annual meeting of shareholders. Our mailing date for the 2021 annual meeting is March 15, 2021, so a proxy access nomination would have to be submitted not earlier than October 16, 2021 and not later than November 15, 2021. If our annual meeting is not scheduled to be held within 30 days before or 30 days after the first anniversary date of the previous year’s annual meeting, the nomination must be submitted by the later of the close of business on the date that is 180 days prior to the annual meeting date or the tenth day following the date such annual meeting date is first publicly announced or disclosed.

Other Proposals or Nominations to be Brought before the 2022 Annual Meeting

Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to bring before a shareholder meeting a director nomination or other proposal, outside the processes that permit them to be included in our proxy statement, must comply with certain procedures. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholder meeting. Such shareholder proposals and nominations must be submitted to the Corporate Secretary. Section 2.4 of our Bylaws provides that our annual meeting of shareholders will be held each year on the date and at the time fixed by the Board of Directors. The Board of Directors has determined that our 2022 annual meeting will be held on April 26, 2022. Thus, shareholder proposals and director nominations submitted outside the processes that permit them to be included in our proxy statement must be submitted to the Corporate Secretary between December 27, 2021 and January 26, 2022, or the proposals will be considered untimely. If we give fewer than 100 days’ notice or public disclosure of a shareholder meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholders’ meeting was mailed or publicly disclosed. Untimely proposals may be excluded by the Chairman of the Board, or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

2021 PROXY STATEMENT | 69

COMPENSATION DISCUSSION & ANALYSIS

Compensation Discussion & Analysis

CD&A CONTENTS

•  CD&A Highlights (this page)

•  Glossary for CD&A (p. 78)

•  Compensation Practices & Philosophies (p. 78)

•  2020 Direct Compensation Components & Pay Decisions (p. 80)

•  Deferral, Retirement, and Other Benefits (p. 89)

•  Other Practices (p. 92)

•  Compensation Committee Report (p. 93)

Introduction to CD&A

The Compensation Committee of the Board oversees compensation for executives, as discussed under The Compensation Committee beginning on page 30 of this proxy statement. This CD&A section discusses and analyzes executive compensation decisions made by the Committee related to 2020. Several technical terms appear in this section. A glossary is provided on page 78.

This CD&A section focuses on the compensation of five executives, our “Named Executive Officers” or “NEOs”:

2020 NEO	Position
D. Bryan Jordan	President and Chief Executive Officer
William C. Losch III	Senior Executive Vice President—Chief Financial Officer
Daryl G. Byrd	Executive Chairman of the Board
Michael J. Brown	President—Regional Banking
Anthony J. Restel	Senior Executive Vice President—Chief Operating Officer

CD&A Highlights

Strategic & Financial Overview

First Horizon, Re-Defined

On July 1, 2020, we completed a merger of equals transaction (the “merger of equals,” “MOE,” or simply the “merger”) with IBERIABANK Corporation (“IBERIA”), and a few weeks later we purchased 30 banking centers from Truist Bank. Those transactions nearly doubled our size, as illustrated in the charts below. We are now a top-30 U.S. bank ranked by assets.

We Nearly Doubled in Size

Financially, operationally, and for many purposes discussed in this CD&A section, the merger of equals sharply divided 2020 into the first half—pre-merger—and the second half—post-merger. Merger-driven expenses and accounting gains had substantial impacts on “reported” operating results for both halves of 2020, but have been eliminated from “adjusted” results included in this proxy statement to illustrate the underlying results from ordinary operations.

2021 PROXY STATEMENT | 70

COMPENSATION DISCUSSION & ANALYSIS

Compensation Milestones related to the MOE

Nov 3, 2019	Legacy boards approve MOE & senior executive roles
Mar 2020	COVID-19 pandemic requires shift to remote workforce and business operations
Apr 2020	Virtual shareholder meetings; MOE overwhelmingly approved
Apr-Jun 2020	Legacy Compensation Committee chairs lead process to re-define peer group and benchmarking for post-close compensation programs
Jul 1, 2020	MOE legally closes; new executive team and Compensation Committee appointed
Jul 2020	New Compensation Committee approves new salaries and 2020 annual incentive approach pre- and post-merger and creates new executive compensation packages after benchmarking practices of new peer group

Leadership Decisions

When First Horizon and IBERIA negotiated their merger agreement in 2019, both boards of directors wanted substantial continuity in leadership. For the combined company post-merger, both boards agreed that the new executive team would be roughly half from each company.

Our current leadership team is shown below.

NEOs are shown in blue.

Post-MOE Leadership Team

Legacy First Horizon	Legacy IBERIA
D. Bryan Jordan President & Chief Executive Officer	Daryl G. Byrd Executive Chairman of the Board
William C. Losch III Sr EVP & Chief Financial Officer	Michael J. Brown President – Regional Banking
Tammy S. LoCascio Sr EVP & Chief HR Officer	Anthony J. Restel Sr EVP & Chief Operating Officer
David T. Popwell President – Specialty Banking	Terry L. Akins Sr EVP & Chief Risk Officer
Susan L. Springfield Sr EVP & Chief Credit Officer	Elizabeth A. Ardoin Sr EVP & Chief Communications Officer

CEO & Executive Chairman

Both boards acted to retain Mr. Jordan and Mr. Byrd so that the combined company could benefit from a continuity of leadership. In the combined organization, Mr. Jordan would be CEO, and Mr. Byrd was asked to take on the new role of Executive Chairman for the first two years following closing of the merger of equals.

In that position, Mr. Byrd was tasked with helping ensure strong execution of key aspects of the merger, including:

•	Blending the two cultures—within the board, the executive team, and the combined company;

•	Promoting best practices from each legacy organization;

•	Interacting with clients to create a smooth transition for them, and maintaining key relationships;

•	Instilling confidence within our communities that we would continue to invest in and care for the communities we serve;

•	Assisting Mr. Jordan in the development of corporate objectives and strategic planning;

•	Offering advice and consultation to Mr. Jordan including helping to review strategies, maintain accountability, and build client, associate, and community relationships; and

•	Providing overall leadership and guidance for the Board and senior management.

In negotiating Mr. Byrd’s role and compensation, both boards realized that the Executive Chairman role would be critical to the success of the post-merger effort. Because both CEOs had led similarly sized organizations prior to the merger and because their post-merger leadership would be critical to the merger’s success, both boards agreed that keeping CEO and Executive Chairman total direct compensation comparable during the transition period would be in the best interests of the combined company and all shareholders.

Executive Team

The rest of the post-merger executive team was chosen by Mr. Jordan and Mr. Byrd, with the approval of both boards, based on a variety of factors including experience, skills, and the needs of the combined company. Below the CEO, four members of the executive team have substantially the same roles now that they had before the merger: Ms. Akins, Ms. Ardoin, Mr. Losch, and Ms. Springfield. The remaining four have roles

2021 PROXY STATEMENT | 71

COMPENSATION DISCUSSION & ANALYSIS

based on previous experience, demonstrated skills, and company need.

Board

Our board today has seventeen members, two of whom are executive officers. Of the fifteen non-employee directors, eight are from legacy First Horizon, and seven are from legacy IBERIA. Both legacy boards understood that our post-merger board would be large for a company our size. Weighed against that were several factors: the combined company’s need for significant transitional (1-3 year) continuity, as well as longer-term continuity, on the board; the need for a wider range of skills and backgrounds to match our wider range of clients and communities; and the need for the combined board to work well as a single board.

We expect our board size to decrease over time. We expect ordinary attrition over time and will consider candidates if attractive opportunities arise. We do not currently expect to enlarge our board.

2020 Financial Results

In addition to the merger of equals, the year 2020 featured other major factors that significantly affected our reported and adjusted results:

•	In January, accounting guidance changed, requiring us to recognize current expected credit loss (“CECL”) on all loans. CECL rules accelerate the recognition of loan-loss provision expense at times when general economic conditions deteriorate unexpectedly.
•	Starting in March, government and public reaction to the COVID-19 pandemic caused rapid, unexpected economic deterioration, coupled with substantial job losses and business closures throughout the U.S. In the second half of the year, jobs rebounded but remained substantially below pre-pandemic levels.

•	Offices of both legacy companies, including banking centers, closed or operated only under severe usage restrictions. A substantial majority of associates worked remotely, most of the time, for the remainder of 2020. Both companies rapidly upgraded VPN, bandwidth, and other tools needed to securely and smoothly accommodate new ways of working.

•	Many clients of both companies were severely impacted. Under CECL accounting, the COVID events, especially in the first half of 2020, substantially changed expectations for future credit loss and, accordingly, our provision expense in 2020 rose precipitously.

•	The Federal Reserve took several “easing” actions that reduced long and short term interest rates in the U.S. to extremely low levels. Extremely low rates significantly reduced our net interest margin, a key driver of the profit we make from lending money.

Three primary 2020 performance measures are presented below: return on common equity (“ROCE”), return on tangible common equity (“ROTCE”), and efficiency ratio (the portion of each dollar of revenue that we spend to earn that dollar).

2020 Financial Highlights

WE DELIVERED SOLID RESULTS IN 2020 DESPITE COVID & CECL IMPACTS

ROCE / Adj ROCE	ROTCE / Adj ROTCE	Efficiency/Adj Eff.
13.66% / 8.78%	19.03% / 12.15%	54% / 59%

2021 PROXY STATEMENT | 72

COMPENSATION DISCUSSION & ANALYSIS

As mentioned above, reported measures in 2020 were greatly affected by accounting rules applied to the merger of equals, both up and down but netting to a large positive impact. Adjusted measures eliminate the merger-related impacts and integration expense, though retaining the COVID and non-merger CECL impacts described above. Although we believe our performance in 2020 was solid given the environment, we are staunchly committed to continuing to drive strong performance with a goal of achieving top-quartile returns among regional banks.

ROTCE and adjusted results differ from results reported using generally accepted accounting principles (“GAAP”). The impacts of merger and restructuring expenses and certain other notable items have been excluded from 2020 adjusted results. Non-GAAP results are reconciled to GAAP results in Appendix B.

Focus on Efficiency

For much of the past decade, efficiency—mainly through expense control—has been crucial to prudent bank management. Interest rates have been historically low, and the profitability of each loan has been squeezed by the low-rate environment. A key focus of our management, therefore, has been lowering the cost of earning each dollar of revenue. A critical way to do that is with disciplined expense control throughout the company, coupled with productivity improvements associated with better use of technological tools.

Since 2017, our focus on expense control has helped deliver significant improvement in our efficiency ratio. As mentioned above, reported results conform to GAAP accounting rules, while adjusted results are non-GAAP, reconciled to GAAP results in Appendix B.

Compensation-Related Changes Driven by the MOE

Pre-Merger

Before the merger agreement was signed in 2019, both boards and executive teams realized that post-merger leadership would be crucial to the success of the transaction. After substantial negotiation, letter agreements were created with several executive officers from both companies, including all of this year’s NEOs. The letter agreements described the roles each executive would have with the combined company, and provided most of those executives (excluding Mr. Jordan) with restricted stock awards that would have forfeited if the merger of equals had failed to close. Additional information concerning NEO arrangements related to the merger of equals is provided under Agreements related to IBERIA Merger beginning on page 108 of this proxy statement.

Post-Merger

Immediately after closing, our executive team changed significantly. Three of this year’s NEOs are from legacy IBERIA, and two are from legacy First Horizon. Our Compensation Committee similarly changed, with three members from each legacy company, including a new Committee Chair.

In July 2020, after closing the merger, our new Compensation Committee approved a new peer group and conducted comprehensive benchmarking of pay levels and program designs based on our larger, more complex organization. See Market Reference Perspective: Peer Group & Benchmarking beginning on page 79.

The Committee considered the pre-merger agreements, new executive team roles, and updated market perspectives to set salaries for the new executive team and to determine target incentive opportunities (annual and long-term) going forward. While new target compensation levels were approved in July, the salaries were effective only for the second half of 2020, while long-term incentive target opportunities were not implemented until 2021. Key actions were:

•	Salaries. The Committee harmonized executive salaries across the combined company reflecting new or modified roles, increased scope of responsibility in some cases, market data, and internal equity. Compared to pre-closing levels,

2021 PROXY STATEMENT | 73

COMPENSATION DISCUSSION & ANALYSIS

Mr. Byrd’s salary did not change, Mr. Jordan’s rose modestly (3%), and other executive salaries rose, but with significant variance from position to position (5% to 22%). New salaries were effective at the closing of the merger.

•	Annual cash incentive. Each legacy company had separate annual incentive plans and annual incentive opportunities for 2020. After the merger closed on July 1, the Committee reviewed updated peer data and approved modest increases to annual incentive targets where appropriate. The Committee created two half-year programs. The first half-year incentive would be based on each legacy company’s stand-alone performance that was heavily and unexpectedly impacted by the COVID-19 pandemic. For the second half-year, the Committee created new performance goals based on management’s post-merger budget. Payouts for pre-merger and post-merger performance were made in early 2021. These decisions are discussed in more detail under Annual Cash Incentive beginning on page 81.
•	Long-Term Incentives. Each legacy company granted the normal complement of annual long-term stock awards to their respective executive teams in the first half of 2020, with both companies using a mix of stock options, service-vested full-value awards, and performance-vested full-value awards. Differences in award mix between the companies were relatively minor. After closing, the Committee made no supplemental grants to any executive officer for 2020. For 2021, the Committee discontinued grants of stock options. The mix of long-term incentives for all executives in 2021 is 60% performance stock units and 40% restricted stock units. This change increases the focus on performance-based equity for all executives, other than Mr. Jordan who was already receiving 60% of his long-term incentive as PSUs.

The post-merger changes to total direct compensation mix are illustrated in the charts in the next section.

Pay and Performance Alignment

First Horizon’s compensation policies and practices are designed to align the interests of our executives with those of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. Key practices linking performance to compensation include:

•	Significant weighting of pay mix in favor of performance-based pay and equity-based compensation. See the charts on next page.

•	Meaningful share retention requirement. Our stock ownership guidelines extend the effective time horizon of our stock awards substantially, requiring executives to hold 50% of net after-tax shares realized from stock awards until retirement after multiple-of-salary minimum ownership levels are attained (increasing to a 75% retention requirement if an executive holds less than the minimum ownership level).

This strong alignment with performance and shareholder interests was clear before the merger of equals. Consistent with practices among our new peer banking organizations, that alignment has been further strengthened, as shown in the following charts. The post-merger “Other NEOs” chart excludes Mr. Byrd.

2021 PROXY STATEMENT | 74

COMPENSATION DISCUSSION & ANALYSIS

Performance Measures

	Pre-MOE (Legacy First Horizon)	Post-MOE
Annual Cash Incentive Pre-MOE = 1st half of 2020 Post-MOE = 2nd half of 2020	• Pre-tax earnings – target payout at budget performance (75% weight) • MOE integration – non-quantitative (25% weight)	• Pre-provision net revenue – target payout at budget performance (50% weight) • MOE integration – non-quantitative (50% weight)
PSUs Long-term Incentive Pre-MOE = 2020 Post-MOE = 2021	• ROTCE Rank – target payout at median performance vs KRX index banks over 3-yr period • TSR-rank modifier – ROTCE outcome adjusted based on TSR rank vs KRX index peers over 3 yrs	• ROTCE Rank – target payout at median performance vs KRX index banks over 3-yr period • TSR-rank modifier – ROTCE outcome adjusted based on TSR rank vs KRX index peers over 3 yrs

2021 PROXY STATEMENT | 75

COMPENSATION DISCUSSION & ANALYSIS

CEO Pay and Performance

Overview

Early each year, the CEO develops a personal plan that contains financial and strategic goals aligned with the Board-approved company plan for the year. The CEO submits that plan to the Committee for review and approval. The Board of Directors also reviews the plan. The Committee reviews the CEO’s achievement of objectives in his personal plan for the preceding year.

The Compensation Committee considered Mr. Jordan’s significant contributions to our financial results and competitive position when making decisions about his pay for 2020. In each of the past five years, Mr. Jordan has met or exceeded his personal goals. He continues to provide consistent, critical leadership, exemplified by the strategic transactions we closed in July 2020.

Mr. Jordan’s leadership is known throughout the industry. He is a director or executive committee member of the Federal Reserve Board’s Federal Advisory Council, American Bankers Association, and Operation Hope (which strives to provide banking services to financially or socially disadvantaged persons). He has been named CEO of the year by Inside Memphis Business, has been featured as a top-ten CEO in American Banker, and has been a director of the Federal Reserve Bank of St. Louis and an executive committee member of the Mid-Size Bank Coalition of America. These associations and recognitions, as well as others outside of banking, reflect well on our company and enhance Mr. Jordan’s connections to the financial services community.

Peer & Pay Changes Post-Merger

The merger agreement required legacy First Horizon to maintain its ordinary pre-merger pay practices through closing.

Mr. Jordan’s pre-merger target pay was set by the legacy First Horizon Compensation Committee and reflects median pay for the pre-merger company size. Mr. Jordan’s base salary, 2020 annual incentive opportunity and long-term equity grants were all based on the Committee’s review and assessment of pay compared to the pre-merger peer group.

CEO Pay Changes: First-Half 2020

The Committee’s review of Mr. Jordan’s salary early in 2020 showed that, in relation to the legacy First Horizon peer group, he was well below median within the pre-merger peer group. The Committee increased his salary 11%, to $1 million, which was still modestly below the median level. During that review, the Committee also determined that Mr. Jordan’s target opportunities and pay mix would remain unchanged compared to 2019.

CEO Pay Changes: Second-Half 2020

In July, following the merger, the Committee reviewed Mr. Jordan’s pay and approved increasing his salary 3%, to the median level of the post-merger peer group. During that same review, the Committee set new target opportunities for the annual cash incentive and long-term incentives going forward. Mr. Jordan’s new annual cash incentive opportunity was increased from 140% to 150% of salary and his long-term incentive targets were increased from 250% to 400% of salary. The new long-term incentive levels will not apply until 2021.

As a result, in 2021 (when all changes will be fully phased in), Mr. Jordan’s total direct compensation will be at median for the post-merger peer group.

Shareholder Say on Pay Vote

Each year, we present to our shareholders an Advisory Resolution to Approve Executive Compensation, commonly known as “say on pay.” This proposal asks our shareholders to approve, on an advisory basis, our executive compensation programs. For nine of the past ten years, our FOR say on pay vote has exceeded 90%:

Year	FOR Vote	Year	FOR Vote
2011	97%	2016	98%
2012	95%	2017	95%
2013	91%	2018	32%
2014	94%	2019	97%
2015	94%	2020	94%

2021 PROXY STATEMENT | 76

COMPENSATION DISCUSSION & ANALYSIS

Shareholder Outreach

As a newly combined company, we are committed to enhancing our corporate governance outreach to engage with, and solicit feedback from, external stakeholders. After the merger of equals, members of management and the Committee contacted our top twenty shareholders representing 56% of our outstanding common shares. Many had been shareholders of both legacy companies. The findings and outcomes from this process are discussed in Shareholder Outreach beginning on page 18 of this proxy statement.

Best Practice Policies

Our executive compensation programs are designed to align with industry best practices.

Practices We Employ Include	Practices We Avoid or Prohibit Include

   Majority of executive pay is performance-based (at-risk)

   All executive long-term incentives are stock-based and aligned with shareholder interests

   Incentive measures reflect performance that our executives control and which we believe drive shareholder value

   Performance measures emphasize controllable outcomes for which management is accountable

   Committee use of independent compensation consultant

   Meaningful stock ownership requirements

   Require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met

   Double-trigger on change in control features and agreements (CIC event plus qualifying termination)

   Clawbacks for certain restatements of financial results or if executive engages in misconduct or fraud

   NO Tax gross-up features*

   NO Stock option repricings

   NO Discount-priced stock options

   NO Single-trigger change in control payouts

   NO Single-trigger long-term incentive payouts

   NO Dividends paid on long-term incentives until vesting; failure to vest means no dividends

   NO Employment agreements**

   NO Hedging transactions in First Horizon stock (e.g., no trading derivatives, taking short positions, or hedging long positions)

*	An excise tax gross-up feature is grandfathered in certain older change in control severance agreements, but has not been used in new agreements since 2008. Also, change in control and other benefits under certain legacy IBERIA arrangements contained or preserved a tax gross-up feature, and we are obligated to honor those for the duration of each contractually binding arrangement.

**	We have agreed to retain Mr. Byrd as Executive Chairman for two years after closing the MOE, subject to certain exceptions. See Agreements related to IBERIA Merger beginning on page 108 for additional information.

Overview of Direct Compensation Components

The major components of executive compensation in 2020 consisted of cash salary, annual cash incentive under our Management Incentive Plan (“MIP”), and annual stock awards granted under our Equity Compensation Plan (“ECP”). Regular annual stock awards for legacy First Horizon executives in 2020 consisted of PSUs, stock options, and RSUs. Legacy IBERIA executives will receive no stock awards from First Horizon until 2021.

The following presents an overview of the total direct compensation components for our executives. The mix of these components, before and after the merger of equals, is illustrated in the charts in the Pay and Performance Alignment section beginning on page 74.

2021 PROXY STATEMENT | 77

COMPENSATION DISCUSSION & ANALYSIS

Total Direct Compensation Components in 2020

Component	Primary Purpose	Key Features
Cash salary	To provide competitive baseline compensation to attract and retain executive talent.	Salaries are determined based on prevailing market levels with adjustments for individual factors such as performance, experience, skills, and tenure.
Annual cash incentive	To motivate and reward executives for achieving and exceeding annual performance goals, both company-wide and individual.	The key corporate metrics were earnings and MOE integration coupled with several financial and other factors, including earnings quality, efficiency, and risk management and individual performance. The 2020 annual incentive was split into two parts, a first-half annual incentive and a second-half annual incentive. See Annual Cash Incentive starting on page 81 for details.
Annual long-term incentive awards: PSUs, RSUs, & stock options	To motivate and reward long-term performance by providing performance and service-vested, equity-based, long-term incentives that reward achievement of specific corporate goals, provide a retention incentive, and promote alignment with shareholders’ interests.	PSUs vest based on pre-defined three-year goals relative to an industry index. After final performance is determined in 2023, PSUs will be paid in stock in 2025, following a mandatory two-year deferral period. RSUs vest after three years and are paid in shares of stock. 2020 stock options were priced at market, vest annually over four years, and have seven-year terms. Options will not be granted in 2021. See Long-Term Incentive Awards starting on page 86 for details.

Glossary for CD&A

NEO	Executive officer named in this CD&A
ECP	Equity Compensation Plan (long-term incentive awards)
MIP	Management Incentive Plan (annual cash incentives)
PSUs	Performance stock unit award
RSUs	Restricted stock unit award
Stock options	Stock option award
Restricted stock	Restricted stock award
CIC	Change in control
IBERIA or IBKC	IBERIABANK Corporation
ROA	Return on average assets
ROE	Return on average equity
ROCE	Return on average common equity
ROTCE	Return on average tangible common equity
TSR	Total shareholder return
EPS	Earnings per share
GAAP	Generally accepted accounting principles
CECL	Current expected credit loss accounting

Compensation Practices & Philosophies

Compensation Philosophy

Our compensation programs are designed to attract and retain experienced and talented executives that develop and execute strategic goals driving long-term shareholder value. We recruit from a broad talent pool including other large regional banks as well as other industries. In

2021 PROXY STATEMENT | 78

COMPENSATION DISCUSSION & ANALYSIS

return, our people may be recruited by competitors, other financial services firms, and firms in other industries. Our executive compensation program is designed to provide pay opportunities that are competitive and enable us to attract and retain top talent. While target pay is designed to be competitive, over 70 percent of our executives’ pay is variable and tied to overall company and individual performance. The mix of fixed and at-risk components, before and after the merger of equals, is illustrated in the charts in the Pay and Performance Alignment section beginning on page 74.

Market Reference Perspective: Peer Group & Benchmarking

To ensure our pay programs are competitive and fair, the Compensation Committee reviews the compensation practices of a peer group of selected U.S. banks of roughly comparable size and business mix. The Committee uses peer group data to assess our executive compensation and provide context and reference points when setting pay levels.

For legacy First Horizon, the same peer group was used from 2018 through the first half of 2020 and consisted of thirteen financial services institutions. By the end of 2019, when the Committee reviewed the legacy peer group, the companies ranged in asset size from $26 billion to $109 billion. Legacy

First Horizon, with $43 billion of assets, was slightly above median.

In July 2020, the post-merger Compensation Committee updated the peer group to better reflect our new size, which was roughly $80 billion in assets at that time. The new peer group reflected regional banks with assets ranging from $44 billion to $169 billion, positioning us just above median. As one of the top 30 largest banks in the U.S., there is a limited number of banks our size.

The pre-merger and post-merger peer groups are shown in the following table, with First Horizon’s size shown for context:

Peer Groups, Pre- and Post-MOE

	13 Pre-MOE Peers	Assets YE’19		17 Post-MOE Peers	Assets YE’19
1	Huntington Bancshares	$109	1	Fifth Third Bancorp	$169
2	Comerica, Inc.	$73	2	Citizens Financial Group, Inc.	$166
3	Zions Bancorporation	$69	3	KeyCorp	$145
4	People’s United Financial	$59	4	Regions Financial Corporation	$126
5	Synovus Financial Corp.	$48	5	M&T Bank Corporation	$120
6	TCF Financial Corporation	$47	6	First Republic Bank	$116
	First Horizon (at YE 2019)	$43	7	Huntington Bancshares	$109
7	BOK Financial Corporation	$42		First Horizon (at YE 2020)	$84
8	F.N.B. Corporation	$35	8	Comerica, Inc.	$73
9	Cullen/Frost Bankers Inc.	$34	9	SVB Financial Group	$71
10	BankUnited, Inc.	$33	10	Zions Bancorporation	$69
11	Associated Banc-Corp	$32	11	People’s United Financial	$59
12	Webster Financial Corporation	$30	12	Popular, Inc.	$52
13	Commerce Bancshares, Inc.	$26	13	CIT Group Inc.	$51
			14	Signature Bank	$51
			15	Synovus Financial Corp.	$48
			16	TCF Financial Corporation	$47
			17	East West Bancorp, Inc.	$44

$ in billions

The Committee’s independent consultant conducted comprehensive benchmarking of the compensation peer group to provide reference for pay levels as well as program designs for the post-

merger organization. The Committee used this information to set salaries, target incentive opportunities and determine the components of direct compensation for executives. Post-merger,

2021 PROXY STATEMENT | 79

COMPENSATION DISCUSSION & ANALYSIS

the Committee’s preferences and goals were to set target total direct compensation aligned with peer median recognizing that individual packages may be higher or lower at any particular time based on individual factors including performance, experience, skills, tenure and retention needs.

KRX Regional Bank Index

Before the merger of equals, the published Keefe, Bruyette & Woods regional bank index, ticker symbol KRX (the “KRX index”), encompassed fifty regional U.S. banks, including both legacy companies. The annual PSU awards granted to legacy First Horizon executives in 2020 used the KRX index banks as the group against which our ROTCE would be ranked over the three-year performance period of those awards. The Committee believed that, in the context of a multi-

year financial performance award, the KRX index provided a larger, and more stable, group representing “the industry” against which to measure our performance, even though many of those banks would not be appropriate for benchmarking compensation practices.

Tally Sheets

The Committee uses tally sheets to review executive pay packages and when considering adjustments to executive pay levels and mix. A “sheet” for each executive summarizes all major categories of current and recent compensation levels, including the aggregate retention value and duration of unvested awards. Tally sheets are reviewed in conjunction with peer group market data related to each executive position.

2020 Direct Compensation Components & Pay Decisions

Salary

Early each year the Compensation Committee reviews the salaries of the CEO and other executives, considering market data, competitive practices within the industry and the company’s performance. The Committee approves the CEO’s salary. For other NEOs, the Committee approves salaries each year taking the CEO’s recommendations into account.

Early in 2020, two NEOs, Mr. Jordan and Mr. Losch, received raises to better align salaries with the median levels of our pre-merger peer group. In July, after the merger of equals closed, the salary for each NEO was re-set after a review of practices within our new peer group. The tables below summarize the salaries approved for 2020 during the normal, pre-merger review process as well as the new salaries for executives following the merger that reflect the newly combined organization, new executive team structure, and new roles and responsibilities.

Salary Walk-Forward, 2019-2020

		2020
NEO	2019	Pre-MOE	Post-MOE
Mr. Jordan	$900,000	$1,000,000	$1,030,000
Mr. Losch	500,000	550,000	675,000
Mr. Byrd*	NA	1,150,000	1,150,000
Mr. Brown*	NA	662,500	700,000
Mr. Restel*	NA	620,000	675,000

*	Pre-MOE salaries set by legacy IBERIA compensation committee.

2021 PROXY STATEMENT | 80

COMPENSATION DISCUSSION & ANALYSIS

Total Incentive Opportunities and Mix

Post-MOE Regular Incentive Targets

(as a percentage of salary)

		Regular Long-Term Incentive Awards
		(starting 2021)
NEO	Annual Incentive* (target)	Performance Stock Units (target)	Restricted Stock Units	Total LTI Awards

Mr. Jordan	150%	240%	160%	400%
Mr. Losch	100%	105%	70%	175%
Mr. Byrd	124%	215%	143%	358%
Mr. Brown	100%	105%	70%	175%
Mr. Restel	100%	105%	70%	175%

*	Applicable to all of 2020.

Key factors considered when target levels are set include the appropriate mix of base pay (salary) versus pay at risk for corporate performance or stock value performance, and the mix between short- and long-term compensation. The table above shows that the CEO’s regular compensation package is more heavily weighted in favor of financial performance, and more heavily at-risk overall, than the other NEOs. This practice is consistent with the greater responsibilities of the

CEO position, prevalent market practices among our peer group, and our compensation philosophy, which endeavors to link a substantial portion of executive pay to performance.

For the CEO, PSUs were 60% of total equity awards, while non-performance awards were 40%. In 2021, the mix for all other NEOs will mirror the CEO.

Annual Cash Incentive

Overview: 2020 as Two Half-Years

Early in 2020, prior to the merger of equals, the compensation committees of legacy IBERIA and First Horizon each set annual incentive target amounts based on each executive’s role, along with performance metrics for the year. For legacy First Horizon, the pre-merger quantitative metrics included core earnings and credit quality, each weighted 50%, with goals based on budget for the year. IBERIA’s compensation committee took similar actions. Neither company’s budget used to create 2020 performance goals included the prospect of the merger of equals, consistent with covenants made in the merger agreement.

As discussed earlier, the events of 2020, including the impacts from the COVID pandemic starting in March, the closing of the merger of equals in July,

and the purchase of 30 other banking centers posed substantial challenges to our normal business and compensation practices. Those challenges were amplified by the adoption of the new CECL accounting rules that, combined with the merger of equals and COVID pandemic, significantly impacted original budgets and plans.

As a result, following the merger of equals in July, the Committee determined to split performance for the annual cash incentive into two parts, one for each half-year (i.e., pre- and post-merger). The first half was based on the Committee’s assessment of pre-merger performance. The Committee also approved new performance goals for the second half of the year and new target incentive opportunities for the year. The two half-year annual incentive programs are illustrated below.

2021 PROXY STATEMENT | 81

COMPENSATION DISCUSSION & ANALYSIS

Overview of 2020 Annual Incentive Programs

Pre-MOE Drivers (First Half)	Post-MOE Drivers (Second Half)

Legacy First Horizon

➢ 75% pre-tax earnings

➢ 25% merger integration

➢ Corporate rating adjustment

➢ Individual rating

Legacy IBERIA*

➢ 50% core earnings

➢ 50% credit quality:

–  25% non-performing assets

–  25% net charge-offs

First Horizon ➢ 50% pre-provision net revenue ➢ 50% merger integration ➢ Corporate rating adjustment ➢ Individual rating
*	Legacy IBERIA pre-MOE drivers were determined by IBERIA’s compensation committee.

The quantitatively weighted factors shown in the table define what the Committee calls the “corporate rating,” which is the performance outcome that applies to all executives. The legacy Committee permitted adjustments to the corporate rating based on the Committee’s qualitative assessment of a number of factors, including balanced scorecard results, risk management, quality of earnings, and other items that could become important for assessing performance. In addition, the Committee expected to consider individual ratings to arrive at final annual incentive amounts. Post-merger, the Committee has continued those legacy practices.

First Half Determination

As mentioned earlier, the COVID-19 pandemic created large, unbudgeted loan-loss provision expense in the first two quarters of 2020 for each legacy company, as well as a substantial reduction in fee and other non-interest income as the economy quickly entered a severe recession. Neither legacy budget anticipated these and other impacts from the pandemic. Also, although expected merger-related transaction expenses were taken into account when bonus opportunities were set up, under the merger agreement neither legacy company was allowed to anticipate the merger of equals closing mid-year, so both budgets assumed business as usual with the expectation that the post-merger Committee would adjust budget numbers and goals appropriately.

In July, the post-merger Committee recognized that the executive teams from both legacy companies had done extensive and successful work in the first half of 2020 to make the merger’s legal closing possible in a normal timeframe (eight months from announcement), and to make the post-closing integration more likely to be successful and on time. Specifically, closing a bank merger of equals of this scale in eight months would have been viewed as a good outcome in normal times, and was considered outstanding in the context of the COVID pandemic. In addition, although provision expense had been substantial, the Committee judged that overall credit quality, given the higher level of reserves, remained quite sound. The Committee believed the Company’s strong credit performance was an outcome of sound credit risk management before and during the pandemic. The Committee also considered other important factors, including: excellent results in mortgage-related businesses and fixed income; outstanding leadership assisting clients obtain emergency funding from the federal paycheck protection program; significant community, customer, and associate support programs sponsored by both legacy banks; and prudent capital and liquidity management highlighted by legacy First Horizon issuing $1.25 billion of debt capital and $150 million of permanent equity capital in April and May, during the height of the spring pandemic. The Committee also recognized the severe market decline in the banking sector, and in our stock price specifically, but also the critical need to continue to motivate the newly combined leadership to integrate the two companies quickly in the middle of a pandemic.

After considering those factors, without quantitative analysis or weighting, the Committee approved the corporate rating for the first half of 2020 at 95% of target, for both legacy half-year annual incentive programs. The Committee did not determine individual ratings at that time, nor were any annual incentives related to the first half of 2020 paid during 2020.

2021 PROXY STATEMENT | 82

COMPENSATION DISCUSSION & ANALYSIS

Second-Half Annual Incentive

When the Committee met in July, post-merger, management had created a new budget and merger integration goals to reflect the post-merger business plan and expectations about the COVID-19 pandemic for the rest of the year. The Committee judged that COVID-related provision expense remained highly unpredictable and was largely outside of management’s control. The Committee decided to use pre-provision net revenue (PPNR) as a key quantitative driver of second-half performance outcomes. PPNR—operating revenue net of operating expenses—is a performance measure often used by financial-industry analysts and regulators in forecasting, modelling, and risk management. Also, the Committee elevated the importance of the merger integration process and outcomes, as discussed in the next section. These decisions are illustrated in this table:

Second-Half 2020 Annual Incentive—Drivers & Goals

Pre-Provision Net Revenue Factor (50% wtg)
Second-Half 2020 Drivers	Adj’d PPNR*	% of Budget	PPNR Factor
➢ 50% pre-provision net revenue ➢ 50% merger integration ➢ Corporate rating adjustment ➢ Individual rating	$672 million & above	110% & above	110% to max of 150%
	$611-672 million	100% - 110%	100% - 110%
	$611 million (budget)	100%	100%
	$551-611 million	90% - 100%	90% - 100%
	$459-550 million	75% - 90%	75% - 90%
	$305-458 million	50% - 75%	50% - 75%
	Below $305 million	below 50%	0%
*	All PPNR numbers are six-month amounts.

Merger Integration Factor

The merger integration factor was intended to be judged using both quantitative and non-quantitative considerations, viewed by the Committee with hindsight. Items the Committee expected to assess included, without any pre-determined weighting:

•	Retention of key talent in the top three tiers of the company who are critical to integration and long-term success

•	Meaningful progress in fiscal 2020 in achieving publicly announced cost savings target (by year-end 2020, 25% of target $170M annual cost saves in the run rate), plus company should be positioned to achieve 75% by year-end 2021

•	One-time merger expenses not more than initial disclosed amount ($440 million)

•	Achievement of customer retention targets and achievement of targets to minimize customer impact

•	Achievement of systems integration milestones

•	Satisfactory credit quality
Corporate Rating Adjustment

The calculated corporate rating—the outcome of the PPNR and merger integration factors—could be adjusted by the Committee to arrive at a final corporate rating. The adjustment could encompass both quantitative and non-quantitative considerations, including:

•	Balanced scorecard results

•	Risk management results

•	Quality of earnings assessment

•	Non-strategic outcomes

•	Other adjustments, as determined by the Committee

The balanced scorecard process ranks our company relative to peer group companies on various financial measures. The scorecard process used quantitative financial measures and peer rankings, but was not used in a quantitative manner to determine a specific numerical rating. For a variety of reasons, including a lack of available data, the scorecard process was not used for the first-half annual incentives.

2021 PROXY STATEMENT | 83

COMPENSATION DISCUSSION & ANALYSIS

The risk management factor was intended to be used if unusual or exceptional events occurred that tested our level of preparedness, or if events occurred that reflected well or poorly upon our risk management functions.

For quality of earnings, the Committee intended, among other things, to take account of unusual shortfalls or windfalls in revenues associated with interest rate movements, asset sales, and other events during the year relative to budgetary expectations.

Our non-strategic businesses have been largely discontinued and are being wound down over many years. Although the income factor excludes impacts from these businesses, the Committee retained the ability to adjust annual incentives up or down depending upon the Committee’s subjective assessment of how these legacy businesses are managed to mitigate long-term impacts on the company.

Individual Ratings

In addition to the corporate rating, which applies to all NEOs, the Committee also considers each NEO’s individual performance in determining final results. Each individual rating is based on the Committee’s assessment of personal plan results and any other individual factors the Committee chooses to consider. Individual ratings range from 0% to 150%, and are multiplied by the corporate rating to arrive at a final performance percentage.

The CEO’s 2020 personal plan included four major performance areas:

•	Strategic: integration; culture & processes; differentiated customer experience; information technology; and brand awareness

•	Associates: engaging associates; promotion of diversity and inclusion; succession and talent development

•	Financial: efficiency and revenue improvements; shareholder value creation; strong risk culture and credit quality

•	MOE: integration and optimization

These areas had no particular weighting. Actual individual rating impacts are discussed under 2020 Annual Incentive Outcomes immediately below.

Pre-Defined Quantitative Adjustments

The Committee, in setting the performance goals, provided that PPNR and other financial performance measures must be adjusted for certain specific items, including changes in accounting principles and certain unusual or non-recurring items, such as litigation settlements. Also, the unusual gains and losses recognized at the closing of the merger of equals, as required by accounting rules, were adjusted out of budget and performance calculations. The required adjustments were similar to, but not the same as, the notable item adjustments presented in Appendix B.

Second-Half Corporate Rating Determinations

Second-half decisions are shown in the next table.

2021 PROXY STATEMENT | 84

COMPENSATION DISCUSSION & ANALYSIS

Second-Half 2020 Annual Incentive—Corporate Rating

Second-Half
Corporate
	Second-Half 2020 Drivers	Second-Half 2020 Outcomes & Rationales	Rating
➢	50% PPNR Outcome: 109%	PPNR for the second half of 2020, after all required adjustments, was $661 million, or 109% of budget. The largest required adjustment excluded a large net gain from the MOE.
➢	50% merger integration Outcome: 100%	The Committee approved the merger integration factor at 100%. The Committee believes that the integration process is proceeding well in many key respects, most notably in operating cost saves, which were achieved at 33% of targeted saves by year-end, ahead of the 25% goal set in July. However, transaction and integration expenses exceeded targeted levels at year-end. On balance, and with much remaining to be completed in 2021, the Committee approved this factor at 100%.	104.5%
➢	Second-half corporate rating adjustments Outcome: no adjustment	The Committee considered the factors mentioned earlier, but determined that no company-wide adjustment should be made, either for PPNR or for integration. In the balanced scorecard assessment for 2H20, First Horizon ranked first among the peer group banks in ROA and ROTCE, and was near-median for most other categories. Efficiency was considered to be excellent, especially under the circumstances.

Annual Incentive Final Decisions

Final Committee Decisions

➢	The second-half corporate rating was not adjusted using discretion, and remained 104.5%. As mentioned earlier, the first-half rating was 95%.

➢	The two half-year corporate ratings were averaged, resulting in 100% overall for the year.

➢	Individual ratings for the executive team, including each NEO, were approved at 125%, for reasons discussed below. With the corporate rating at 100%, each annual incentive was 125% of target.

➢	While typical practice would be to pay the annual incentive in cash, the Committee decided to pay 80% of target in cash, and to grant RSUs having a grant date value equal to 45% of the annual incentive target. The RSUs will cliff vest after a three-year service period requirement.

The Committee believed it prudent to use RSUs with a service period consistent with the time horizon for significant realization of management’s longer-term synergy goals for the merger of equals. Also, RSUs align well with shareholder interests and enhance retention of key leaders during that period.

Key Drivers of Individual Ratings

These are the key factors the Committee considered in approving individual ratings of 125%:

•	The executive team achieved outstanding results in closing the merger of equals eight months after announcement in the midst of a global pandemic. That outcome took intense focus and sound judgments sustained over most of a year.

•	Before the merger, the executives worked together well to prepare for the transition to a combined company. Following the merger, the new executives quickly came together as a team.

•	Credit quality during the year remained strong, a remarkable feat during the pandemic.

•	By year-end, we had achieved merger-related cost saves of about 103% of management’s plan for that point in the process (nearly half way to systems integration), and integration milestones remained on track.

•	Management had increased the overall net-cost-save goal for the merger from $170 million to $200 million, based on actual saves achieved and identified.

•	Expense control in general achieved excellent results, even if there were no pandemic or merger. Our adjusted efficiency ratio—with merger gains excluded—was below 60%, a great success. This was achieved even while we

2021 PROXY STATEMENT | 85

COMPENSATION DISCUSSION & ANALYSIS

increased associate and community support appreciably due to the pandemic.

•	Earnings metrics in the second half of the year—with merger gains excluded—were excellent under the circumstances, which included the ongoing pandemic and the operational challenges unavoidably associated with a major merger and the purchase of 30 banking centers.

•	Fixed income and mortgage-related earnings (consumer mortgage lending, title services, and lending to mortgage companies) were stand-outs in a challenging year, but most business lines throughout the company delivered sound, on-target-or-better results in the second half.

•	Lending and other synergies from the merger of equals, though assessed only 6 months after closing, were strong. For example, we estimate about $100 million of synergistic loans closed in 2020, led by the equipment finance category.
•	With the cooperation of legacy IBERIA, legacy First Horizon, at the height of the spring pandemic, raised $1.25 billion of debt capital and $150 million of preferred stock. Part of the funds raised refinanced more costly capital sources; the rest will strengthen our capital ratios and support growth.

Rationales for RSUs

•	RSUs provide strong shareholder alignment.

•	RSUs provide strong retention incentive.

•	Three-year service period consistent with timeline to achieve targeted merger synergies.

The outcomes of these processes and decisions for the NEOs are summarized in the next table.

2020 Annual Incentive Outcomes

NEO	2020 Target ($)	1st Half Corp. Rating	2nd Half Corp. Rating	Blended Corp. Rating	Corp. Rating Result ($)	Individ. Rating	2020 Annual Incentive ($)	Cash Paid ($)	RSUs* ($)

Mr. Jordan	1,545,000	95%	104.5%	100%	1,545,000	125%	1,931,250	1,236,000	695,250
Mr. Losch	675,000	95%	104.5%	100%	675,000	125%	843,750	540,000	303,750
Mr. Byrd	1,425,000	95%	104.5%	100%	1,425,000	125%	1,781,250	1,140,000	641,250
Mr. Brown	700,000	95%	104.5%	100%	700,000	125%	875,000	560,000	315,000
Mr. Restel	675,000	95%	104.5%	100%	675,000	125%	843,750	540,000	303,750
*	RSUs were granted in February 2021, valued at-market, with three-year cliff-vesting.

Long-Term Incentive Awards

All 2020 Awards were pre-MOE

In 2020, the annual stock award mix for Mr. Jordan was 60% PSUs, with RSUs and options comprising 20% each. The mix for Mr. Losch and most other legacy First Horizon executives was 50% PSUs, with RSUs and options comprising 25% each. The Committee believed that its use of these components provided an appropriate balance between performance and retention.

The other three NEOs did not receive long-term incentive awards from First Horizon in 2020. They received awards from IBERIA early in 2020 which converted to First Horizon stock when the merger of equals closed.

The dollar amounts and mix of awards granted in 2020 to Mr. Jordan and Mr. Losch are illustrated in the chart below. Dollar amounts are shown using values assigned by the Committee. PSU values are shown at target levels.

Further information about each award type is provided in the remainder of this discussion. Details regarding the specific terms of each award relate to the 2020 awards. As mentioned above, stock options were not granted in 2021.

2021 PROXY STATEMENT | 86

COMPENSATION DISCUSSION & ANALYSIS

2020 Annual Stock Award Grant Mix

($ in thousands)

Performance Stock Units (PSUs)

2020 PSUs

Consistent with our philosophy to tie a significant portion of our executives’ pay to our long-term performance and align executives with shareholders, the Committee believes PSUs should comprise the significant majority of the long-term incentive program. PSU awards vest only if pre-defined goals are achieved over a three-year performance period. The metrics are established at the beginning of each performance period. The Committee approves the performance metrics and goals each year based on the company’s objectives at that time, and may change the types and amounts of awards compared to prior years based on desired managerial focus, competitive pressures, and other factors.

For the 2020 PSUs, payout is based on how we rank relative to the group of banks included in the KRX index mentioned earlier. We believe these metrics and the relative perspective reflect how shareholders view our performance. Specifically, the vesting percentage of 2020 PSUs will be based on achievement of two metrics:

•	Adjusted ROTCE averaged over the three-year period 2020-22, ranked against the average ROTCE results of the KRX banks.
•	A TSR modifier will be applied to the ROTCE outcome. Our TSR performance will be ranked against the KRX index banks.

Banks that fall out of the index after grant for certain specific reasons (including merger and certain types of de-listing) will not be included in the final peer calculation.

Both rankings will follow our traditional practice: top-quartile performance results in maximum payout, and bottom-quartile performance results in zero (ROTCE) or minimum (TSR) payout. For the middle quartiles, the percentages are interpolated. The ROTCE percentage (of target) will range from 0% to 150% (with 50% the “threshold” level), the TSR percentage will range from 75% to 125%, and the final payout calculation will multiply the two with equal weighting. Dividends accrue until payment but are paid only to the extent the underlying units vest. Performance will be determined in 2023 but payment will be deferred until 2025.

If the TSR percentage outcome is similar to the ROTCE outcome, the TSR adjustment will amplify the degree to which the overall payout percentage deviates from target. For example, if both percentages are 109%, the overall payout will be 119%; if both percentages are 85%, the overall payout will be 72%. On the other hand, if one measure is above target and the other is below, the TSR adjustment will moderate the degree to which the overall payout will deviate from target.

The adjustments to our ROTCE are the same as the required adjustments associated with the 2020 annual incentive opportunity (first-half), discussed above under Annual Cash Incentive starting on page 81. The required adjustments are similar to, but not the same as, the notable item adjustments presented in Appendix B.

The 2020 KRX index represented 50 regional banks, a wider range of institutions than those in

2021 PROXY STATEMENT | 87

COMPENSATION DISCUSSION & ANALYSIS

our peer group used for other purposes. For 2020 PSU awards, the Committee believed that an independently-selected basket of competitors like the KRX banks provided a larger, more stable group against which to measure our performance over a three-year period. This rank structure was continued from recent years primarily because the use of a relative-rank goal rather than an absolute measure should provide a better reflection of our results versus competitors. It was chosen in part because of the volatile environment for us and our industry. The awards should self-adapt to industry events that will unfold over a three-year time horizon and cannot be predicted in advance.

Restricted Stock Units (RSUs)

RSUs align executives’ interests with shareholder interests by providing rewards in stock and rewarding for increases in our stock value. These awards also promote ownership and retention through service-based vesting and stock ownership guidelines. RSUs vest in March three years after grant if the NEO remains employed with the company through the vesting date. They are settled in shares. Dividends accrue during the vesting period and are paid in cash at vesting.

Stock Options

Stock options provide retention incentive and strong alignment with shareholder interests, since they have no value except to the extent our stock price rises after grant. NEO stock option awards in 2020 vest in equal installments, 25% per year, during the first four years following grant if the NEO remains employed with the company through the vesting dates. There is no accrual of cash dividends on options. Each option has a seven-year term and is priced at market at the time of grant. Options will achieve value only to the extent market value on the exercise date exceeds the option price fixed on the grant date. Stock options will not be granted to executives in 2021.

Valuation of Stock Awards

All regular 2020 stock awards were based upon 2020 pre-merger salary rates, using the pre-merger mix of compensation components, and using our closing stock price on the grant date, February 19, 2020, which was $15.90 per share (before the COVID pandemic significantly impacted the stock market). The pre-merger mix, applicable only to Mr. Jordan and Mr. Losch, is shown in a chart under All 2020 Awards Were Pre-MOE on page 86.

In 2020, for purposes of converting the percentages mentioned above into specific share or unit numbers, the Committee used the following valuation methods: for RSUs, 100% of market value at grant; for stock options, 25%; and for PSUs, 89.9%, as explained below.

RSUs and PSUs

The valuation methods for RSUs and PSUs are consistent with those used for financial reporting purposes. PSU values in 2020 were discounted 10.1% (net) from target levels due to the mandatory two-year post-vesting deferral coupled with the TSR modification feature. Neither award type is discounted for the risk of forfeiture due to employment termination or non-performance.

Stock Options

The actual value of a service-vested option cannot be determined in any definitive way. Many commonly used estimation methods, including the method used for financial reporting, were developed in connection with ordinary market trading of short-term options. The Committee believes that those methods overstate the value that an executive generally would ascribe to our long-term, unmarketable options with service-vesting requirements. That overstatement is structural, given the original usage of those methods. For those reasons, the Committee believes that the relatively simple and stable 25% method it has used for several years provides a more appropriate approximation of value.

Most Recent PSU Performance

Before 2019, PSUs performed based on our return on equity (ROE) performance ranked against KRX index banks. Before 2019, there was no TSR adjustment, so ROE ranking was the sole driver of PSU performance. ROE data for a given year is not fully available from the index banks until the following March. The most recent PSUs with final performance determined were granted in February 2017 with a 2017-19 performance period, vesting in May 2020. Our adjusted ROE over those three performance years ranked modestly over the KRX median, and those PSUs were paid at 104% of target.

Post-MOE Changes to LT Award Mix

In July 2020, the Committee established compensation packages for each of the post-closing executive officers, including all five NEOs. The Committee decided, starting in 2021, to

2021 PROXY STATEMENT | 88

COMPENSATION DISCUSSION & ANALYSIS

eliminate stock options and to raise the percentage of performance awards for all executives to the CEO’s 2020 level, which is 60%. For 2021, the executive mix will be 60% PSUs and 40% RSUs.

Refer to Compensation Related Changes Driven by the MOE, beginning on page 73, for additional information.

Deferral, Retirement, and Other Benefits

Benefits other than Change in Control

We provide retirement and other post-employment benefits that we believe are customary in our industry. We provide them to remain competitive in retaining and recruiting talent. The table below summarizes the major types of benefits provided to

NEOs. Many of these benefits are broad-based, available to most or all full-time associates, and many others are available generally to associates whose compensation levels exceed certain thresholds, regardless of officer status.

Deferral, Retirement, and Other Benefits Summary

Benefit	Type	Benefit Provided	Further Information

Savings Plan (broad-based)	Tax-qualified defined contribution (retirement savings)	Participants may defer a portion of salary into a fully funded tax-advantaged savings account, up to IRS dollar limits. We provide a 100% match on the first 6% of salary deferred.	Match amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 94, with additional information provided in the table captioned All Other Compensation (Col (i)) for 2020 on page 96 and its explanatory notes.
Savings Restoration Plan	Nonqualified deferral	Provides a restorative benefit to savings plan participants whose compensation exceeds IRS limits, as if the savings plan were not subject to those limits.	Restoration match amounts for the NEOs are included with savings plan match amounts; see the row above. Match amount and withdrawal information is provided under Nonqualified Deferred Compensation Plans beginning on page 104.
Deferred Compensation Plan	Nonqualified deferral	Participants may defer payment of a portion of salary, annual incentive, and other cash compensation. Taxation is deferred until paid. There is no company match. The plan pays at-market returns indexed to the performance of certain mutual funds selected by the participant. We hedge this obligation by purchasing those funds.	Deferral and withdrawal information for the NEOs, along with other plan information, is provided under Nonqualified Deferred Compensation Plans beginning on page 104.

2021 PROXY STATEMENT | 89

COMPENSATION DISCUSSION & ANALYSIS

Benefit	Type	Benefit Provided	Further Information
Pension Plan (broad-based)	Tax-qualified defined benefit (retirement)	Participants earned a defined retirement benefit dependent mainly on salary level (up to IRS limits) and tenure. The plan was closed to new hires after August 31, 2007; the benefit was frozen at year-end 2012. Of the 2020 NEOs, only Mr. Jordan participates.	Pension benefit information for the NEOs, along with other plan information, is provided under Pension Plans beginning on page 103. Any change in pension value for the NEOs is included in column (h) of the Summary Compensation Table on page 94 and the related note on page 96.
Pension Restoration Plan	Nonqualified defined benefit (retirement)	Provides a restorative benefit to pension plan participants. The two plans work together as if the IRS limits did not exist.	Restoration benefits and value changes are included with those of the pension plan; see the row above.
Health & Welfare programs (broad-based)	Cafeteria benefit program	Associates may elect annually to participate in several programs such as health and dental insurance, vision, dependent care, etc. We provide an allowance for this purpose based on salary, tenure, and certain wellness incentives, subject to IRS limits. A participant may elect to use any leftover allowance for the savings plan.	The amounts of these broad-based benefits for the NEOs are not reported in other tables or charts of this proxy statement, except that any savings plan contributions made by the company are reported as part of the match amounts. See the Savings Plan row above.
Survivor Benefit Plan	Death benefit	Provides a benefit of 2.5 times base salary if death occurs during active service, which is reduced to 1.0 times salary if death occurs following departure due to disability or retirement. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 94, with additional information provided in the table captioned All Other Compensation (Col (i)) for 2020 on page 96 and its explanatory notes.
Executive disability program	Disability benefit	The executive benefit cap is $25,000 per month. An executive may elect to purchase, with personal funds, an additional disability benefit of up to $5,000 per month. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 94, with additional information provided in the table captioned All Other Compensation (Col (i)) for 2020 on page 96 and its explanatory notes.

2021 PROXY STATEMENT | 90

COMPENSATION DISCUSSION & ANALYSIS

Benefit	Type	Benefit Provided	Further Information

Other	Misc.	We provide items customary in our industry, including financial counseling, an executive charitable gift match program, executive home security, limited usage of corporate aircraft, and executive wellness.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 94, with additional information provided in the table captioned All Other Compensation (Col (i)) for 2020 on page 96 and its explanatory notes.

Change in Control (CIC) Benefits

The financial services industry experiences periods of significant consolidation separated by periods of modest activity. Merger activity abated substantially following the last recession, but (excluding the four largest U.S. banks) resumed several years ago. Although this industry pattern has created substantial business opportunities for us and others, it also has created substantial personal uncertainties for associates. Our CIC severance agreements and CIC plan features were put in place a number of years ago in response to these uncertainties.

We have CIC severance agreements with Messrs. Jordan and Losch. These are not employment agreements. They provide significant benefits if employment is terminated in connection with a CIC event, but otherwise provide no employment protection. Additional information about these contracts is provided under the caption CIC Severance Agreements beginning on page 107 of this proxy statement.

The primary objective of our CIC severance agreements is to allow us to compete for executive talent during normal times, mitigating the personal risk that a CIC would present. If a CIC situation arises, the agreements also provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions in our industry.

The merger of equals was a CIC transaction under our executive CIC severance agreements, as well as under legacy IBERIA’s similar agreements. Mr. Jordan and Mr. Losch signed letter agreements with us waiving their right to treat the IBERIA transaction and related events as a benefit trigger under their CIC severance agreements. Each of the NEOs from legacy IBERIA also signed letter agreements confirming the benefits under their legacy agreements with IBERIA. Additional information about the letter agreements is provided under the captions Compensation-Related Changes

Driven by the MOE and Agreements related to IBERIA Merger beginning on pages 73 and 108.

In 2021, our Board of Directors adopted a new Executive Change in Control Severance Plan (the “CIC Plan”). We have stopped offering new individual CIC severance agreements, and have begun offering participation in the CIC Plan instead, to selected executives. Each legacy CIC severance agreement will remain in place unless the executive is invited to participate in the CIC Plan and agrees to switch. Several legacy First Horizon CIC agreements remain in place, but fewer now than before the merger of equals. As a result, we expect to have fewer CIC program participants overall than the two legacy companies had collectively, and we expect the CIC Plan to supplant the agreements by attrition.

The CIC Plan offers benefits similar to the individual agreements described above, and is used for the same purposes: to allow us to compete for executive talent during normal times, and to provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions. Messrs. Brown and Restel became participants in the CIC Plan in 2021. Additional information about the CIC Plan is provided under the caption CIC Severance Plan beginning on page 107 of this proxy statement.

Under many of our programs a CIC event can cause awards or benefits to vest, be paid, or be calculated and paid at target payout levels. The main objective of these features is to allow us to offer competitive compensation packages in an industry where robust periods of consolidation occur. Like our CIC severance agreements, these program features have a double trigger, which means that vesting or payment is accelerated only when a CIC event occurs resulting in termination of employment.

2021 PROXY STATEMENT | 91

COMPENSATION DISCUSSION & ANALYSIS

Other Practices

Stock Ownership Guidelines

Under our stock ownership guidelines, all NEOs and directors are required to retain 50% of the net after-tax shares received from stock awards. The retention level increases to 75% if the person fails to meet certain minimum stock ownership levels. For each person, the retention requirement applies during the rest of their career with us, although executives who reach age 55 are permitted to sell shares held at least three years to diversify ahead of retirement. Supportive of the guidelines, a separate policy prohibits hedging our stock.

The CEO’s minimum ownership level under the guidelines is six times cash salary, as is the Executive Chairman’s minimum. The minimum levels for the other named executives are two or three times their respective cash salaries, depending upon position. For this purpose, shares owned outright, restricted stock, RSUs paid in shares, and shares held in tax-deferred plans are counted, while PSUs, stock options, and RSUs paid in cash are not counted.

We intend for the combined emphasis on corporate performance in setting executive compensation and meaningful stock retention to strongly link the interests of our executives with those of our shareholders.

Guideline ownership levels are assessed annually, in the third quarter. In the 2020 assessment, all NEOs exceeded guideline ownership levels and all complied with the retention requirement.

Clawback Policy & Practices

Performance compensation under the MIP, ECP, any successor plan, or otherwise that is paid based on erroneous financial data is recoverable under our Compensation Recovery Policy if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain misconduct occurs, such as fraud or solicitation; grant or payment of an award is based on erroneous financial data; or if employment is terminated for cause. The look-back period for recovery generally is two years after vesting.

Use of Compensation Consultants

Before the merger of equals closed, the Committee continued its engagement of an independent consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”), to provide analysis and advice on all executive compensation-related matters (including assessment of peer groups, competitive market data, pay mix, and compensation design). Among other things, FW Cook assisted the Committee in its reviews of compensation program actions recommended by management early in 2020.

After the merger of equals closed, the newly constituted Committee engaged Meridian Compensation Partners, LLC (“Meridian”), to provide analysis and advice on all executive and director compensation-related matters, including peer group development, market benchmarking, trends and best practices, and incentive program design. Among other things, Meridian assisted the Committee in its reviews of compensation program actions recommended by management in July 2020 and in early 2021.

Key engagement items for one or both of the two consultant firms, depending on timing, were:

•	Review and discuss written Committee materials in preparation for meetings

•	Confer with the Committee chair and management regarding compensation matters, both ordinary and in relation to the merger of equals transaction

•	Regularly meet with the Committee (Meridian)

•	Provide observations on current external trends and developments

•	Advise the Committee regarding executive programs under the ECP and MIP, and any successor plan

2021 PROXY STATEMENT | 92

COMPENSATION DISCUSSION & ANALYSIS

•	Advise the Committee regarding current peer and market practices related to annual incentive, long-term incentive, and change in control plans and programs (Meridian)

•	Assist the Committee in preparing for shareholder outreach and engagement

The Committee determined that both FW Cook and Meridian are independent and have no other relationships with the Company or management.

Additional information concerning our use of compensation consultants appears under the caption The Compensation Committee—Use of Consultants beginning on page 31.

Role of Management in Compensation Decisions

Management administers our compensation plans, monitors compensation programs used by other companies, and considers whether new or amended compensation programs are needed to maintain the competitiveness of our executive compensation packages. Management provides information and presents recommendations to the

Committee for approval. The CEO provides recommendations to the Committee related to executives reporting to him. No member of management, including the CEO, is a participant in the meeting(s) where his/her pay is discussed. The Committee regularly meets in executive session without management.

Tax Deductibility

In 2017 and earlier years, section 162(m) of the U.S. Internal Revenue Code generally disallowed a tax deduction to public companies for compensation exceeding $1 million paid during the year to the CEO and the three other highest-paid executive officers at year-end (excluding the Chief Financial Officer). Certain performance-based compensation was not, however, subject to the deduction limit. The Committee considered these tax implications in making compensation decisions.

Although deductibility was an important consideration, competitive and other factors also were important. As a result, although a substantial majority of NEO compensation was designed to be “performance-based” each year, a portion was not. That portion varied from year to year.

In 2017 Congress repealed the performance-based exception, applicable starting with 2018’s awards. As a result, section 162(m) has not played a significant role in structuring executive compensation awards since 2017.

Transition provisions apply to qualifying awards that were outstanding when repeal occurred. Deductibility generally is preserved if those awards run their course as granted. When dealing with outstanding awards, the Committee considers preservation of deductibility as one factor, among many, consistent with the objectives of the program in question and our business needs.

Compensation Committee Report

The Compensation Committee Report is located on page 33 of this proxy statement under the caption The Compensation Committee.

2021 PROXY STATEMENT | 93

RECENT COMPENSATION

Recent Compensation

This Recent Compensation section provides detailed information about the compensation paid to our NEOs in 2020. This section should be read in conjunction with the immediately preceding Compensation Discussion & Analysis section.

Summary Compensation & Award Grant Tables

Summary Compensation Table

The amounts shown in the Summary Compensation Table include all compensation earned by our NEOs for 2020, including amounts deferred by those persons, for all services rendered in all capacities to us and our subsidiaries. Compensation amounts from the past two years are also included. Additional compensation information is provided in the remainder of this section. No NEO who served as a director was separately compensated as a director.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary** ($)	Bonus ($)	Stock Awards*** ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value & NonQualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
D.B. Jordan	2020	1,037,538	—	2,000,000	292,327	1,236,000	893,748	120,575	5,580,188
President & CEO	2019	900,000	—	1,800,000	314,360	1,500,000	921,334	115,350	5,551,044
	2018	896,827	—	1,687,490	468,249	1,171,800	—	120,931	4,345,297
W.C. Losch III	2020	626,538	—	577,500	112,544	540,000	—	57,093	1,913,675
SEVP & Chief	2019	500,000	—	1,721,059	122,252	575,000	—	70,461	2,988,772
Financial Officer	2018	496,827	—	524,983	145,677	450,000	—	70,408	1,687,894
D.G. Byrd * Executive Chairman of the Board	2020	552,885	—	—	—	1,140,000	—	23,148,573	24,841,458
M.J. Brown * President—Banking	2020	337,535	—	—	—	560,000	—	10,668,026	11,565,561
A.J. Restel * SEVP & Chief Operating Officer	2020	326,000	—	—	—	540,000	—	8,770,954	9,636,954

*	Messrs. Byrd, Brown, and Restel joined First Horizon on July 1, 2020, when First Horizon’s merger with IBERIA was completed. Compensation granted or paid by IBERIA before the merger closing is not included in this table. Specifically: salary is shown since July 1; no stock awards were granted by First Horizon to these executives in 2020 after the merger closed; but non-equity incentive compensation (plan-based cash bonus) is included for the entire year, since First Horizon paid bonus for both halves of the year after the merger closed. All Other Compensation generally includes only amounts paid after closing; included in that total are change in control benefits under agreements with IBERIA that were vested and deferred after the merger closed.
**	For Messrs. Jordan and Losch, 2020 included 27 pay periods rather than the usual 26, inflating total salary paid by about 4% for the full year.
***	Mr. Losch received a special award of restricted stock in 2019 shortly after the IBERIA merger agreement was announced. That restricted stock award will vest on July 1, 2021, and would have forfeited if the merger had failed to close. The NEOs who were executives of IBERIA pre-merger received similar awards granted by IBERIA. These awards are abbreviated as “IB RS” awards in this proxy statement.

2021 PROXY STATEMENT | 94

RECENT COMPENSATION

Explanations of certain columns follow:

Col (c) Salary. Annual cash salary is shown.

Col (d) Bonus. Column (g) shows the annual bonus awards for each year under our shareholder-approved bonus plan, to the extent earned. Column (d) reports discretionary off-plan bonuses, if any. No NEO received a Col (d) bonus for any of the years shown.

Cols (e)-(f) Accounting Values. Columns (e) and (f) show the grant date fair value of the awards using the accounting method applicable to our financial statements. The accounting valuation method makes assumptions about growth and volatility of our stock value, expected duration in the case of options, vesting, forfeiture, future company performance, and other matters. A discussion of those assumptions appears in note 19 to the financial statements in our 2020 annual report on Form 10-K. Actual future events may be substantially inconsistent with the assumptions. Accordingly, the actual values realized by an award holder are likely to differ substantially from these accounting values.

Col (e) Stock Awards. Column (e) includes the accounting values of RSU, PSU, and IB RS awards granted during each year. These do not represent amounts paid or earned; they are the values attributed to awards under applicable accounting rules. As noted under the table, the IB RS awards were granted as part of the IBERIA merger transaction. For additional information, see First Horizon, Re-Defined beginning on page 70.

Col (e) Regular PSUs. PSUs are performance based, using a three-year performance period. Eventual payout may be higher or lower than the accounting values used in column (e) and may be zero. PSUs also have a service-vesting requirement and a mandatory two year deferral period after vesting. Generally, PSU performance depends upon our adjusted core-segment ROE ranking relative to certain peer banks during the performance period. The 2020 PSUs also have a total shareholder return (TSR) modifier, also measured against peers. Each year, a percentage of PSUs (37.5% to 187.5%) will vest if threshold or higher performance goals are achieved during the performance period and if the holder remains employed with the company through the vesting date. PSUs settle with shares rather than cash. In column (e) PSU amounts are shown at their original accounting values assigned at grant. Those accounting values are less than the possible payouts if all performance conditions are maximally achieved. The following table provides a summary of the maximum payouts of the PSU awards for each NEO, based on our stock values on the respective grant dates. For the CEO, the weighting of PSUs in 2019 increased from 50% of total equity awards to 60%, with RSUs falling from 25% to 20%. For Mr. Losch, the weighting of PSUs in all three years was 50% of total equity awards, and the weighting of RSUs was 25%.

Maximum Dollar Values* of PSUs (Based on Share Price at Grant Date)

Name	2018	2019	2020
Mr. Jordan	$1,687,495	$2,754,805	$3,129,359
Mr. Losch	524,991	714,197	803,179
Mr. Byrd	—	—	—
Mr. Brown	—	—	—
Mr. Restel	—	—	—

*	Maximum dollar values for 2018 PSUs = 150% of target unit levels, using grant date fair value. Maximum dollar value of 2019 & 2020 PSUs = 187.5% of target unit levels. Actual maximum values will depend upon our actual stock price when paid.

Col (e) Regular RSUs. The annual equity award package includes RSUs which vest in three years and settle in shares.

Col (e)-(f) Retention Awards. On occasion special retention awards are made to selected individuals. No ordinary retention awards were granted by First Horizon to the NEOs in 2018-20. Mr. Losch received an IB RS award in 2019, as explained above.

Col (f) Stock Options. Column (f) includes the accounting values of stock options granted.

Col (g) Annual Plan-based Cash Bonus Awards. This column shows the annual plan-based bonus earned for each year. For 2018 and 2019, bonuses were based upon achievement in the following areas: pre-set levels of adjusted annual pre-tax earnings; execution of personal plan goals; individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment; and the results of a balanced scorecard process ranking us among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other measures. For the second half of 2020, bonuses were based on similar criteria, using pre-provision net revenue instead of pre-tax earnings. For the first half of 2020, bonuses were set up in a manner similar to earlier years, but the COVID pandemic, and management’s responses to it, made the budget-driven grids useless as tools to measure management achievement. Also, in 2021 RSUs were granted to the NEOs in lieu of a portion of 2020 plan-based bonuses; Col. (g) reports only the

2021 PROXY STATEMENT | 95

RECENT COMPENSATION

cash paid. See Annual Cash Incentive beginning on page 81 for details related to 2020.

Col (h) Pension & Deferred Compensation. Column (h) includes changes in defined benefit pension actuarial values, which are the aggregate increase during the year in actuarial value of both pension plans (qualified and restoration). Our pension plans were closed to new associates in 2007; among the NEOs, only Mr. Jordan participates. Pension benefits were frozen in 2012. Incremental changes in actuarial pension values occur after 2012 mainly due to changes in discount rates used, mortality tables, and life expectancy due to the passage of time. No above-market earnings on deferred compensation were accrued during the year for any of the named executives.

Col (i) All Other. Elements of “All Other Compensation” for 2020 consist of the following:

All Other Compensation (Col (i)) for 2020

	(i)(a)	(i)(b)	(i)(c)	(i)(d)	(i)(e)
Name	Perqs. & Other Personal Bens. $	401(k) & Savings Res. Match $	Life Insur. Prems. $	Tax Reimb. $	Cash CIC & Integration $
Mr. Jordan	49,531	62,252	8,792	—	—
Mr. Losch	11,976	37,592	7,525	—	—
Mr. Byrd	22,164	17,100	180	7,379,867	15,729,262
Mr. Brown	9,274	11,412	122	3,549,892	7,097,327
Mr. Restel	5,336	5,838	108	2,993,654	5,766,018

Explanations of certain columns in the Col (i) table follow:

Col (i)(a) “Perquisites and Other Personal Benefits” includes the following types of benefits: Flexible Dollars, Financial Counseling, Disability Insurance, Charitable Match, Aircraft Usage, Club, Auto, and Security. Benefits are valued at the incremental cost to us. “Flexible Dollars” represents our contribution to our broad-based benefits plan, a qualified cafeteria-type benefit plan. “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling. “Disability Insurance” represents insurance premiums with respect to our disability program. “Charitable Match” includes gifts made by First Horizon Foundation to match qualifying gifts made by an executive under our executive gift match program. “Aircraft Usage” represents imputed income to the executives when spouses accompany them on business trips using non-commercial aircraft, or direct incremental cost to us when the executive uses such aircraft for non-business trips. We estimate direct incremental cost of aircraft usage based on average operating cost (which includes direct costs such as fuel, maintenance, and landing fees) per flight hour or, in the case of chartered aircraft, based on the cost of the charter. This column also includes imputed taxable income from our company-wide wellness program, and (for Mr. Jordan) the cost of participating in the Mayo Clinic Executive Health Program. The Board of Directors requires Mr. Jordan to participate in the Mayo program. The remaining types of benefits apply only to the NEOs who joined us in July from IBERIA, and reflect continuations of IBERIA’s practices. “Club” includes dues and other expenses associated with social or recreational club membership. “Auto” represents an automobile allowance. “Security” includes security alarm expenses. These benefits were provided by IBERIA through closing, and were continued by First Horizon only for a transition period following the merger, except for Mr. Byrd, who is entitled to receive them for a longer period in accordance with our agreement with him. See Daryl Byrd Letter Agreements beginning on page 108 for additional information.

Col (i)(b) “401(k) Match” represents our matching contribution to our 401(k) savings plan and to the related savings restoration plan. Any flexible benefits plan contributions to the savings plan are included in column (i)(b).

Col(i)(c) “Life Insurance Premiums” represents supplemental life insurance premiums. Under our survivor benefits plan a benefit of 2.5 times annual base salary is paid upon the participant’s death prior to retirement, or one times final salary upon death after retirement.

Col (i)(d) “Tax Reimb.” represents income and other taxes levied on former IBERIA NEOs which we reimbursed. Reimbursed taxes primarily related to change in control benefits associated with legacy IBERIA’s contracts with each executive, which benefits primarily included a cash benefit (see col. (i)(e)) and acceleration of stock awards. Reimbursement also included taxes on certain perquisites, which was a legacy IBERIA practice continued by First Horizon for a transition period following the merger, except for Mr. Byrd, who is entitled to receive this benefit for a longer period in accordance with our agreement with him. See Daryl Byrd Letter Agreements beginning on page 108 for additional information.

Col (i)(e) “Cash CIC and Integration” represents a cash benefit which was contractually promised to these executives by IBERIA before the merger, and which was triggered by the closing of the merger, because the merger created a “change in control” event for purposes of the benefit. In each case, the benefit fully vested at closing, but payment has been deferred.

2021 PROXY STATEMENT | 96

RECENT COMPENSATION

2020 Grants of Plan-Based Awards

The following table provides information about the bonus opportunity established for, and the grants of PSUs, stock options, and RSUs during, 2020. In this table each plan-based bonus opportunity is considered a “Non-Equity Incentive Plan Award,” PSUs are considered to be “Equity Incentive Plan Awards,” while RSUs and restricted stock awards are considered to be “All Other Stock Awards.” In the table each row represents a separate award grant; a column for a row is blank if it does not apply to the type of award listed in that row or if the dollar amount is zero. Uniquely for 2020, the annual plan-based bonus opportunity was split into two half-year awards, designated PB-1 and PB-2 in the table. We expect the 2021 plan-based bonuses to return to the more typical full-year award practice.

Awards Granted in 2020

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Estimated Possible Payouts under Non-Equity Incentive Plan Awards**			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Name	Award*	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/sh)	Awards ($)
Mr. Jordan	PB-1	2-19	350,000	700,000	1,050,000							NA
	PB-2	7-27	386,250	772,500	1,158,750							NA
	Opt	2-19								125,786	15.90	292,327
	PSU	2-19				39,363	104,968	196,815				1,499,993
	RSU	2-19							31,446			499,991
Mr. Losch	PB-1	2-19	137,500	275,000	412,500							NA
	PB-2	7-27	168,750	337,500	506,250							NA
	Opt	2-19								48,427	15.90	112,544
	PSU	2-19				10,102	26,941	50,514				384,987
	RSU	2-19							12,106			192,485
Mr. Byrd	PB-1	7-27	NA	NA	628,188							NA
	PB-2	7-27	356,500	713,000	1,069,500							NA
Mr. Brown	PB-1	7-27	NA	NA	267,686							NA
	PB-2	7-27	175,000	350,000	525,000							NA
Mr. Restel	PB-1	7-27	NA	NA	250,325							NA
	PB-2	7-27	168,750	337,500	506,250							NA

*	NEOs who were executives of IBERIA prior to the closing of the merger of equals in July received annual equity awards earlier in the year as part of IBERIA’s ordinary practice, but did not receive any further equity awards from First Horizon after the merger closed.
**	Plan-based bonus awards for 2020 were split into two half-year programs, noted as PB-1 and PB-2 in this table. For NEOs joining us from legacy IBERIA, the first-half bonus was determined in July as a single amount, shown in the table in the maximum column. See the note to columns (c)-(e) below, and Annual Cash Bonus beginning on page 81, for additional information.

Explanations of certain columns follow:

Col (b). An award is effective for legal and accounting purposes on its grant date. For each award shown, the Compensation Committee took final action to grant each award on that date.

Cols (c)-(e) Plan-based Bonus Opportunities. The Committee established performance criteria and set target amounts early in 2020 for MIP bonus opportunities for Messrs. Jordan and Losch. Details about the opportunities, their goals, and their limitations are discussed in Annual Cash Incentive beginning on page 81.

In July, after the merger of equals closed, the Committee recognized that the COVID pandemic and the merger had rendered the original bonus goals obsolete for the executives from both legacy companies. The Committee split the bonus year into two halves, determined corporate performance for the first half to be 95% of the targets set by each legacy board committee based largely on subjective analysis, and established new target amounts and goals for the second half of 2020. Details are discussed in Annual Cash Incentive beginning on page 81.

The information in columns (c)-(e) shows bonus opportunities. Information concerning bonuses actually

2021 PROXY STATEMENT | 97

RECENT COMPENSATION

earned for 2020 is shown in column (g) of the Summary Compensation Table and in Annual Cash Incentive, beginning on pages 94 and 81, respectively.

Cols (f)-(h) Stock Incentives. The performance requirements for the 2020 PSU awards are discussed in the notes for column (e) of the Summary Compensation Table above. Performance below the threshold level will result in 0% payout. Performance above threshold will result in payouts ranging from 37.5% (col (f)) to 100% (col (g)) to 187.5% (col (h)) of target levels. See Performance Stock Units beginning on page 87 for additional information. The 2020 PSUs will vest on May 12, 2023 if threshold performance is achieved, but payment will be deferred for two years.

Col (i) Other Stock Awards. Column (i) shows regular annual RSUs granted in 2020.

Cols (j)-(k) Stock Options. Column (j) shows the number of shares granted under options to the NEOs in 2020, and column (k) shows the exercise price per share of those options. The exercise price was the market price of our stock on the grant date. For additional information regarding option awards, see the discussion of column (f) of the Summary Compensation Table beginning on page 94 of this proxy statement.

Col (l) Grant date fair values. Column (l) reflects the accounting value of the awards shown in columns (g), (i) and (j). Our stock price on the grant date, February 19, 2020, was $15.90 per share, before the severe market impacts from the COVID pandemic. For stock options, the grant date fair value is based on the Black Scholes value on the grant date, which was $2.324 per share. For additional information see the discussion of columns (e) and (f) of the Summary Compensation Table beginning on page 94.

Supplemental Disclosures for Summary Compensation and Grant Tables

For information about the rationale behind, sizing of, and other aspects of the major compensation elements, see Overview of Direct Compensation Components, Total Incentive Opportunities and Mix, and Salary beginning on pages 77, 81, and 80, respectively.

The vesting and expiration schedules of equity-based awards granted in 2020 are as follows:

•	Regular stock options vest in equal parts on March 2 of the first four years after grant and expire on March 2 seven years after grant.

•	PSUs vest on May 12 three years after grant if goals are achieved at the 37.5% payout level or greater.

•	RSUs vest on March 2 three years after grant.

Vesting information related to all equity awards held by the NEOs at year-end appears under the heading Outstanding Stock Awards at Fiscal Year-End beginning on page 99, especially in the notes to the table in that section. For all awards, vesting will or may be accelerated or pro-rated in the cases of death, disability, retirement, and qualifying termination after a change in control. For performance awards, service-vesting may be waived, but performance goals generally are not waived, following retirement, and awards may be pro-rated. Additional information concerning the acceleration features of awards is set forth under the caption Change in Control (CIC) Arrangements on page 106.

Dividends or dividend equivalents accrue at normal declared rates on stock awards other than options. Accrued dividends and equivalents are paid at vesting or forfeit if the award is forfeited.

The Compensation Committee has approved a mandatory tax withholding feature under which vested shares are automatically withheld in an amount necessary to cover minimum required withholding taxes. A supplemental feature allows the holder to elect withholding at the maximum tax rate instead. Options have no mandatory or supplemental tax feature. Under our Equity Compensation Plan we do not re-use, in new grants, shares withheld to cover taxes.

The Compensation Committee generally has the power to impose deferral of payment as a term or condition of an award. The 2020 PSUs have a mandatory two-year payment deferral after vesting.

2021 PROXY STATEMENT | 98

RECENT COMPENSATION

Outstanding Stock Awards at Fiscal Year-End

The following table provides information about stock options, all types of restricted stock and stock units, and all performance stock awards (at target levels) held at December 31, 2020 by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2020

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Mr. Jordan	119,456	—	—	11.77	2/12/2021
	106,880	—	—	14.28	3/2/2022
	188,253	—	—	11.62	3/2/2023
	137,249	274,498	—	11.62	3/2/2023
	83,153	27,718	—	19.73	3/2/2024
	60,192	60,193	—	18.69	3/2/2025
	29,163	87,492	—	15.43	3/2/2026
	—	125,786	—	15.90	3/2/2027
						90,705	1,157,396	425,431	5,428,500
Mr. Losch	41,666	—	—	14.28	3/2/2022
	57,228	—	—	11.62	3/2/2023
	25,278	8,427	—	19.73	3/2/2024
	18,726	18,727	—	18.69	3/2/2025
	11,342	34,024	—	15.43	3/2/2026
	—	48,427	—	15.90	3/2/2027
						106,870	1,363,661	73,406	936,661
Mr. Byrd	108,113	—	—	12.14	3/10/2021
	155,328	—	—	11.42	2/22/2022
	51,853	—	—	11.43	2/19/2023
	67,338	—	—	14.27	2/17/2024
	73,068	—	—	13.65	2/20/2025
	121,406	—	—	10.33	2/18/2026
	50,914	—	—	18.68	2/15/2027
	59,472	—	—	17.94	2/22/2028
	76,103	—	—	15.35	1/11/2029
	—	83,497	—	16.01	1/9/2030
						441,630	5,635,199	0	0
Mr. Brown	36,616	—	—	12.14	3/10/2021
	61,892	—	—	11.42	2/22/2022
	20,278	—	—	11.43	2/19/2023
	23,437	—	—	14.27	2/17/2024
	25,431	—	—	13.65	2/20/2025
	41,571	—	—	10.33	2/18/2026
	16,163	—	—	18.68	2/15/2027
	19,630	—	—	17.94	2/22/2028
	25,124	—	—	15.35	1/11/2029
	—	26,256	—	16.01	1/9/2030
						128,558	1,640,400	0	0

2021 PROXY STATEMENT | 99

RECENT COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Mr. Restel	45,843	—	—	11.42	2/22/2022
	15,626	—	—	11.43	2/19/2023
	17,400	—	—	14.27	2/17/2024
	18,880	—	—	13.65	2/20/2025
	32,009	—	—	10.33	2/18/2026
	12,445	—	—	18.68	2/15/2027
	1,251	—	—	16.89	3/28/2027
	17,367	—	—	17.94	2/22/2028
	22,227	—	—	15.35	1/11/2029
	—	24,551	—	16.01	1/9/2030
						122,662	1,565,167	0	0

Explanations of certain columns in the table follow:

Col (c) Unvested Options. Column (c) reports unvested stock options. A special retention award to the CEO in 2016 included stock options, one-third of which had vested by year-end. The vesting dates of options reported in column (c) are:

Stock Options Unvested at Year-End

Grant Date	Vesting Date	Mr. Jordan	Mr. Losch	Mr. Byrd	Mr. Brown	Mr. Restel
2/11/2016	3/2/2021	137,249	—	—	—	—
(retention)	3/2/2022	137,249	—	—	—	—
2/10/2017	3/2/2021	27,718	8,427	—	—	—
2/8/2018	3/2/2021	30,096	9,363	—	—	—
	3/2/2022	30,097	9,364	—	—	—
2/11/2019	3/2/2021	29,164	11,341	—	—	—
	3/2/2022	29,164	11,342	—	—	—
	3/2/2023	29,164	11,342	—	—	—
2/19/2020	3/2/2021	31,446	12,106	—	—	—
	3/2/2022	31,446	12,107	—	—	—
	3/2/2023	31,447	12,107	—	—	—
	3/2/2024	31,447	12,107	—	—	—
1/9/2020	1/9/2021	—	—	27,835	8,751	8,182
	1/9/2022	—	—	27,829	8,755	8,187
	1/9/2023	—	—	27,833	8,750	8,182

Col (g) Unvested Non-Performance Shares & Units. Column (g) includes unvested RSUs and restricted stock, specifically regular annual RSUs and “closing incentive” awards connected with the IBERIA merger. The vesting dates of those awards are shown in the following table:

2021 PROXY STATEMENT | 100

RECENT COMPENSATION

RS & RSU Awards Unvested at Year-End

Grant Date	Award Type	Vesting Dates	Mr. Jordan	Mr. Losch	Mr. Byrd	Mr. Brown	Mr. Restel
2/08/2018	RSU	3/2/2021	30,096	9,363	—	—	—
2/11/2019	RSU	3/2/2022	29,163	11,341	—	—	—
2/19/2020	RSU	3/2/2023	31,446	12,106	—	—	—
1/9/2020	RS	1/9/2021	—	—	47,422	14,913	13,945
		1/9/2022	—	—	47,416	14,911	13,944
		1/9/2023	—	—	47,421	14,911	13,945
11/17/2019	IB RS	1/1/2021	—	—	299,371	—	—
11/17/2019	IB RS	7/1/2021	—	—	—	83,823	80,829
11/25/2019	IB RS	7/1/2021	—	74,060	—	—	—

Col (i) Performance Equity Awards. Column (i) reports PSU awards, and a special retention stock unit award, granted from 2016 through 2020, all of which are outstanding at year-end. The performance periods and target numbers of units for those awards are shown below. The performance period for the regular 2018 PSU awards has ended, but performance (relative to peers) cannot be determined until all peer companies have reported 2020 earnings.

Awards are reported in units at target levels. For the 2019 and 2020 PSUs, the maximum is 187.5% of target. For the 2018 PSUs, the maximum is 150% of target. For the special retention award in 2016, the maximum is 100%; that award pays if the total shareholder return value of a share of stock is at least $11.63 on the seventh anniversary of grant. The special award requires continuous employment with the company during the performance period.

Performance Equity Awards Unvested at Year-End

(Stock Units at Target Level)

Grant Date	Performance Period	Mr. Jordan	Mr. Losch	Mr. Byrd**	Mr. Brown**	Mr. Restel**
2/11/2016*	2/2016-2/2023	155,238	—	—	—	—
2/08/2018	2018-20	70,006	21,779	—	—	—
2/11/2019	2019-21	95,219	24,686	—	—	—
2/19/2020	2020-22	104,968	26,941	—	—	—

*	Special CEO retention award in 2016 pays all-or-none rather than on a scale.
**	For NEOs who were executives of IBERIA prior to the merger, all previously-granted performance awards vested at closing.

Cols (h) & (j) Values. Columns (h) and (j) reflect year-end market values ($12.76/share) of the awards reported in columns (g) and (i),

respectively, with no discount for risk of forfeiture or time delay until vesting. The values reported are not based on financial accounting methods.

Options Exercised and Stock Vested

The following table shows stock options exercised by the NEOs along with other stock awards that vested during 2020. The value realized on exercise of options is the pre-tax difference between the market value on the exercise date and the (lower) option price, multiplied by the number of options exercised. Option awards have no dividend feature. The legacy First Horizon stock awards consist of regular RSUs and PSUs granted in 2017, all of which are paid in stock. Legacy IBERIA stock awards consist of restricted stock and performance units, granted over several years; the units were denominated in IBERIA shares but were paid in First Horizon shares after applying the merger’s exchange ratio of 4.584. The dollar values shown for the stock awards are based on market prices of our stock on the respective vesting dates plus accrued cash dividend equivalents, before withholding taxes.

2021 PROXY STATEMENT | 101

RECENT COMPENSATION

Options Exercised and Stock Awards Vested During 2020

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired or Units Paid on Vesting (#)	Value Realized on Vesting ($)
Mr. Jordan	185,434	1,068,823	96,227	1,119,494
Mr. Losch	45,136	34,755	41,270	571,797
Mr. Byrd*	—	—	255,719	4,043,782
Mr. Brown*	11,493	143,813	84,126	1,316,499
Mr. Restel*	16,111	11,379	74,130	1,147,280

*	Legacy IBERIA option and stock awards that were granted before November 3, 2019 all vested on July 1, 2020, when the merger of equals closed.

The legacy First Horizon PSUs that vested in 2020 have not been paid. Those PSUs were granted with a mandatory two-year deferral period and will be paid on May 12, 2022. Of the Stock Award amounts shown in the table, the portions associated with PSUs or IBERIA performance units are: Jordan, 66,759 shares and $535,407; Losch,

10,147 shares and $81,379; Byrd, 181,756 shares and $1,708,122; Brown, 60,004 shares and $563,917; and Restel, 53,073 shares and $498,780. For the legacy First Horizon PSUs, the actual dollar values of the shares paid will depend on our stock value when deferral ends in 2022.

2021 PROXY STATEMENT | 102

POST-EMPLOYMENT COMPENSATION

Post-Employment Compensation

Overview & Common Terms

We offer programs providing benefits after retirement and for certain other terminations. Other programs have features that enhance, accelerate, reduce, shorten, or forfeit benefits if employment terminates in various ways. Those programs and features are discussed in this section.

Common terms used in the post-employment context include:

•	Discharge or Resignation. A termination of employment by First Horizon or by the executive, respectively, other than for disability or retirement.
•	Disability. A permanent inability to work.

•	Retirement. A termination of employment after meeting certain age and service requirements specified in the applicable program. Some programs specify early and normal retirement requirements; others specify only normal retirement or make no provision for retirement.

•	Change in Control, or CIC. A corporate change in control of First Horizon as defined in the program. The definition used in active programs is discussed in CIC Definition on page 106.

Pension Plans

We operate two defined benefit retirement plans: a broad-based tax-qualified pension plan and an unfunded nonqualified pension restoration plan limited to associates for whom the qualified benefit is limited by tax law. The restoration plan extends the benefit beyond that tax law limit. The two plans effectively provide a single pension benefit.

The plans were closed to new hires in 2007, and benefits were frozen at year-end 2012. Credited service years do not increase after 2012, and changes in compensation are ignored.

Pension benefits are based on average compensation for the highest 60 consecutive months of the last 120 months of service prior to 2013, length of service prior to 2013, and social security benefits. Covered compensation includes cash salary reportable to the IRS plus pre-tax contributions under the savings plan and employee contributions under the flexible benefits plan, and excludes bonuses, commissions, other deferred compensation, and incentives.

A “normal” pension benefit provides a monthly payment to the associate for life beginning at retirement at age 65. Participants under age 65 who are at least age 55 with 15 years of service may retire early with a reduced pension benefit. The reduction varies based on age at retirement. Similarly, a delay in retirement will increase benefits. A participant may make other elections which change the benefit. Those include a spousal benefit election, a minimum (certain) payment term, and a lump sum benefit (restoration plan only). Married participants often choose a qualified joint and survivor annuity with a surviving spouse receiving 50 percent of the participant’s benefit.

The following table shows estimated normal retirement benefits under the pension plans as of December 31, 2020. Mr. Jordan is the only NEO who participates in the pension plans.

Pension Benefits at Year-End 2020

(a)	(b)	(c)	(d)	(e)
		Number of	Present	Payments
		Years of	Value of	During
		Credited	Accumulated	Last Fiscal
Name	Plan	Service (#)	Benefit ($)	Year ($)
Mr. Jordan	Qualified	6 yrs	382,773	—
	Restoration	6 yrs	1,181,102	—

Explanations of certain columns follow:

Col (c). This column shows full years of credited service, unchanged since 2012.

Col (d). Column (d) reflects the actuarial present value of each NEO’s accumulated benefit, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to 2020 except that retirement age is assumed to be the normal retirement age of 65. Column (d) amounts were calculated by the pension plan actuary using the projected unit credit cost method. This method recognizes cost in an increasing pattern as a participant approaches retirement. The 2020 discount rates are 2.63% for the pension plan and 2.24% for the pension restoration plan and reflect the expected average term until settlement of each of these plans. The assumptions on which the

2021 PROXY STATEMENT | 103

POST-EMPLOYMENT COMPENSATION

amounts presented in the table are based are discussed in note 18 to our financial statements.

Col (e). No pension benefit amounts were paid during 2020 to any NEO.

Nonqualified Deferred Compensation Plans

We provide a traditional deferral plan for executives, not qualified under tax rules, which allows executives to defer receipt and taxation of cash salary and bonus. Deferred amounts are credited to accounts and earnings accrue according to the provisions of the plan. Participants have some discretion regarding the length of the deferral period, the investment criteria upon which earnings are based, and whether payout will be lump sum or an annuity. A commonly selected deferral period lasts until employment terminates.

Our qualified savings deferral plan allows an associate to make contributions of salary into a plan account, subject to limits imposed by tax laws. We provide a 100% match under the qualified savings plan for the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan.

We have adopted a nonqualified savings restoration plan for those associates, including executives, whose base salary exceeds the tax limits imposed on the qualified savings plan. The restoration plan provides a nonqualified vehicle for employees to participate in a savings plan beyond the tax law limits. Unlike the qualified plan, the restoration plan is unfunded. The restoration plan offers many of the same investment options as the qualified plan, but our stock is not among those.

Our nonqualified plans are unfunded, meaning that no trust holds funds or investments for any of the accounts other than, in certain cases, a rabbi trust that our management cannot access but that our creditors could access in case of our bankruptcy. Legally, each plan account is an unsecured debt we owe the participant. Each account is fully vested and non-forfeitable. Except for the timing of payments, plan accounts are not reduced or enhanced by termination of employment, change in control, or other event.

We reduce the risk of our obligations under our nonqualified deferred compensation plans by purchasing investments designed to track the performance of the investment elections made by participants. The qualified savings plan has no such risk to us because all accounts are fully funded with the plan’s trust holding the investments selected by each participant.

Information concerning account activities and balances of the NEOs with respect to nonqualified deferred compensation plans, including the savings restoration plan, is presented below.

Nonqualified Deferred Compensation During 2020 and at Year-End

(a)	(b)	(c)	(d)	(e)	(f)
	Executive		Aggregate	Aggregate	Aggregate
	Contributions in	Company	Earnings in	Withdrawals/	Balance at Last
	Last Fiscal Year	Contributions in	Last Fiscal	Distributions	Fiscal Year
Name	($)	Last Fiscal Year ($)	Year ($)	($)	End ($)

Mr. Jordan	420,152	851,845	1,642,059	—	5,996,725
Mr. Losch	20,492	129,476	325,730	—	473,225
Mr. Byrd*	—	14,361,696	852,113	—	18,711,277
Mr. Brown*	—	6,804,718	300,594	—	7,105,312
Mr. Restel*	—	5,528,296	412,323	—	6,983,046
*	All data in columns (b)-(e) for these NEOs are since July 1, 2020, when they joined First Horizon from IBERIA, not for the full year.

Explanations of certain columns follow:

Col (b). Traditional nonqualified deferred compensation plan. Currently up to 80% of cash salary and 80% of annual cash bonus may be deferred in our traditional nonqualified deferred compensation plan for executives.

Col (b). Savings restoration plan. Column (b) also includes executive salary contributions to our savings restoration plan.

Col (c). Includes company matching contributions under the savings restoration plan, and PSUs that vested during the year (valued at vesting). Our executive PSUs are subject to a mandatory two-year payment deferral. We make no company

2021 PROXY STATEMENT | 104

POST-EMPLOYMENT COMPENSATION

contributions to the traditional nonqualified deferred compensation plan. Column (c) also includes, for Messrs. Byrd, Brown, and Restel, amounts we became obligated to pay in relation to change in control benefits under certain agreements signed in relation to the merger. See Agreements related to IBERIA Merger beginning on page 108 for additional information.

Col (d). Earnings reflect interest for those accounts that earn interest. For accounts that hold phantom shares of stock or mutual funds, earnings reflect increases and decreases of account value throughout the year. Those amounts are netted as applicable to the individual.

Col (e). For 2020, amounts shown are the values of deferred PSUs paid in 2020 that had vested in 2018. Hardship withdrawals are allowed under certain deferral plans. In our traditional plan, an in-service distribution date may be selected when the deferral election is made.

Col (f). Certain plan accounts are denominated as numbers of shares of stock or mutual funds. All such accounts are valued based on the fair market value of those shares at year-end.

The information above excludes our tax-qualified savings plan. For additional information concerning deferred compensation plans see Deferral, Retirement, and Other Benefits beginning on page 89.

Employment & Termination Arrangements

We have no traditional employment agreement with any NEO except Mr. Byrd. Many plans and programs contain special provisions regarding termination of employment in various common situations, including in connection with retirement or a change in control. We have certain other arrangements that deal primarily with retirement and change in control situations.

Each of the NEOs signed letter agreements in connection with our merger with IBERIA. See Agreements related to IBERIA Merger beginning on page 108. Also, Mr. Byrd had an employment agreement with IBERIA that continues with First Horizon. See Daryl Byrd Employment Agreement beginning on page 109.

This section provides information concerning those provisions, arrangements, and agreements.

Termination Unrelated to Change in Control

The table below summarizes the impact upon the amounts of various items of compensation of a termination of employment under certain circumstances, other than termination related to a change in control event. Change in control situations are discussed in the following section. In addition to forfeiture of unpaid benefits, many awards provide for clawback of paid benefits if discharge “for cause,” as defined in the applicable program, occurs within two years of payment.

2021 PROXY STATEMENT | 105

POST-EMPLOYMENT COMPENSATION

Impact of Termination Events on Unpaid Compensation Items

	Resignation/Discharge	Death/Disability	Retirement	Key Facts
Annual Cash Bonus Plan Opportunity	Forfeit	Generally forfeit, but discretionary payment is possible	Generally forfeit, but discretionary payment is possible	Committee can pro-rate or fully waive service requirement, still subject to performance conditions
PSUs	Forfeit	Pro-rated waiver of service requirement, no waiver of performance	For approved retirement, pro-rated waiver of service requirement, no waiver of performance	Committee may require covenants such as non-competes as a condition for retirement approval
Exercisable Stock Options	Expire 3 months after termination	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended
Unexercisable Stock Options	Forfeit	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended
Restricted stock & RSUs	Forfeit	Pro-rated	Discretionary payment is possible, usually pro-rated if approved	Committee may accelerate vesting in normal retirement situations subject to compliance with covenants such as non-competes
Pension Plans, Qual’d Savings Plan, NQ Def’d Comp Plans	No impact	No impact	No impact	Contributions, accounts, and benefits are fully vested
Savings Restoration Plan	Lump sum payment	Lump sum payment	Lump sum payment	Benefits are fully vested; any termination triggers payment

Change in Control (CIC) Arrangements

Special change in control (CIC) severance agreements are in place with certain of the NEOs. In addition, many of our compensation programs have special provisions that apply if we experience a CIC event. This section provides information concerning arrangements and benefits that would apply if a CIC occurs.

CIC Definition

In our plans and programs, the term “change in control” includes the following events:

•	A majority of the members of our Board of Directors changes, with certain exceptions.

•	A person or other entity becomes the beneficial owner of 20 percent or more of our outstanding voting stock, with certain exceptions.

•	Our shareholders approve, and there is a consummation of, a merger or other business combination, unless (i) more than 50% (60% in the CIC severance agreements and CIC Plan) of the voting power resulting from the business combination is represented by voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20% or more of the resulting corporation, and (iii) at least a majority (a two-thirds majority in the CIC severance agreements) of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the transaction.

•	Our shareholders approve a plan of complete liquidation or dissolution or a sale of substantially all of our assets. Two major plans—the Equity Compensation Plan and the Management Incentive Plan—provide that consummation of an asset sale, rather than mere approval, is a CIC event.

Summary of CIC Effects

The following table summarizes the impacts of a CIC event on various items of compensation. Details about current dollar amounts of many of these items are provided in the CIC Potential Payout section below.

2021 PROXY STATEMENT | 106

POST-EMPLOYMENT COMPENSATION

Impact of CIC on Unpaid Compensation Items

Item	Impact	Key Factors
Annual Cash Bonus Plan Opportunity	Pro-rate target amount of bonus if employment terminates	Performance at target is presumed; pro-rating is based on % of performance period elapsed
PSUs	Award is paid at target if employment terminates; award may be adjusted, or converted to non-performance RSUs, if employment continues.	Committee has discretion to adjust or convert awards depending on the CIC context
Exercisable Stock Options	No impact
Restricted Stock, RSUs, Unexercisable Stock Options	Accelerate if employment terminates, otherwise no impact	Awards have a double-trigger feature
Qualified Pension Plan	Limited impact	Any excess funding is allocated to all plan participants
Pension Restoration Plan	Lump sum payment	See details below
Qualified Savings Plan	No impact
Savings Restoration Plan	No impact	Any separation results in lump sum payment; CIC itself has no effect on amount or timing of payment
NQ Deferred Compensation	Limited impact	Accounts are paid into rabbi trusts, inaccessible to First Horizon’s successor
CIC Severance Agreements	Cash payment & other benefits if employment terminates	CIC benefits are discussed in the next section

Under the pension restoration plan, a lump sum payment is made to participants representing the present value, using a discount rate of 4.2%, of the participant’s scheduled projected benefits actuarially adjusted based on the participant’s age at the time of the CIC event. For participants under age 55, the CIC calculation is made assuming age 55 has been reached.

CIC Severance Agreements

We have CIC severance agreements with two of the NEOs, Messrs. Jordan and Losch. The agreements provide a cash severance benefit equal to three times annual base salary plus three times a “bonus amount” if we discharge the officer other than for disability, retirement, or cause, or if the officer resigns for a predefined good reason, in either case within 36 months after a CIC event. The “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses. Mr. Jordan’s 2007 agreement provides generally for a federal excise tax gross-up; Mr. Losch’s newer (2009) agreement has no gross-up provision. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. The agreements provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are included in the agreements. These agreements do not guarantee employment for any term or period; they only apply if employment ends within a certain period following a CIC event. Each agreement generally can be terminated unilaterally with three years’ prior notice.

CIC Severance Plan

Two of the named executive officers, Messrs. Brown and Restel, participate in our new (2021) Executive Change in Control Severance Plan (“CIC Plan”). For these two officers, the CIC Plan provides a cash severance benefit equal to 2.5 times annual base salary plus 2.5 times a “bonus amount” if we discharge the officer other than for disability, retirement, or cause, or if the officer resigns for a predefined good reason, in either case within 36 months after a CIC event. The “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. The agreements provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are incorporated into the Plan. The CIC Plan does not guarantee employment for any term or period. Participation in the CIC Plan generally can be terminated unilaterally with three years’ prior notice, subject to certain extensions.

2021 PROXY STATEMENT | 107

POST-EMPLOYMENT COMPENSATION

CIC Potential Payout

The table below shows potential amounts payable to the NEOs if a CIC had occurred and employment with us had terminated on December 31, 2020. The closing stock price on December 31, 2020 of $12.76 per share is used when valuing stock based items. For purposes of the table, the following assumptions and adjustments have been made: (1) the present value of future health and welfare and other non-cash benefits is calculated by using current costs; (2) the value of non-

forfeited stock options is based solely on the spread between the option price and our actual year-end stock value; and (3) no forfeiture factors exist. Many of the amounts shown in the table accelerate the timing of payment of an amount that would have been paid eventually without increasing the amount paid. The table shows all payment amounts, whether or not increased by the CIC and termination, whether or not increased by the CIC, for the sake of completeness. Also, the table includes Messrs. Brown and Restel under our new CIC Plan, even though participation began in 2021.

 Potential Dollar Value of Payments Upon An Assumed
Termination of Employment at Year-End 2020 Related to a CIC Event

Name	Cash Severance	Pro Rata Bonus*	Stock Awards	Pension Restoration**	Savings Restoration	Health & Welfare	Other****	Tax Gross-up Payments***	Total
Mr. Jordan	$6,809,800	$1,239,933	$7,548,712	$803,825	$736,749	$21,009	$25,000	$4,892,916	$22,077,944
Mr. Losch	3,513,000	496,000	2,439,056	NA	323,455	26,856	25,000	NA	6,823,367
Mr. Byrd	NA	NA	5,635,199	NA	NA	NA	4,275,000	NA	9,910,199
Mr. Brown	NA	NA	1,640,400	NA	NA	NA	25,000	NA	1,665,400
Mr. Restel	NA	NA	1,565,167	NA	NA	NA	25,000	NA	1,590,167
*	The amounts in this column reflect “the bonus amount” defined in each CIC severance agreement discussed above.
**	Absent a CIC event, a participant in the pension restoration plan can elect, at termination of employment, to receive a lump sum payment based on the present actuarial value of the expected pension payment stream. In a CIC context, participants will receive a lump sum payment in lieu of the payment stream. If a participant terminated in relation to a CIC is under age 55 or has less than 15 years of service, the CIC lump-sum payment would be enhanced to reflect that age and those service years. The amount in the Pension Restoration column of the table for Mr. Jordan reflects an estimate of that enhancement measured at year-end.
***	Mr. Jordan has the right to receive an excise tax gross-up payment, an estimate of which is included in the table.
****	$4,250,000 was paid based on Mr. Byrd’s employment agreement.

Agreements related to IBERIA Merger

When we signed the IBERIA merger agreement in 2019, we also signed a letter agreements with Messrs. Jordan, Losch, and Byrd. In addition, at that time IBERIA signed letter agreements with Messrs. Byrd, Brown, and Restel. Mr. Byrd’s letter agreements amended his pre-merger employment agreement with IBERIA which continues, as amended, with First Horizon.

Bryan Jordan Letter Agreement

Our letter agreement with Mr. Jordan (the “Jordan Letter Agreement”) required Mr. Jordan to resign as Chairman of the Board on July 1, 2020, which was the closing date of the IBERIA merger. It further provides that he will continue to serve as the President and Chief Executive Officer of our company and First Horizon Bank. Mr. Byrd became our Executive Chairman, as discussed in the next section. Mr. Jordan will be reappointed as Chairman after Mr. Byrd steps down. Under the Jordan Letter Agreement, Mr. Jordan waived any rights to terminate his employment for “Good

Reason” under his Change in Control Severance Agreement as a result of those changes, so long as Mr. Jordan remains President and Chief Executive Officer and later is reappointed as Chairman as provided in his Letter Agreement.

Daryl Byrd Letter Agreements

First Horizon Letter

Our letter agreement with Mr. Byrd (the “Byrd-FH Letter Agreement”) provides that Mr. Byrd will serve as Executive Chairman of our company and of First Horizon Bank through July 1, 2022, which is the second anniversary of the closing date of the merger of equals (the “Employment Period”). Mr. Byrd has the right to shorten his Employment Period in certain respects, at his election. Following his Employment Period, Mr. Byrd has agreed to serve as Special Advisor to the chief executive officer until July 1, 2025 (the “Advisor Period”).

2021 PROXY STATEMENT | 108

POST-EMPLOYMENT COMPENSATION

During his Employment Period, Mr. Byrd’s annual target direct compensation and form of long-term incentive awards will be in the same amounts and on the same terms, and with the same payout determinations and amounts, as those that apply to Mr. Jordan, subject to certain exceptions. Mr. Byrd is eligible to participate in the same employee benefit plans as are made available to similarly situated First Horizon executives, and he will continue to receive the same or similar perquisites as IBERIA made available to him before the merger of equals.

During his Advisor Period, Mr. Byrd will receive an annual consulting fee equal to (i) $3.75 million for the first two years and (ii) $3.5 million for the third year. Through the end of the Consulting Period, Mr. Byrd will continue to have access to administrative support, office space and security arrangements provided by the surviving entity.

Mr. Byrd also is being paid a one-time cash Integration and Continuity Award in the total amount of $5 million, payable in $250,000 quarterly installments over five years. We are required to accelerate payment of the remaining installments of the award when Mr. Byrd transitions from Executive Chairman to Special Advisor, or if Mr. Byrd’s employment terminates earlier, unless his termination is by First Horizon for “cause” or by Mr. Byrd without “good reason,” in each case as defined in the Byrd-FH Letter Agreement. Any paid portion of the award is subject to repayment and recovery by First Horizon, and any unpaid portion will be forfeited, if (i) First Horizon terminates Mr. Byrd for cause, (ii) Mr. Byrd resigns other than for good reason, or (iii) Mr. Byrd materially violates the restrictive covenants in the Byrd-FH Letter Agreement (described below).

If Mr. Byrd’s employment or consulting arrangement, as applicable, is terminated by First Horizon other than for cause or by him for good reason, that termination will not affect the compensation to be provided to him under the Byrd-FH Letter Agreement, subject to his continued compliance with certain restrictive covenants. If Mr. Byrd dies during the Employment Period or the Advisor Period, any remaining unpaid amounts due to him under the Byrd-FH Letter Agreement (determined assuming target-level performance) will be paid to his estate, to the extent such unpaid amounts exceed the value of incremental life insurance benefits.

Under the Byrd-FH Letter Agreement, Mr. Byrd has agreed to certain restrictive covenants, including non-competition and non-solicitation covenants, for the 5-year period following the closing date of the merger of equals (through July 1, 2025). He will also be subject to indefinite non-disparagement and confidentiality covenants.

The Byrd-FH Letter Agreement does not affect certain severance and other benefits under the terms of his Employment Agreement in the context of the IBERIA-First Horizon merger. See Daryl Byrd Employment Agreement beginning on page •.

IBERIA Letter

IBERIA’s letter agreement with Mr. Byrd (the “Byrd-IB Letter Agreement”) provided for a special restricted stock award. The award was granted in November 2019 and would have forfeited if the merger had not been closed. The award had a grant-date value of $5,000,000 and vested on January 1, 2021, the six-month anniversary of the merger’s closing date. This special award is subject to repayment and recovery by First Horizon if (i) First Horizon terminates Mr. Byrd for cause, (ii) Mr. Byrd resigns other than for good reason, or (iii) Mr. Byrd materially violates the restrictive covenants in the Byrd-FH Letter Agreement, in each case prior to July 1, 2022.

Daryl Byrd Employment Agreement

Mr. Byrd had an employment agreement with IBERIA (the “Byrd Employment Agreement”). The Byrd-FH Letter Agreement changed the duration of the Byrd Employment Agreement, along with Mr. Byrd’s position, it modified his compensation arrangements, and it superseded the Employment Agreement in many other respects. The Byrd-IB Letter agreement provided Mr. Byrd with a special restricted stock award, not contemplated by the Byrd Employment Agreement. These and other matters are noted above in Daryl Byrd Letter Agreements.

The Byrd-FH Letter Agreement left in place a change in control severance benefit for Mr. Byrd. For purposes of the Byrd Employment Agreement, the IBERIA-First Horizon merger was a change in control event, and the changes to Mr. Byrd’s position gave him good reason to resign. The Byrd Employment Agreement provides Mr. Byrd with a change in control cash benefit of $14,979,262 which, by the terms of the Byrd-FH Letter Agreement, will be paid to Mr. Byrd when he transitions from Executive Chairman to Special Advisor, or if earlier, when his employment otherwise ends (subject to a possible 6-month delay for tax reasons). The benefit is not forfeitable, and payment is supported by a rabbi trust arrangement. Although the benefit has not yet been paid to Mr. Byrd, it is included as other compensation for 2020 in the Summary Compensation Table on page 94 and is reported as deferred compensation in the Nonqualified

2021 PROXY STATEMENT | 109

POST-EMPLOYMENT COMPENSATION

Deferred Compensation During 2020 and at Year-End table on page 104.

In addition, we are required to pay Mr. Byrd certain tax gross up amounts, which we estimate will be approximately $7,370,457, assuming current tax laws remain in effect. The Byrd Employment Agreement also provides for the continuation of certain health and welfare benefits for Mr. Byrd and certain of his dependents for 39 months after his employment ends.

Bylaw Provision Restricting Removal

As we agreed in the IBERIA merger agreement, under our bylaws (as amended when the IBERIA merger closed), the affirmative vote of at least 75% of our Board would be required to remove Mr. Jordan or Mr. Byrd from serving in the capacities set forth in their respective letter agreements. This provision expires on the third anniversary of the merger, July 1, 2023.

Other NEO Letter Agreements

First Horizon Letter Agreements

Our letter agreement with Mr. Losch specified his position and role with First Horizon after the merger, and provided for the grant of a special restricted stock award in consideration for his waiver of any right to terminate his employment for good reason under his Change in Control Severance Agreement in connection with the merger of equals. The award was granted in November 2019 and would have been forfeited if the merger had not closed. The award had a grant-date value of $ 1,250,000 and will vest on July 1, 2021, the anniversary of the merger’s closing date. Mr. Losch’s waiver will not operate if, during his 36-month protected period (expiring July 1, 2023), we terminate his employment without cause or take actions (beyond those which took effect when the merger closed) which would give him good reason to resign.

This special award is subject to repayment and recovery by First Horizon if Mr. Losch materially violates certain restrictive covenants, including non-solicitation covenants, for one year following the closing date of the merger of equals. He is also subject to indefinite non-disparagement and confidentiality covenants.

IBERIA Letter Agreements

IBERIA’s letter agreements with Messrs. Brown and Restel specified their positions and roles with First Horizon after the merger and provided each with a special restricted stock award. Each award was granted in November 2019 and would have been forfeited if the merger had not closed. The awards had grant-date values of $1,400,000 (Mr. Brown) and $1,350,000 (Mr. Restel) and will vest on July 1, 2021, the anniversary of the merger’s closing date.

Each special award is subject to repayment and recovery by First Horizon if the executive materially violates certain restrictive covenants, including non-solicitation covenants, for one year following the closing date of the merger of equals. Each executive is also subject to indefinite non-disparagement and confidentiality covenants.

Messrs. Brown and Restel each had a change in control severance agreement with IBERIA. Each agreement allowed the executive to trigger a severance benefit if a change in control of IBERIA occurred, and if the executive resigned within 30 days after closing for any reason. To incentivize these executive officers to remain with First Horizon following the closing, the letter agreements guarantee that each executive will receive, when employment ends, the cash benefit that otherwise would have been paid had the executive resigned in July 2020. Those amounts were $7,097,327 for Mr. Brown, and $5,766,018 for Mr. Restel, and were treated as contributions to their nonqualified deferred compensation plan accounts. Although these benefits have not yet been paid to the executives, they are included as other compensation for 2020 in the Summary Compensation Table on page 94. They are also included as deferred compensation in the Nonqualified Deferred Compensation During 2020 and at Year-End table on page 104.

In addition, we are required to pay Messrs. Brown and Restel certain tax gross up amounts, which we estimate will be approximately $3,529,024 (Mr. Brown) and $2,990,417 (Mr. Restel), assuming current tax laws remain in effect.

Each letter agreement also provides for the continuation of certain health and welfare benefits for the executive and certain dependents for 39 months after the executive’s employment ends.

2021 PROXY STATEMENT | 110

DIRECTOR COMPENSATION

Director Compensation

Directors in 2020

For nearly the first four months of 2020, we had fourteen directors:

First Horizon Directors at 1/1/2020

Kenneth A. Burdick	Scott M. Niswonger
John C. Compton	Vicki R. Palmer
Wendy P. Davidson	Colin V. Reed
Mark A. Emkes	Cecelia D. Stewart
Peter M. Foss	Rajesh Subramaniam
Corydon J. Gilchrist	R. Eugene Taylor
D. Bryan Jordan	Luke Yancy III

At the 2020 annual meeting, Messrs. Foss and Niswonger retired from our Board. The Board size was reduced to twelve, and the remaining directors were re-elected.

At the closing of the IBERIA merger of equals on July 1, our Board expanded to seventeen members. Messrs. Emkes, Gilchrist, and Yancy resigned from our Board, and the resulting eight vacancies were filled with directors from IBERIA, all in accord with the merger agreement. After July 1, 2020, our Board consisted of the following directors:

First Horizon Directors Post-Merger

Harry V. Barton, Jr.	Rick E. Maples
Kenneth A. Burdick	Vicki R. Palmer
Daryl G. Byrd	Colin V. Reed
John N. Casbon	E. Stewart Shea III
John C. Compton	Cecelia D. Stewart
Wendy P. Davidson	Rajesh Subramaniam
William H. Fenstermaker	Rosa Sugrañes
D. Bryan Jordan	R. Eugene Taylor
J. Michael Kemp, Sr.

Mr. Jordan (our Chief Executive Officer) and Mr. Byrd (our Executive Chairman) serve on our Board but, because they were employees in 2020, they were not paid for Board service. No director program discussed in this section applies to either of them. No other director is an employee of ours. For information concerning Messrs. Jordan and Byrd, see Compensation Discussion & Analysis, Recent Compensation, and Post-Employment Compensation beginning on pages 70, 94, and 103, respectively.

Non-Employee Director Compensation Programs

Non-employee director compensation falls into two categories: base retainer and additional retainers. Base retainer is paid in two parts: a cash retainer, paid in quarterly installments; and an RSU retainer, granted in April following the annual meeting of shareholders. Additional cash retainers are paid for particular assignments, such as lead director or Audit Committee chair. Audit Committee members who also served on the Trust Audit Committee of the Bank were not separately compensated for Trust Audit service. The Trust Audit Committee was dissolved in January 2020. The pay year for our directors starts April 1 and ends March 31, roughly synchronous with our annual meeting cycle.

Pre-Merger Director Compensation

Director pay levels before the IBERIA merger of equals are shown in this table:

Pre-Merger

Annual Director Compensation

Item	Annual Amt
Base Retainer – cash portion:	$65,000
Base Retainer – RSU portion:	85,000
Additional Retainers (all cash):
Lead director	25,000
Chair – Audit	32,000
Chair – Executive & Risk	28,000
Chair – Compensation	17,500
Chair – other committees	10,000
Non-chair service – Audit	8,000
Non-chair service – Exec & Risk	8,000

2021 PROXY STATEMENT | 111

DIRECTOR COMPENSATION

RSUs vest in the year following grant, accrue dividends while unvested, and are paid in stock. RSU payment is required to be deferred for two years after vesting; the dollar value at grant is discounted to reflect that deferral.

Post-Merger Director Compensation

Following the IBERIA merger of equals, in July 2020 our Board reconsidered director pay levels benchmarked against practices at our peer banks. As discussed above in Market Reference Perspective: Peer Group and Benchmarking beginning on page 79, by late July we had nearly doubled our asset size, and we adjusted our peer bank group accordingly to remain nearly in the middle. The Board determined to adjust director compensation, effective July 1, to provide a competitive package for current and prospective directors. Pay levels after the merger for current directors are shown in this table:

Post-Merger Annual Director Compensation

Item	Annual Amt
Base Retainer – cash portion:	$80,000
Base Retainer – RSU portion:	122,000
Additional Retainers (all cash):
Lead director	50,000
Chair – Audit	32,000
Chair – Executive & Risk	50,000
Chair – other committees	20,000
Non-chair service – Audit	10,000
Non-chair service – Exec & Risk	10,000

In addition to changing compensation levels, the Board made new committee assignments, effective at the closing of the merger, as discussed in Board Committees beginning on page 25.

2020 Transition

Cash Retainers

Legacy IBERIA directors who were elected to our Board when the merger closed have been paid cash retainers quarterly at the post-closing annual rate, starting with the third calendar quarter of 2020. Legacy First Horizon directors who continued in office after closing were paid at the old rate (based on old committee assignments) for the second quarter of 2020, and at the new rate (based on new committee assignments) starting with the third quarter. Legacy First Horizon directors who resigned at closing were paid for service during the second quarter of 2020. In addition, all persons on the legacy First Horizon Board at the beginning of 2020 were paid cash retainers at the old rate for the first quarter of 2020.

RSUs

RSUs were granted to legacy First Horizon directors following election at the 2020 annual meeting in April. After the IBERIA merger closed, as discussed above, the Board approved a supplemental grant of RSUs to all directors then in office. The supplemental grants brought all fifteen non-employee directors up to the new annual RSU grant level for the entire 2020-21 director pay year, taking into account the regular annual stock award grants each had received earlier in 2020 from his or her legacy company before the merger closed.

Other Non-Employee Director Programs

Non-employee directors may serve as members of our Bank’s regional boards and may be paid, as additional Board compensation, cash attendance fees up to $500 per regional board meeting. In addition, directors may receive the following benefits: a personal account executive, a no fee personal checking account for the director and his or her spouse, a debit card, a no-fee VISA card, no fee for a safe deposit box, no fee for traveler’s checks and cashier’s checks, use of tickets for marketing and other business events up to $5,000 in value, and, subject to certain restrictions and limitations, the repurchase of shares of our common stock under a Board-approved repurchase program with no fees or commissions. Directors may participate in a charitable gift matching program up to $25,000 per year.

Many directors have nonqualified deferred compensation accounts that earn interest or returns indexed to the performance of certain mutual funds selected by the director.

Prior to 2006, directors could receive stock options in lieu of fees under certain deferral plans. Some of those options remain outstanding.

From 1985 to 1995, directors could defer fees and receive an accrual of interest at rates ranging from 17-22 percent annually. Although new deferrals under that old plan have not been permitted since 1995, interest continues to accrue on outstanding accounts. The rate is re-set annually. For many years, the rate has been set at 7 percentage points above a benchmark rate. For the 2020 plan year, the interest rate was 9.66% for all active participants, including Ms. Palmer. For 2021, the rate decreased to 8.20%, corresponding to a decrease in the benchmark rate. The plan continues to provide a retention tool for us since the above-market rates of return can be largely forfeited in a case of early departure from Board service.

2021 PROXY STATEMENT | 112

DIRECTOR COMPENSATION

Stock Ownership Guidelines

Our stock ownership guidelines set a stock ownership benchmark for non-employee directors of five times the cash portion of the base retainer. Before the merger, that benchmark was $325,000; after the merger, it rose to $400,000. For this purpose, fully-owned shares, RSUs, restricted stock, and any shares held in tax-deferred plans are counted, but stock options are not counted. If the ownership guideline is satisfied, 50% of the net after-tax shares received from stock awards must be retained. If the guideline is not satisfied, 75% must be retained. The retention requirement applies during a director’s tenure on our Board, except that after age 60 directors are permitted to sell shares held at least three years to diversify in preparation for retirement. Ownership is assessed annually in October. At the last assessment, six directors missed the guideline ownership level, and are subject to the 75% retention requirement. Four of those first were elected to the board of a legacy company in 2019 or 2018, and the others missed due to the $75,000 increase in guideline levels in July, coupled with continued suppression of bank stock price levels associated with the COVID pandemic and very low interest rates.

Director Compensation Table

The following table shows compensation earned last year by non-employee directors, whether or not deferred.

Director Compensation 2020

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Mr. Barton*	87,500	17,340	—	—	—	22,000	126,840
Mr. Burdick	81,500	106,798	—	—	—	—	188,298
Mr. Casbon*	86,250	17,340	—	—	—	—	103,590
Mr. Compton	96,500	106,798	—	—	—	25,000	228,298
Ms. Davidson	81,500	106,798	—	—	—	—	188,298
Mr. Emkes**	48,500	72,288	—	—	—	25,000	145,788
Mr. Fenstermaker*	125,000	17,340	—	—	—	—	142,340
Mr. Foss***	36,500	—	—	—	—	5,000	41,500
Mr. Gilchrist**	36,500	72,288	—	—	—	—	108,788
Mr. Kemp*	80,000	17,340	—	—	—	—	97,340
Mr. Maples*	96,250	17,340	—	—	—	—	113,590
Mr. Niswonger***	36,500	—	—	—	—	25,000	61,500
Ms. Palmer	106,250	106,798	—	—	14,798	25,000	252,846
Mr. Reed	129,000	106,798	—	—	—	25,000	260,798
Mr. Shea*	81,250	17,340	—	—	—	25,000	123,590
Ms. Stewart	96,500	106,798	—	—	—	3,500	206,798
Mr. Subramaniam	72,500	106,798	—	—	—	10,000	189,298
Ms. Sugrañes*	80,000	17,340	—	—	—	—	97,340
Mr. Taylor	81,500	106,798	—	—	—	—	188,298
Mr. Yancy**	41,500	72,288	—	—	—	—	113,788

*	Denotes a director who joined our Board at the closing of the merger of equals in July 2020. Restricted stock awards granted by legacy IBERIA before closing are not included in this table. The grant date dollar value was $100,000 for each such award.
**	Denotes a director who resigned from our Board at the closing of the merger of equals in July 2020.
***	Denotes a director who retired from our Board at the 2020 annual meeting of shareholders in April 2020.

2021 PROXY STATEMENT | 113

DIRECTOR COMPENSATION

Explanations of certain columns follow:

Col (c) Stock Awards. Includes RSUs granted to non-employee directors during calendar 2020. Amounts shown are the grant date fair values of awards using the accounting method applicable to our financial statements. For additional information about valuation, see the note for columns (e)-(f) to the Summary Compensation Table on page 94. Additional information about outstanding awards appears under the caption Outstanding Director Equity Awards at Year-End below.

Col (e) Incentive Plan Compensation. Non-employee directors do not receive cash incentives.

Col (f) Deferred Compensation. Amount consists of above-market interest accrued during the year under a plan discontinued in 1995.

Col (g) All Other Compensation. For non-employee directors, amounts in this column consist of matching donations to eligible charitable organizations by First Horizon Foundation and cash attendance fees from regional board meetings.

Outstanding Director Equity Awards at Year-End

All non-employee directors receive annual RSU awards, and two hold option awards from an old deferral program, as presented in the following table. Directors who joined our Board at the closing of the merger of equals owned pre-merger restricted stock and post-merger RSU awards at year-end. All options are vested. All other awards shown were unvested at year-end. Awards held by Mr. Jordan and Mr. Byrd are omitted from the table; see Outstanding Stock Awards at Fiscal Year-End beginning on page 99 for additional information for them. Directors who held no options and no other unvested awards at year-end are omitted from this table.

2021 PROXY STATEMENT | 114

DIRECTOR COMPENSATION

Outstanding Equity Awards at Year-End 2020 Held by Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
Name	Number of Securities Underlying Unexercised Options(#)	Option Exercise Price($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Mr. Barton	—	—	—	14,439	184,242
Mr. Burdick	—	—	—	11,680	149,037
Mr. Casbon	—	—	—	14,439	184,242
Mr. Compton	—	—	—	11,680	149,037
Ms. Davidson	—	—	—	11,680	149,037
Mr. Fenstermaker	—	—	—	14,439	184,242
Mr. Kemp	—	—	—	14,439	184,242
Mr. Maples	—	—	—	14,439	184,242
Ms. Palmer				11,680	149,037
	3,518	18.85	1/2/2021
	3,107	23.49	7/2/2021
	3,093	23.91	1/2/2022
	2,764	25.34	7/1/2022
	2,709	24.36	1/2/2023
	1,121	18.28	7/1/2023
	2,028	18.24	1/2/2024
Mr. Reed	—	—	—	11,680	149,037
Mr. Shea	—	—	—	14,439	184,242
Ms. Stewart	—	—	—	11,680	149,037
Mr. Subramaniam	—	—	—	11,680	149,037
Ms. Sugrañes	—	—	—	14,439	184,242
Mr. Taylor	—	—	—	11,680	149,037
Mr. Yancy	—	—
	1,379	23.91	1/2/2022
	2,921	25.34	7/1/2022
	3,202	24.36	1/2/2023
	1,011	18.28	7/1/2023
	1,535	18.24	1/2/2024

Explanations of certain columns follow:

Cols (b)/(c) Stock Options. Stock options include adjustments for stock dividends distributed 2008-2011, the cumulative compound rate of which was 20.0380%.

Col (e) RSUs & RS. Awards held by non-employee directors are RSUs that will vest on April 2, 2021 and, for legacy IBERIA directors, restricted stock that will vest on April 24, 2021.

Col (f) RSU & RS Values. Values are based on the year-end market price of our common stock ($12.76/share) with no discount for the risk that the award might be forfeited or for the time remaining before vesting. Values shown here are not based on financial accounting assumptions or methods.

Details concerning the awards outstanding at year-end are provided in the following table. Directors who have no unvested full-value awards at year-end are omitted.

2021 PROXY STATEMENT | 115

DIRECTOR COMPENSATION

Details of Director Full-Value Stock Awards
Outstanding at Year-End 2020

Name	Grant Dates	Vesting Dates	Units/Shrs Vesting (#)
Mr. Barton*	4/24/2020	4/24/2021	12,606
	9/8/2020	4/24/2021	1,833
Mr. Burdick	4/28/2020	4/2/2021	8,032
	9/8/2020	4/2/2021	3,648
Mr. Casbon*	4/24/2020	4/24/2021	12,606
	9/8/2020	4/24/2021	1,833
Mr. Compton	4/28/2020	4/2/2021	8,032
	9/8/2020	4/2/2021	3,648
Ms. Davidson	4/28/2020	4/2/2021	8,032
	9/8/2020	4/2/2021	3,648
Mr. Fenstermaker*	4/24/2020	4/24/2021	12,606
	9/8/2020	4/24/2021	1,833
Mr. Kemp*	4/24/2020	4/24/2021	12,606
	9/8/2020	4/24/2021	1,833
Mr. Maples*	4/24/2020	4/24/2021	12,606
	9/8/2020	4/24/2021	1,833
Ms. Palmer	4/28/2020	4/2/2021	8,032
	9/8/2020	4/2/2021	3,648
Mr. Reed	4/28/2020	4/2/2021	8,032
	9/8/2020	4/2/2021	3,648
Mr. Shea*	4/24/2020	4/24/2021	12,606
	9/8/2020	4/24/2021	1,833
Mr. Subramaniam	4/28/2020	4/2/2021	8,032
	9/8/2020	4/2/2021	3,648
Ms. Sugrañes*	4/24/2020	4/24/2021	12,606
	9/8/2020	4/24/2021	1,833
Mr. Taylor	4/28/2020	4/2/2021	8,032
	9/8/2020	4/2/2021	3,648

*	Denotes a director who joined our Board at the closing of the IBERIA merger of equals in July, 2020. Restricted stock awards were granted on April 24 by legacy IBERIA under its award programs, and were converted to First Horizon stock at closing.

Director Options Exercised and Stock Vested

The following table provides information about stock options exercised during 2020 by our directors as well as stock units that vested during 2020. Amounts in columns (c) and (e) represent the market values of shares on the exercise or vesting dates. The stock awards in column (d) generally consist of RSUs that vested in 2020, but will not be settled until 2022, after a mandatory two-year deferral period. Information for Mr. Jordan and Mr. Byrd is omitted from this table; see Options Exercised and Stock Vested beginning on page 101 for their information. Directors who joined our Board from legacy IBERIA had no option exercises, and no full-value award vestings, during 2020 after joining our Board; they are omitted from this table.

2021 PROXY STATEMENT | 116

DIRECTOR COMPENSATION

Director Options Exercised and Stock Vested During 2020

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired or Units Paid upon Vesting (#)	Value Realized Upon Vesting ($)
Mr. Burdick	—	—	6,505	50,089
Mr. Compton	—	—	6,505	50,089
Ms. Davidson	—	—	6,505	50,089
Mr. Emkes*	—	—	14,537	125,589
Mr. Foss	—	—	6,505	50,089
Mr. Gilchrist*	—	—	14,537	125,589
Mr. Niswonger	—	—	6,505	50,089
Ms. Palmer	—	—	6,505	50,089
Mr. Reed	—	—	6,505	50,089
Ms. Stewart	—	—	6,505	50,089
Mr. Subramaniam	—	—	6,505	50,089
Mr. Taylor	—	—	6,505	50,089
Mr. Yancy*	—	—	14,537	125,589

*	Denotes a director who resigned from our Board at the closing of the IBERIA merger of equals in July 2020. Regular RSUs granted in 2020 vested, and the two-year deferral ended, due to provisions of the awards at the time of grant.

2021 PROXY STATEMENT | 117

LEGAL MATTERS

Legal Matters

Availability of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is included as part of these proxy materials. If you are a shareholder of record who did not receive a printed copy of the Annual Report on Form 10-K but would like one, you may obtain one free of charge upon written request to the Treasurer, First Horizon Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders’ meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders. The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of the exhibits to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the requested printed copy of Annual Report on Form 10-K.

Other Legal disclosures

We are required to disclose a comparison of the 2020 total compensation of our CEO with that of our median-paid associate. For that purpose, we selected the median associate using total federally taxable income reported by us for 2019 to the U.S. Internal Revenue Service. The median associate was that person, employed by us at year-end 2020, whose 2019 taxable income ranked at the fiftieth percentile of all our associates other than the CEO. For this purpose, all associates included part-time and seasonal personnel as well as persons who joined us during the year. Total compensation for our CEO in 2020, calculated using the methodology reported on pages 94–97, was $5,580,188. Total compensation for our median associate for 2020, calculated using the same methodology, was $95,881. The ratio of 2020 total compensation for the CEO in relation to that for the median associate is 58 to one.

The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use any of this information in managing our company. We do not believe this information provides shareholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, nor for comparing our company with any other in any meaningful respect.

BY ORDER OF THE BOARD OF DIRECTORS

Clyde A. Billings, Jr.
Senior Vice President,
Assistant General Counsel and
Corporate Secretary

March 15, 2021

2021 PROXY STATEMENT | 118

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

Section 1. Purposes

The purposes of this Plan are to promote the interests of the Company and its shareholders by (i) attracting and retaining officers, Associates, and Non-Employee Directors of the Company and its Subsidiaries, (ii) motivating such individuals by means of linking a component of compensation to the Company’s stock value and by means of performance-related incentives to achieve performance goals established by the Board or its Committee, (iii) enabling such individuals to participate in the growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) aligning significant compensation elements with the interests of the Company’s shareholders. Capitalized terms used in this Section and elsewhere in the Plan are defined in Section 18.

Section 2. Administration

(A) Authority of the Board. The Board will administer Section 7 and other provisions related to Non-Employee Directors. The Board also retains the general authority—parallel and equivalent to that of the Committee—to grant or administer Awards under other sections of the Plan.

(B) Authority of the Committee. Except as provided in Section 2(A) and Section 7, the Committee will administer the Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Board, the Company’s Bylaws, or applicable law, the Committee has full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and the names of the Awards, if different from the terminology used in the Plan; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award will be deferred either automatically or at the election of the Participant or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) amend or modify the terms of any Award after grant; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 16 to amend, suspend, or terminate the Plan.

(C) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award will be within the sole discretion of the Committee, may be made at any time and will be final, conclusive, and binding upon all Persons, including any Employer, any Participant, any holder or beneficiary of any Award, any Associate, any Non-Employee Director and any Regional Board Member.

(D) Action by the Committee. Except as otherwise provided in the Company’s bylaws or the Committee’s charter, if any, a majority of the Committee’s members will constitute a quorum. Any decision or determination reduced to writing and signed by all of the members of the Committee will be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it deems advisable.

2021 PROXY STATEMENT | A-1

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

(E) Delegation. Subject to the terms of the Plan, the Board or the Committee may, to the extent permitted by law, delegate to (i) a subcommittee of the Committee, (ii) one or more officers or managers of the Company or an Employer, or (iii) a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or the Committee determines, to grant Awards to, or to cancel, modify or waive rights with respect to or to alter, discontinue, suspend, or terminate Awards held by, Participants who are not Section 16 Executives or directors of the Company or who are otherwise not subject to SEC Section 16.

(F) Procedures. The Company may adopt or approve administrative procedures and practices (“Procedures”) applicable to the Plan and its Awards from time to time under the authority and oversight of the Committee. The Committee may cause the Company to embed substantive practices and policies in the Procedures, consistent with the Committee’s authorities under the Plan, as well as purely administrative matters.

(G) Deferrals. The Committee may require or permit the payment or delivery of any Award to be deferred after Vesting. Any such deferral must comply with Section 15 unless the Committee expressly, in a particular case, determines otherwise. Any such deferral feature may be canceled or changed by the Committee at any time prior to commencement of the deferral period, without the consent of the Participant. No Participant has any right to defer payment or delivery. During any deferral period, the Committee may, but need not, provide for interest or dividend accruals, reinvestments, or payments, as provided in Section 17(A).

Section 3. Shares Available for Awards; Other Limitations

(A)	Shares Available for Awards; Limitations.

(i)	Limits. Subject to adjustment as provided in Section 3(B):

(a)	Share Limits for the Plan.

(1)	Overall. The maximum number of Shares which may be issued with respect to Awards is: 14,000,000 Shares newly authorized for this Plan; plus any Shares underlying awards granted under the Prior Stock Plan prior to this Plan’s inception which expire or are canceled, forfeited, settled in cash, or otherwise terminated without delivery of Shares to the Prior Stock Plan participant.

(2)	Shares In Lieu. Of the total authorized in subsection (A)(i)(a)(1), the maximum number of Shares which may be issued as Awards of Shares in Lieu is 700,000 Shares.

(3)	Substitute Awards. The maximum number of Shares which may be issued as Substitute Awards is 700,000 Shares.

(b)	Non-Employee Director Limits per year.

(1)	Full-Value. The maximum aggregate dollar value of Full-Value Awards which may be granted in any calendar year to any Non-Employee Director under Section 7 is $500,000. For this purpose, Shares underlying Full-Value Awards will be valued at 100% of Fair Market Value on the grant date, without discount of any sort, and dollar-denominated Units will be valued at 100% of face value, without discount of any sort.

(2)	Options & SARS. The maximum aggregate dollar value of Shares underlying Options and/or SARs which may be granted in any calendar year to any Non-Employee Director under Section 7 is $250,000. For this purpose, shares underlying Option and SAR Awards will be valued at 25% of Fair Market Value on the grant date, without any other discount.

(3)	Savings Clause. If a limit provided in this subsection (b) is or might be violated by the grant of a Performance Award, that Award is not invalidated. However, after all final performance

2021 PROXY STATEMENT | A-2

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

determinations are made, if the Award still violates a limit, the final number of Shares, Units, or dollars, as applicable, will be reduced to the minimum extent possible consistent with the limits provided in this subsection, and the excess Shares, Units, or dollars will be cancelled and treated as if they never had been granted.

(ii)	Re-Usage if Award Shares are not Paid. If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award denominated in Shares is settled for cash or terminates, expires unexercised, or is canceled for any reason without the delivery of Shares, then the Shares covered by such Award or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares which may be issued with respect to Awards, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, will again become Shares which may be issued with respect to Awards under Section 3(A)(i)(i)(a).

(iii)	Option & SAR Re-Usage Limited. In connection with any Option or SAR Award, none of the following will result in any Shares being added back to any of the limits in Section 3(A)(i)(i)(a): (a) the withholding of Shares by the Company for tax liabilities; (b) the delivery of Shares (actual or deemed) by the Award holder to pay an exercise price or tax liabilities; or (c) in the case of exercised SARs, the delivery of Shares to the Participant in an amount less than the nominal number of Shares covered by the SAR Award.

(iv)	No Tax Withholding Re-Usage. No shares withheld or re-acquired, pursuant to Section 15(A) or otherwise, by the Company from the Participant for tax liabilities caused by Vesting, exercise, or other taxable event relating to Awards (other than Options or SARs) will be added back to any of the limits in Section 3(A)(i)(i)(a).

(v)	Dividend Reinvestment. Shares credited or paid in connection with a dividend reinvestment feature, if in conformity with Section 17(A), will not be counted against any of the limits in Section 3(A)(i).

(B) Adjustments. The number of Shares available for Awards, the number of Shares that may be subject to Awards granted to any one Participant in any period, the number of Shares covered by each outstanding Award, and the price per Share covered by each such outstanding Award which uses a price will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification of the Shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or to reflect any distributions to holders of Shares other than regular cash dividends. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to an Award. After any adjustment made pursuant to this paragraph, the number of Shares subject to each outstanding Award may be rounded down to the nearest whole number of shares or to the nearest fraction of a whole share specified by the Committee, all as the Committee may determine from time to time. The Committee may approve different rounding methods for different Award types and for different Award tranches or sizes within any single type. In exercising its authority hereunder, the Committee will seek to adjust Option and SAR Awards so as to avoid creating a modification of the Awards within the meaning of Section 409A. If the Committee determines to make a modification, such modification must be expressly intended by the Committee, and is subject to Participant consent and the other requirements of Section 15(C).

(C) Adjustments of Awards Upon the Occurrence of Substantial Spin-off or Certain Other Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, the securities covered by, and the criteria included in, outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 3(B)) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee is required to make such adjustments pursuant to Section 3(B) or whenever the Committee, in its sole discretion, determines that such adjustments are necessary and appropriate in order to prevent or substantially mitigate dilution or enlargement of the benefits or potential benefits intended to be made available under

2021 PROXY STATEMENT | A-3

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

the Plan. With respect to Awards intended to comply with Section 409A, no adjustment hereunder may be inconsistent with Section 409A compliance of the Plan and such Awards.

(D) Substitute Awards. Any Shares issued by the Company as Substitute Awards will not reduce the Shares available for Awards under the Plan.

(E) Sources of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or, to the extent permitted by applicable law, of issued Shares which have been reacquired by the Company.

Section 4. Eligibility

Any Associate (including any officer or Associate-director of an Employer), Non-Employee Director, or Regional Board Member is eligible to be designated as a Participant; provided, however, that Non-Employee Directors are only eligible to receive Awards granted pursuant to Section 7. The receipt or holding of an Award will not affect a person’s eligibility for other or future Awards; the Committee is permitted to grant more than one Award, and more than one Award type, to a Participant from time to time.

Section 5. Stock Options and Stock Appreciation Rights

(A) Grant. Except for the Board’s reservations of authority under the Plan and otherwise, the Committee has sole and complete authority to determine the Participants to whom Options and SARs will be granted, the number of Shares subject to each Award, the exercise or base price of each Award, and the conditions and limitations applicable to the exercise of Options and SARs.

(B)	Pricing.

(i)	General Authority. The Committee, in its sole discretion, will determine the Option Price of each Option Award or the base price of each SAR Award.

(ii)	Price Floor; no Back-Dating. Except in the case of Substitute Awards, the Option Price per Option Share and the base price of an SAR Award may not be less than 100% of the Fair Market Value of a Share on the grant date (determined in accordance with Section 17(E)).

(iii)	No Re-Pricing. Except as provided by Section 3(B), Section 3(C), and Section 14, without shareholder approval the Committee does not have the power to: (a) amend the terms of Options or SARs previously granted under the Plan to reduce the Option Price of such Options or base price of such SARs; (b) cancel Options or SARs previously granted under the Plan or under the Prior Stock Plan, and grant substitute Options or SARs with a lower Option Price or base price than the cancelled Options or SARs, respectively; or (c) if such Options or SARs (referenced in clause (b)) are out-of-the-money, cancel such Options or SARs and, in consideration of such cancellation, grant one or more other Awards, make a cash payment, or take any combination of such actions. Any such reduction, substitution, or other such action taken by the Committee in advance of shareholder approval will be subject to, and ineffective until, approved by the Company’s shareholders. For this purpose, an Award is “out-of-the-money” if the current Fair Market Value of a Share is less than the option price or base price, respectively, of the Award.

(C) Term. Subject to the Committee’s authority under Section 2(A), each Award of Options or SARs will expire on the expiration date determined by the Committee and specified in the Award Document. However, no Option or SAR Award may be exercisable after the tenth anniversary of its grant date. In the case of a Substitute Award, for this purpose the grant date is the date granted under this Plan.

(D)	Exercise.

(i)	General. Subject to Section 9(A), each Option and SAR Award will be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the

2021 PROXY STATEMENT | A-4

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

applicable Award Document or thereafter. The Committee has full and complete authority to determine whether an Option or SAR Award is exercisable in full at any time or from time to time during the term of the Option or SAR Award, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR Award as the Committee may determine.

(ii)	Conditions; Legal Compliance. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Options granted hereunder will be effective only at such times as the sale of Shares to the Participant pursuant to such exercise does not violate any state or federal securities or other laws, as determined by the Committee or the Company in their sole discretion.

(iii)	Exercise Process. An Option or SAR Award may be exercised in whole or in part at any time within the period permitted thereunder for the exercise thereof. The manner of exercise must conform with the Award Document, the Procedures, and (as applicable) the processes used by the Company’s administrative vendor, if any.

(iv)	Payment of Option Price. The manner of exercise of Options must provide for commercially prompt payment of the Option Price to the Company or to the Company’s option administrator, as agent for the Company.

(a)	Cash. Payment may be made in cash (including cash equivalents). The manner of cash payment must conform to the Procedures, the Award Document, or the requirements of the Company’s option administrator, as applicable.

(b)	Cash from Simultaneous Sale. Subject to applicable securities laws and at the discretion of the Committee, cash payment may be effected by exercising the Options and simultaneously selling the Shares to be issued from the exercise, pursuant to a brokerage or similar arrangement or program approved or permitted by the Committee.

(c)	Payment with Shares and other Methods. The Committee, in its discretion, may allow payment of the Option Price: (1) by tendering, either by way of actual delivery of Shares or attestation, (A) Shares acquired directly from the Company that have been owned by the Option Award holder for not less than six months, or (B) Shares acquired on the open market prior to the date of exercise, in either case (C) having an aggregate Fair Market Value on the date of exercise at least equal to the Option Price, or (2) by a combination of cash and such Shares, or (3) by such other method of payment as the Committee determines to be acceptable; provided, however, that the Option Award holder is not entitled to tender or attest to Shares pursuant to successive, substantially simultaneous exercises of an Option Award or any other stock option awards granted by the Company or by any of its predecessors. Consistent with Section 15(A), the Committee also may permit Shares to be tendered or attested to cover applicable withholding taxes.

(d)	No Rights Until Shares Issued. Until the Option Award holder has been issued Shares deriving from an exercise, he or she possesses no rights as a shareholder with respect to such Shares and is not entitled to any dividend or distribution the record date of which is prior to the date of issuance of such Shares.

(v)	Payment of SARs. At the Committee’s discretion, the amount payable as a result of the exercise of an SAR Award may be settled in cash, Shares, or a combination of cash and Shares.

Section 6. Restricted Stock, Restricted Stock Units, & Restricted Cash Units

(A)	Grant.

(i)	General Authority. Except for the Board’s reservations of authority under the Plan and otherwise, the Committee has sole and complete authority to determine the Participants to whom Restricted Stock,

2021 PROXY STATEMENT | A-5

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

Restricted Stock Units, and Restricted Cash Units are granted, the number of shares of Restricted Stock and/or the number of Restricted Stock or Cash Units to be granted to each Participant, the dollar value per Cash Unit, the duration of the period during which, and the conditions under which, the Awards may be paid to the Participant or forfeited to the Company, and the other terms and conditions of such Awards. Restricted Stock, Restricted Stock Unit, and Restricted Cash Unit Awards will be evidenced by Award Documents in such form as the Committee from time to time approves, which documents must comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)	Amounts and Vesting Period. Each Restricted Stock, Restricted Stock Unit, or Restricted Cash Unit Award made under the Plan will be for such number of Shares or Units, as applicable, as will be determined by the Committee and set forth in the Award Document. Consistent with Section 9(B), the Award Document must require a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares or Units covered by the Award. The Award Document may also, in the discretion of the Committee, set forth performance or other conditions that, if satisfied, will result in the lapsing of any applicable forfeiture and transfer restrictions, all as provided in Section 8. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock and Restricted Stock Unit Awards.

(B) Issuance of and Restrictions on Restricted Stock. The Company may implement the grant of a Restricted Stock Award by (i) book-entry issuance of Shares to the Participant in an account maintained by the Company at its transfer agent, (ii) issuance of certificates for Shares in the name of the Participant with transfer and other restrictions, and/or with physical custody arrangements, acceptable to the Company, or (iii) any other means of issuing Shares permitted by applicable law. Any such certificates and any related stock powers will be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and the certificate will bear such a legend setting forth the restrictions imposed thereon as the Company, in its discretion, may determine. Unless otherwise determined by the Committee, the grantee will have all rights of a shareholder with respect to the Shares of unvested Restricted Stock, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) in the case of certificated Shares, the grantee will not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Document with respect to such Shares; (ii) transferability of the Shares will be restricted until Vesting and delivery, consistent with Section 12; and (iii) except as otherwise determined by the Committee, all of the Shares will be forfeited and all rights of the grantee to such Shares will terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of one or more Employers for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Stock Award are met. Any cash, any Shares, any other securities of the Company, and any other property distributed with respect to the Shares subject to Restricted Stock Awards will be subject to the same restrictions, terms and conditions as such Restricted Stock, provided that the Committee may provide in an Award Document for regular cash dividends to be paid prior to Vesting.

(C) Vesting of Restricted Stock. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Stock Award have been met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Document relating to the Restricted Stock Award or in the Plan will lapse as to the restricted Shares subject thereto, and, if certificated, a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend imposed thereon as described in the second sentence of Section 6(B), will be delivered to the Participant.

(D) Vesting, Valuation, and Payment of Restricted Stock Units. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Stock Unit Award have been met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Document relating to the Restricted Stock Unit Award or in the Plan will lapse. Each Restricted Stock Unit paid in cash will have a value equal to the Fair Market Value of a Share on the Vesting date or

2021 PROXY STATEMENT | A-6

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

such other prior valuation date selected by the Committee, or equal to the Average Fair Market Value of a Share for the trading days in the valuation period selected by the Committee. Restricted Stock Units will be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, following the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Document.

(E) Vesting, Valuation, and Payment of Restricted Cash Units. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Cash Unit Award have been met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Document relating to the Restricted Cash Unit Award or in the Plan will lapse. Each Restricted Cash Unit will have a value equal to the dollar value per Unit selected by the Committee at grant, plus interest (if any) provided in the Award Document or otherwise by the Committee. Restricted Cash Units will be paid in cash following the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Document.

Section 7. Non-Employee Director Awards

Subject to the limitations of Section 3(A)(i)(b) and Section 9, the Board may provide that all or a portion of a Non-Employee Director’s annual retainer and/or meeting fees, or other forms of compensation, be payable (either automatically or at the election of a Non-Employee Director) in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Restricted Cash Units, or (in accordance with Section 10(F)) Shares In Lieu. The Board may determine the terms and conditions of any such Awards, including the terms and conditions which apply upon a termination of the Non-Employee Director’s service as a member of the Board, and has full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. The Board may exercise this authority episodically, periodically, by standing resolution, by policy, and in any other legal manner. Notwithstanding Section 10(A) and Section 17(E), the grant date of any Award to a Non-Employee Director will be determined by the Board or in accordance with Board policy governing director compensation.

Section 8. Performance Awards

(A) Grant. The Committee has sole and complete authority to determine the Participants who receive a Performance Award. A Performance Award consists of a performance-based Option Award, performance-based SAR Award, performance-based Restricted Stock Award, performance-based Restricted Stock Unit Award, performance-based Restricted Cash Unit Award, or other performance-based right that is (i) denominated in cash and/or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee will establish, and (iii) payable at such time and in such form as the Committee may determine. For this purpose, “performance-based” means requiring that one or more specified performance conditions, beyond mere continuation of service, be fulfilled prior to Vesting.

(B) Terms and Conditions. Subject to the terms of the Plan, the Committee may determine the Performance Measures and other factors to be used to establish Performance Goals, the Performance Goals to be achieved during any Performance Period, the length of Performance Period, the Threshold, Target, and/or Maximum Amount of any Performance Award, and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may change specific provisions of a Performance Award after it is granted, provided, however, that no such change may significantly and adversely affect an already-granted Performance Award that has an already-begun Performance Period without the Participant’s consent.

(C) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with the Award Document or Procedures, on a deferred basis.

(D) Termination of Service. (i) Unless otherwise determined by the Committee, Termination of Service prior to the end of a Performance Award’s Performance Period, or prior to the Award’s Vesting date, will

2021 PROXY STATEMENT | A-7

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

result in the forfeiture of the Performance Award. (ii) Unless otherwise determined by the Committee, any partial or complete waiver of forfeiture of a Performance Award resulting from Termination of Service will not waive the performance conditions and requirements associated with the Award, and will not accelerate payment.

Section 9. Minimum Vesting Periods

(A) Options and SARs. No Option or SAR Award may become exercisable in whole or part sooner than the first anniversary of its grant date, except:

(i)	if so provided in the Award Document or Procedures, in connection with the Participant’s death or Disability;

(ii)	as required by Section 14 (relating to Change in Control) or another provision of the Plan;

(iii)	in the case of Substitute Awards;

(iv)	Award grants that are made on the date of an annual meeting of shareholders or the date of a regular periodic Board meeting, or within five days after such meeting, may vest fifty weeks or later after grant; and

(v)	Options and SARs may be exercised in whole or part less than one year after grant, apart from clauses (i)–(iv), provided that, in the aggregate, exercises permitted by this clause (v) may cover no more than five percent of the available Shares authorized for issuance under Options and SARs pursuant to Section 3(A)(i)(a).

(B) Full-Value Awards (except Shares in Lieu). No Restricted Stock, Restricted Stock Unit, or Restricted Cash Unit Award may vest in whole or part sooner than the first anniversary of its grant date, except:

(i)	if so provided in the Award Document or Procedures, in connection with the Participant’s death or Disability;

(ii)	as required by Section 14 (relating to Change in Control) or another provision of the Plan;

(iii)	in the case of Substitute Awards;

(iv)	Award grants that are made on the date of an annual meeting of shareholders or the date of a regular periodic Board or Board committee meeting, or within five days after such meeting, may vest fifty weeks or later after grant; and

(v)	Vesting may occur less than one year after grant, apart from clauses (i) through (iv), provided that, in the aggregate, Vestings permitted by this clause (v) may cover no more than five percent of the available Shares authorized for issuance under Full-Value Awards pursuant to Section 3(A)(i)(a).

(C) Examples. (i) RSUs are granted on May 4, 2022, the date of the 2022 annual meeting of shareholders. This Section 9 would permit those RSUs to vest on April 22, 2023, the date of the 2023 annual meeting of shareholders. (ii) RSUs are granted on February 15, 2022, at the Committee’s regular meeting held each February. This Section 9 would permit those RSUs to vest on February 5, 2023, the date of the Committee’s regular February meeting in 2023.

(D) Shares In Lieu. As provided in Section 10, Shares In Lieu are vested at grant. However, the aggregate total of all Shares in Lieu is restricted as provided in Section 3(A)(i)(a)(2).

2021 PROXY STATEMENT | A-8

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

Section 10. Shares In Lieu of Cash Earned

(A) General Terms. The Committee is authorized to grant Awards of Shares In Lieu, subject to and in conformity with this Section 10, and subject to the Share limitations in Section 3(A)(i)(a)(2). An Award of Shares In Lieu consists of Shares, or Units denominated and payable in Shares, which have no service or other traditional Vesting requirement or period. An Award of Shares In Lieu may only be granted in settlement of an obligation of the Company to pay cash compensation which, not later than the grant date, the Participant has earned. Settlement of an earned compensation obligation with Shares In Lieu may only be dollar-for-dollar, based on: (i) 100% of the Fair Market Value of a Share on the grant date (determined in accordance with Section 17(E)); or (ii) 100% of the Average Fair Market Value of a Share over five consecutive trading days ending with the grant date; or (iii) 100% of the Average Fair Market Value of a Share over ten consecutive trading days ending with the grant date. If (A)(i) is used, the grant date may not be earlier than the date the Committee acts to approve the grant; and if (A)(ii) or (iii) is used, the Committee may act to approve the grant no later than the first trading day used to calculate the Average Fair Market Value.

(B) Award Document. For an Award of Shares In Lieu, the Award Document may consist of a separate grant notice or agreement similar to the Award Documents used for other Awards, may be part of the Award Document for another Award (denominated in cash but payable in Shares In Lieu), or may consist of any written evidence of the terms of the Award authorized or approved by the Committee, such as (for example) minutes, resolutions, presentations, memos, and program documentation.

(C) Timing of Payment. If an Award of Shares In Lieu consists of Shares, it will be paid or delivered promptly after grant. The Committee may require Shares In Lieu to have payment deferred, or may allow the Participant to elect deferral. An Award of Shares In Lieu as to which payment is deferred consists of Units denominated in Shares, payable in Shares when deferral ends.

(D) Holding Period. Although an Award of Shares In Lieu is vested at grant, the Committee may impose a holding or deferral period on all or any portion of the Shares delivered, including on the portion remaining after withholding for taxes, consistent with Section 10(C).

(E) Limitation on Cash Obligations to be Settled. An Award of Shares In Lieu may not be granted to a Participant in settlement of any Award under this Plan or the Prior Stock Plan.

(F) Awards to Non-Employee Directors. Consistent with Section 7, the Board is authorized to settle any obligation of the Company for cash retainer or fee compensation earned by a Non-Employee Director with one or more Awards of Shares In Lieu. Specifically:

(i)	The Board may require settlement of earned compensation with Shares In Lieu.

(ii)	The Board may allow Non-Employee Directors to elect to receive Awards of Shares In Lieu.

(iii)	The Board may require Shares In Lieu to have payment deferred, or may allow Non-Employee Directors to elect deferral.

Section 11. Annual Incentives

(A) Coordination. The Committee may coordinate any Annual Incentive plan, program, or determination with the grant of Awards, consistent with the terms and limitations in this Plan. Without limiting the generality of the foregoing, the Committee may: (i) grant one or more Awards in lieu of all or part of an Annual Incentive; or (ii) establish an Annual Incentive which will be paid, in whole or part, in the form of one or more Awards. In the case of clause (ii), the grant date will be the date the earned amount of the Annual Incentive is finally and fully determined, or such later date as is chosen by the Committee.

(B) No Special Treatment. An Award granted in connection with an Annual Incentive must comply with all requirements of this Plan applicable that Award type. Each Award granted in connection with an Annual Incentive is subject to, and is counted against all applicable limits in, Section 3(A).

2021 PROXY STATEMENT | A-9

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

Section 12. Transferabilty of Awards

(A) General Transfer Restriction. Except as otherwise provided in this Section 12 or expressly elsewhere in the Plan, no Award (including its underlying Shares, cash, or other benefits) may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, hedged, or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law, other than by will or the laws of descent and distribution.

(B) Limited Transfers Authorized. In its discretion, the Committee may permit the transfer of an Award, or any group or type of Awards, by any Participant (including a Non-Employee Director) selected by the Committee, to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits and conditions as the Committee may establish or require. If a Participant makes a transfer permitted by the Committee, the Participant will be treated by the Company as having retained a substantial economic interest in any transferred Award, and the Participant’s continued service and/or performance, as applicable, will continue to determine whether the Award vests and how much of it, if any, is paid or delivered to the transferee. The transferee will take the Award subject to all the terms, conditions, and risks applicable to the Award prior to such transfer, including the risks of forfeiture or Clawback. Unless the Committee determines otherwise, the Participant, rather than the transferee, will retain the sole right to consent to amendments to the Award or its Award Document and to take all other substantive and administrative actions associated with the Award, including exercise and tax withholding. For purposes of this Section 12(B), the term “Immediate Family” means the Participant’s spouse, parents, children, stepchildren, sisters, brothers, grandchildren, and step-grandchildren, including both natural and adopted relations.

(C) Beneficiary Designations. The Committee is authorized to permit Participants to designate one or more Beneficiaries. A “Beneficiary” is a Person to whom all or a portion of an Award will be transferred after the Participant dies. If the Committee approves a process for a Participant to designate Beneficiaries and to record those designations, the Company’s record of the most recent designation, or set of designations, made by a Participant who has died will govern which Beneficiary(ies) will be entitled to be transferee(s).

(D) Administration. No transfer by an Award Beneficiary designation, or by will or the laws of descent and distribution, is effective to bind the Company until the Company is furnished with written notice of the Participant’s death and an authenticated copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer. The Committee or the Company may impose additional administrative conditions in order to assure the Company, in good faith, that a transfer is legally valid and proper.

(E) Personal Exigencies. In its discretion, the Committee may permit transfers of Awards, or create assistive procedural rights in lieu of transfers or otherwise, in connection with death, divorce, child support, incompetence or other Disability, and other severe personal events, and the Committee may delegate broad administrative authority to management in such situations, provided that no such action (delegated or otherwise) may: (i) enlarge the amount of any outstanding Award; (ii) extend the original term of any outstanding Award of Options or SARs; or (iii) allow any Award to be sold or otherwise transferred for value. No Participant, and no Person related to a Participant, has any right under this Section 12(E) to obtain a transfer or assistance.

Section 13. Termination of Service, Forfeiture, and Clawback

(A) General Service Requirement. Except as otherwise determined by the Committee, each Award other than Shares In Lieu, and all rights of the Participant to the Award and any Shares, cash, or other benefits deriving therefrom, will terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment with one or more Employers for the entire period during which service is required, as specified in the Award Document or otherwise by the Committee.

(B) Termination. Without limiting the authorities in Section 2:

2021 PROXY STATEMENT | A-10

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

(i)	The Committee has complete discretion to determine the terms and conditions that apply to any Award upon death, Disability, Retirement, or other Termination of Service. Such terms may be provided in the Award Document, in the Procedures, or otherwise in a written form available to the Participant at the time of grant.

(ii)	After grant, the Committee has the full power and authority to reduce or waive, in whole or part, conditions and requirements of an Award related to employment or a Termination of Service. The Committee may require concessions or agreements by the Participant in exchange for such waivers.

(C) Service and Termination of Non-Employee Directors. With respect to Awards to Non-Employee Directors, the Board has complete discretion to determine the service requirements of any Award, and the terms and conditions that will apply to any Award upon death, Disability, Retirement, or other Termination of Service.

(D)	Plan, Awards, & Clawback Policy.

(i)	Awards are subject to forfeiture prior to Vesting or exercise, and to recovery or reimbursement of paid or delivered cash, Shares, or other benefits (“Clawback”), to the extent provided in this Plan from time to time.

(ii)	Awards are subject to forfeiture and Clawback to the extent provided in the applicable Award Document or Procedures from time to time.

(iii)	Awards are subject to forfeiture and Clawback to the extent provided in the Clawback Policy from time to time.

(iv)	An amendment to the forfeiture or Clawback provisions of the Plan, Procedures, or Clawback Policy will not apply retroactively to then-outstanding Awards unless expressly so provided in such amendment.

(v)	The Committee or the Board may amend the substance of any or all forfeiture or Clawback provisions in this Section 13 or otherwise in the Plan as the Committee or the Board determine to be appropriate. The Committee or the Board may move any or all forfeiture or Clawback provisions from this Plan to the Clawback Policy for administrative convenience or in order to facilitate compliance with regulatory or reporting requirements.

(vi)	The Plan, the Clawback Policy, or an Award may provide for forfeiture or Clawback based on, or triggered by, a restatement or other correction of financial results used to determine the amount paid for the Award. In such cases forfeiture or Clawback may be absolute, or the amount paid may be merely re-determined based on corrected information. For purposes of applying those latter provisions, the following are examples of lowering (or eliminating) an Award payment based on restated or corrected financial results: (i) the payment would have been lower or eliminated directly by application of a Performance Goal based in whole or part on a Performance Measure that incorporates or is adversely affected by the correction; and (ii) for any Award where the amount paid is subject to Committee discretion, the Committee determines in good faith that the payment would have been lower or eliminated through the exercise of discretion by the Committee if the Committee had known the correct financial results at the time the discretion was exercised.

(vii)	For the purposes of this Section 13, all amounts paid will be calculated on a gross pretax basis regardless of the net amount remitted to the Participant. For example, if a Participant’s Performance Award pays $1,000 gross and, after withholding for taxes and all other reasons, $750 net is remitted directly to the Participant in cash, then under this Section the Company may seek reimbursement of all or any portion of the $1,000 gross amount, provided that the conditions for Clawback are met.

(E)	Forfeiture and Reimbursement in the Context of Misconduct.

(i)	The Company reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any Performance Award held by any Participant, and/or the

2021 PROXY STATEMENT | A-11

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

reimbursement by any Participant to the Company of all or any portion of any Performance Award paid (as defined in paragraph (iv) below) to the Participant, for any Performance Award where the Board or the Committee concludes in good faith that the Participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or Associate of the Company or of any of its Subsidiaries.

(ii)	In determining whether and to what extent the Board or the Committee (as applicable) may cause the Company to exercise its rights under this Section 13(E) after finding that this Section applies, the Board or Committee may weigh all material facts and circumstances pertaining to the relevant acts and events, and may take any factors into account that it deems relevant to the determination, including, among others, the following factors: the degree or risk of harm or other consequences to the Company or its Subsidiaries, including tangible, financial, regulatory, reputational or other intangible harm; the extent to which the misconduct was intended to allow the Participant to personally gain a profit or advantage or personally avoid a loss or disadvantage; the extent to which the Participant did or did not believe his or her misconduct would further the best interests of the Company or its Subsidiaries; the extent to which the Participant’s misconduct took advantage of or otherwise betrayed a trust conferred upon that Participant; and the extent to which the misconduct involved deceit by the Participant.

(iii)	The Company’s right in this Section 13(E) with respect to an Award will expire if not asserted—by notice to the Participant, court filing, or otherwise–within three years after the Award is paid or, if the Award is paid in parts on more than one occasion, within three years after the final payment of the Award. For this purpose an assertion of rights need only reflect that the Company is commencing or has commenced a review of possible misconduct by the Participant; such an assertion may, but need not, reflect the completion of the investigation and other processes outlined in this Section or a demand for repayment. Also, for purposes of this Section 13(E) (iii), an Award is deemed paid when actually paid or, if earlier, when the Participant’s elective deferral is effectuated. Accordingly, any deferral period mandated by the terms of an Award or otherwise will extend the period under this Section.

(iv)	For the purposes of this Section 13(E) a Performance Award is “paid” when, among other things, any one or more of the following occur: the Award results in a cash payment to or for the benefit of the Participant; the Award results in shares issued or delivered to the Participant; or the Award results in an increase in a deferral account of the Participant or otherwise results in any credit for the account or benefit of the Participant. “Payment” may occur, among other things, in connection with an exercise of the Award, the Vesting of the Award, the delivery of share certificates to the Participant, or the crediting of shares to a Participant’s deferral, brokerage, or other account. The amount paid is the amount of dollars or shares or both that is so paid, issued, delivered, increased, or credited. Shares and share units paid include all proceeds from those shares, including any cash, stock, or stock unit dividends related to those shares or units, as well as shares or share units from stock splits related to those shares or units. Any Performance Award earned and deferred and any Performance Award payments that are earned and deferred for any reason are subject to this Section 13(E) as having been paid, along with all dividends, dividend equivalents, interest, shares, and other amounts earned upon or that are proceeds of the amount or shares deferred. However, if the Participant elects to invest deferred amounts in a manner that results in a loss, the Participant nevertheless may be required to reimburse to the Company the full amount of the Performance Award (measured in dollars or shares, as applicable at the time originally earned) if the conditions of this Section 13 are met.

(v)	Any of the Board, the Committee, the Chairman of the Committee, the Chairman of the Board, or the Chief Executive Officer, acting singly based on any good faith suspicion that the conditions of this Section 13(E) above might be met, may halt and suspend payment of any Performance Award (including payment of any amount deferred in connection with any Performance Award and any earnings thereon or proceeds thereof) until the Board, Committee, or Committee’s delegate has investigated, considered, and acted upon the matter hereunder. Any such suspension will be without interest owed to the Participant if it is later determined that any payment should be made to the Participant.

2021 PROXY STATEMENT | A-12

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

(vi)	No payment of any Award, whether or not following a payment-suspension, will operate to waive or diminish the Company’s right to seek reimbursement under this Section.

If the Board acts under this Section 13(E), any member of the Board whose conduct is at issue must recuse him- or herself from participating in the matter as a Board member.

Section 14. Effects of Change in Control

(A) Lapse of Restrictions Generally. Except as otherwise provided in this Section or elsewhere in the Plan, upon a Participant’s Qualifying Termination following a Change in Control, all outstanding Awards of that Participant will vest, become immediately exercisable or payable, and have all restrictions lifted, as the case may be. Awards may not vest, and the Committee may not provide in an Award Document that the Vesting of an Award is accelerated, solely because a Change in Control occurs. Subject to the foregoing, an Award Document or an individual agreement between the Participant and the Company may provide for additional or substitute benefits to the Participant in connection with a Change in Control.

(B)	Performance Awards. Unless otherwise specified or provided for in the Award Document:

(i)	Upon a Qualifying Termination following a Change in Control, for each Performance Award the performance goals and any other performance-related conditions will be deemed met: at the target level, if any is specified in the Award; and, if no target is specified as such, at the nominal or 100% level specified in the Award.

(ii)	In connection with any Change in Control, as to each Performance Award held by each Participant where a Qualifying Termination does not occur upon or shortly after that event, the Committee must determine whether or not performance relative to the performance goals of outstanding Performance Awards reasonably can be measured at the end of the respective performance periods. If the Committee determines that such performance cannot reasonably be measured after the Change in Control occurs (a “Substantial Change in Control”), then for each affected Performance Award the performance goals and any other performance-related conditions will be deemed met: at the target level, if any is specified in the Award; and if no target is specified as such, at the nominal or 100% level specified in the Award. A Substantial Change in Control is deemed to have occurred, without determination by the Committee, if the Company’s Shares no longer are outstanding or listed on a national securities exchange or quotation system. Continuing-service conditions, and any other non-performance requirements, will not be affected by a Substantial Change in Control absent a Qualifying Termination.

(iii)	The provisions of this Section are not intended to limit the Committee’s authority and discretion under Section 3(B) and Section 3(C) to adjust Performance Awards following any merger or other significant corporate event, whether or not a Change in Control occurs.

(C)	Options and SARs. Unless otherwise specified or provided for in the Award Document:

(i)	The Board or Committee may require that all or specified groups of Option and SAR Awards outstanding when a Substantial Change in Control occurs be canceled at that time or as a consequence of that event. For any such Award that is canceled the Participant will be entitled to a cash payment of not less than the amount computed by subtracting the option price or base price (as applicable) per Share from the fair value of the consideration to be received per Share by the Company’s common shareholders in connection with the Substantial Change in Control transaction. In such case the Board or Committee may determine, in its discretion in good faith, the fair value of such consideration. Option and SAR Awards which have a negative value, as so measured, may be canceled without payment.

(ii)	Participants holding Option and SAR Awards have no right to receive cancelation. If their Awards are canceled, such Participants have no right to claim or receive the potential future value of their Awards based on possible growth in value after the Substantial Change in Control event.

2021 PROXY STATEMENT | A-13

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

(D) Retirement. Upon a Qualifying Termination following a Change in Control, unless otherwise specified or provided for in the Award Document: to the extent an Award Document or the Procedures provide that Retirement benefits or treatment apply only upon discretionary approval, such approval will be deemed given; and, to the extent that such Retirement benefits or treatment may be determined or varied in a discretionary manner, the standard or typical benefits or treatment will be deemed approved. For this purpose, standard or typical benefits or treatment will be determined by reference to the Award Document and/or Procedures or, if no such benefits or treatment is there specified, to the most recent Participant Retirement approved by the Committee or its delegate prior to the Change in Control which did not involve termination for Cause or other misconduct.

(E) Waiver Clarification. For purposes of this Section 14 and the definitions of “Qualifying Termination” and “Good Reason” as used in connection with this Section, a Termination of Retirement Waiver which occurs with respect to a Participant upon or following a Change in Control will not constitute the Participant’s Retirement but instead will constitute an involuntary Termination of Service by the Company or Employer, as applicable.

(F) Change in Control Transaction Agreement May Override. The terms of the merger or other agreement governing a Change in Control, once approved by the Board and the Company’s shareholders, may allow, authorize, encourage, or require acceleration, settlement (cancellation with cash payment), substitution, or other treatment of outstanding Awards supplemental to the provisions in this Section 14 or in an Award Document, and notwithstanding the limitations in this Section upon the Committee’s authority.

(G) Section 409A Compliance. If the payment of Shares, cash, or otherwise related to an Award following a Change in Control constitutes the payment of deferred compensation subject to Section 409A, and if the timing or form of that payment is changed as a result of that Change in Control, then no such change in the timing or form of payment may occur unless the event that constitutes a Change in Control as defined in the Plan also is a “change in control event” as defined in Section 409A (including its regulations). If such Change in Control event is not a “change in control event,” then, in order to preserve as much of the benefit of this Section 14 as possible, the Committee may determine to adjust the timing or form of payment in order to avoid becoming subject to Section 409A or in order to comply with Section 409A, even if such adjustment is inconsistent with other provisions of this Section 14 or an Award Document.

(H) Failure to Assume or Replace. If the Board or Committee in good faith expect a Change in Control transaction to occur in which a successor would not by Section 17(O)(i) or by operation of law be bound by this Plan, if the Company has been unable to comply with Section 17(O)(ii), and if any Awards are expected to remain outstanding under this Plan immediately after consummation of such transaction, then, whether or not Qualifying Terminations of the Award holders have occurred or are expected to occur:

(i)	Each such outstanding Award will be cancelled and paid in cash not later than the close of business on the second business day immediately preceding the expected consummation of the transaction.

(ii)	The cash value of Options and SARs will be their aggregate Spread measured using Fair Market Value on the second business day immediately preceding the payment date. For any Award with a negative Spread, the cash value will be zero.

(iii)	The cash value of each Restricted Cash Unit will be the nominal dollar value of each Unit.

(iv)	The cash value of each other Full-Value Award will be the Fair Market Value of each underlying Share on the second business day immediately preceding the payment date.

(v)	For each Performance Award, the provisions of this Section 14(H) will be applied by assuming performance at the target level, if any is specified in the Award, and, if no target is specified as such, at the nominal or 100% level specified in the Award.

(vi)	For the avoidance of doubt, this Section 14(H) will not apply if no Awards are expected to remain outstanding because, for example, the successor is expected to replace all such Awards with comparable awards under the successor’s award programs. If the Board or Committee expect a successor to replace some outstanding Awards but not all of them, the provisions of this Section 14(H) will apply only to the Awards not expected to be replaced.

2021 PROXY STATEMENT | A-14

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

Section 15. Tax Matters

(A)	Withholding for Taxes.

(i)	General. A Participant may be required to pay to an Employer or the Company, and each Employer and the Company has the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any other compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards, or other property) of any Taxes associated with the Award, and to take such other action as may be necessary in the opinion of the Company to satisfy all corporate obligations for the payment of such Taxes. Moreover, the Employer and the Company may withhold from payment of an Award any Taxes related to types of compensation other than Awards.

(ii)	Withholding Tax Features. The Committee may, in its discretion, allow or require that withholding Taxes associated with an Award be paid to the Company (or its agent) from the cash or Shares to be delivered to the Participant from that Award. A withholding tax feature may cover any Taxes required or permitted to be withheld in connection with the Award. A withholding tax feature may, but need not, be limited to the minimum amount of such Taxes required to be remitted to the applicable taxing authorities, but may not exceed the Company’s estimate of Taxes associated with the Award based on the maximum marginal tax rates applicable to that Participant, or (if greater), applicable to Participants generally in the context of that type of Award. Any Shares withheld by the Company for Taxes will be valued at their Fair Market Value on the applicable tax valuation date for the Award, provided that, for this purpose only, “Fair Market Value” may be either Fair Market Value as defined in the Plan, or (if different) that fair market value determined in accordance with applicable tax law and regulations, as the Committee may choose.

(B) No Liability for Adverse Tax Treatment. Neither the Company nor any Subsidiary, nor any director, officer, employee, or advisor of the Company or any Subsidiary, is liable to any Participant for the Taxes imposed on the Participant in connection with any Award or for the tax consequences to the Participant of any Award or of participation in the Plan.

(C)	Section 409A Compliance. In addition to other provisions in the Plan which refer to Section 409A:

(i)	Deferrals and Deferral Features. Unless expressly determined otherwise by the Board (in connection with the Plan and Awards to Non-Employee Directors) or the Committee (in connection with Plan administration and Awards), all deferral provisions, elections, and features authorized under the Plan or provided in connection with any Award are intended to, and will be interpreted and administered to, comply with Section 409A. As to any deferral provision, election, or feature provided in connection with any Award, the Committee may not take action that would fail to comply with Section 409A to the substantial detriment of the Participant, unless the Participant consents. For this purpose, general acceptance of the Award in question does not, by itself, constitute Participant consent to Section 409A non-compliance.

(ii)	Timing Changes Generally. Neither the Company nor any Participant may accelerate or delay payment, settlement, or exercise of any Award except to the extent compliant with Section 409A or an applicable exception, or unless Section 409A does not apply at all.

(iii)	Termination of Service. The Committee or the Company (subject to Committee oversight) may determine to accelerate or delay, or change the form of, payment of any Award or related benefit triggered by or associated with a Participant’s Termination of Service, notwithstanding general provisions of the Plan, in order to avoid the application of Section 409A or in order to comply with Section 409A. Without limiting the foregoing, the Committee or Company may consider: whether the payment will have the status of a “deferral of compensation” and whether that status could be avoided by changing the form or timing of payment, whether a Participant is a “specified employee” at any given time and whether that status might be different at an earlier or later time, and whether the Participant’s Termination of Service constitutes a “separation from service,” all within the meaning of Section 409A.

2021 PROXY STATEMENT | A-15

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

Section 16. Inception, Termination, Suspension, and Amendment

(A) Inception. The Plan is effective the date it is approved by the Company’s shareholders, scheduled to occur at the 2021 Annual Meeting of shareholders on April 27, 2021. Awards may not be granted under the Plan prior to initial shareholder approval.

(B) Termination of Authority for New Awards. No new Awards may be granted under the Plan after June 30, 2031. Unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, modify, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award will, continue after the authority for grant of new Awards hereunder has expired or been exhausted.

(C) Termination, Suspension, or Amendment of the Plan. The Board may amend, alter, modify, suspend, discontinue, or terminate the Plan or any portion thereof at any time, except that:

(i)	The Board may not amend the Plan in violation of law.

(ii)	The Board may not enlarge the Share or dollar limitations in subsection (i) of Section 3(A), or amend the limitations in subsections (ii), (iii), or (iv) of Section 3(A), without the approval of the Company’s common shareholders, other than making adjustments in accordance with Section 3(B).

(iii)	No amendment, alteration, modification, suspension, discontinuation or termination may materially and adversely affect any right acquired by any Participant under the terms of an Award granted before the date of such amendment, alteration, modification, suspension, discontinuation or termination, unless such Participant consents.

(iv)	No amendment of the Plan may be interpreted or administered in a manner that would fail to comply with Section 409A unless expressly determined otherwise by the Board.

(D) Termination, Suspension, or Amendment of Awards. Subject to the limitations of Section 5(B), the Committee may waive any conditions or rights under, amend any terms of, or modify, alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively. No such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination of an outstanding Award that would materially and adversely affect the rights of the Participant will be effective without the consent of the Participant. Neither adjustments for changes in capitalization as provided in Section 3(B), nor adjustments for other material changes as provided in Section 3(C), will be treated as having materially and adversely affected any such rights.

Section 17. Technical & Miscellaneous Matters

(A) Dividends & Interest. As used in this Section 17(A), “dividends” includes dividend equivalents or substitutes which mirror actual dividends paid to holders of Shares, and “interest” includes any additional cash accrued or paid based on a principal amount and the passage of time. Subject to the limitations enumerated below, the Committee may provide for dividends and interest, including reinvestment of dividends and compounding of interest, in respect of any Award prior to payment. Such determinations may be reflected in the Award Document, the Procedures, or other documentation related to the Award and approved by the Committee, such as meeting minutes or a written Award program.

(i)	Options/SARs Restriction. No dividends or interest may accrue or be paid with respect to Shares underlying Options or SARs prior to exercise.

(ii)	Performance Award Restriction. With respect to any Performance Award, dividends and interest may accrue and/or reinvest or compound if and to the extent the Committee so determines, but may not be paid prior to Vesting of the Award.

(iii)	Full-Value Standard Provisions and Restriction.

2021 PROXY STATEMENT | A-16

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

(a)	To the extent that no specific determination is made for a particular Award, the following provisions will apply to Full-Value Awards by default: (1) for Restricted Cash Units generally, no interest may accrue or be paid; (2) for Restricted Cash Units providing for interest accrual, interest may not be compounded; and (3) for other Full-Value Awards, (X) cash dividends will accrue, (Y) dividends will accrue without interest and without reinvestment, and (Z) dividends will be paid only if and when, and only to the extent that, the underlying Award vests and is paid.

(b)	In any case, dividends and interest on Full-Value Awards may not be paid prior to Vesting of the Award.

(B) No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award has any rights as a shareholder with respect to any Shares to be distributed under the Plan until such Shares are issued to such Participant, holder, or beneficiary and, except in conformity with Section 17(A), will not be entitled to any dividend or distribution the record date of which is prior to the date of such issuance.

(C) No Rights to Awards. This Plan gives no Person any right to be granted any Award on any terms. The Plan does not require uniformity of treatment of Award recipients, or of holders or beneficiaries of Awards. The terms and conditions of one Award need not be consistent or uniform in any respect whatever with any other Award. An action taken by the Committee in one instance likewise need not be consistent or uniform in any respect whatever with any other action.

(D) Share Certificates. No Participant has any right to demand the issuance of share certificates. To the extent the Committee chooses to issue certificates, all certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal, state or foreign laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(E) Grant Date. Subject to Section 7 and Section 11(A), for each Award of Options or SARs, the grant date is the date the Committee acts to approve the grant, or, if so determined by the Committee, any later date selected by the Committee to be the effective date of the Award grant. For all other Awards, the grant date is the date the Committee acts to approve the grant, or, if so determined by the Committee, any other date selected by the Committee to be the effective date of the Award grant. No rights to an Award are created or effective until the grant date, and, prior to the grant date, the Committee may amend, cancel, or rescind any grant action.

(F) Award Documents. Each Award must be evidenced by an Award Document that specifies the terms and conditions of the Award. An Award is effective only upon delivery to or acknowledgement by a Participant, either electronically or by other means, of an Award Document. Each Award is subject to, and Award Documents are deemed to include, the terms of the Plan applicable to Awards generally and applicable to that Award type, as well as Procedures applicable to that Award type, unless (subject to requirements of the Plan) the Committee expressly determines otherwise. In the event of a conflict between the terms of the Plan and any Award Document, the terms of the Plan will prevail.

(G) Other Compensation Arrangements. Nothing in the Plan will prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for compensation, awards, or benefits similar to those provided for hereunder.

(H) No Right to Employment. The grant of an Award may not be construed as giving a Participant the right to be retained in the employ of any Employer. Further, an Employer may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document.

2021 PROXY STATEMENT | A-17

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

(I) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Document will be determined in accordance with the substantive laws of the State of Tennessee, without giving effect to the conflict of law principles thereof.

(J) Severability. To the extent applicable to a particular Award granted to a particular Participant, the forfeiture and Clawback provisions of the Plan, the Clawback Policy, the Procedures, and the Award Document may be limited by the laws of another state associated with where the Participant lives or works. If a court of competent jurisdiction determines that any of those provisions is unlawful or prohibited by law as applied to that Award, then those provisions of that Award will be deemed modified, reduced, or otherwise cut back to the minimum extent possible in order to preserve the original provisions to the maximum extent possible, consistent with applicable state law as applied to that Award and that Participant.

(K) Other Laws. The Committee or the Company may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award will be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award may be construed as an offer to sell securities of the Company, and no such offer may be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(L) No Trust or Fund Created. Neither the Plan nor any Award creates or may be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right is no greater than the right of any unsecured general creditor of the Company or such Subsidiary, as applicable.

(M) Fractional Shares. No fractional Shares may be issued or delivered pursuant to any Award unless the Board or the Committee expressly determines otherwise. The Committee may determine whether cash, other securities, or other property will be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto will be canceled, terminated, or otherwise eliminated without payment. Fractional Shares may be used in the administration of outstanding Awards prior to payment or exercise, even if not paid.

(N) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings may not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(O)	Binding Effect.

(i)	The terms of the Plan are binding upon the Company and its successors and assigns and the Participants and their beneficiaries and legal representatives, and will bind any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.

(ii)	In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company must require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations hereunder, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

2021 PROXY STATEMENT | A-18

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

(P) No Third Party Beneficiaries. Except as expressly provided herein or therein, neither the Plan, the Procedures, nor any Award Document will confer on any person other than the Company and each Participant any rights or remedies hereunder or thereunder.

Section 18. Definitions

As used in the Plan, the following terms have the meanings set forth below:

“Amount” means any Threshold Amount, Target Amount, or Maximum Amount.

“Annual Incentive” means an annual cash bonus award earned by a Participant, whether or not under a formal bonus plan. Annual Incentives may be paid using Awards instead of cash, as provided in Section 11. For this purpose, a cash bonus award is “annual” if it relates to a single fiscal year of the Company or a Subsidiary, or any portion of a single fiscal year. The Committee may treat partial-year Annual Incentives, all relating to different parts of the same year, as a single Annual Incentive.

“Associate” means an employee of any Employer.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Restricted Cash Unit, Performance Award, or Shares In Lieu award granted under the Plan, whether singly or in combination, to a Participant pursuant to such terms, conditions, restrictions, and/or limitations, if any, as may be established from time to time.

“Award Document” means, collectively, any agreement, contract, notice, plan, program, or other instrument(s) or document(s), or any combination thereof, collectively evidencing an Award or its terms. An Award Document may, but need not, be executed or acknowledged by the Participant and may be presented, delivered, executed, acknowledged, or recorded in any physical, electronic, or other medium.

“Beneficiary” has the meaning given in Section 12(C).

“Board” means the Board of Directors of the Company.

“Cause” means:

(i)	a Participant’s conviction of, or plea of guilty or nolo contendere (or similar plea) to, (A) a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting, or extortion, (B) a felony charge, or (C) an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations;

(ii)	a Participant’s engagement in any conduct which constitutes, or which results in, employment or service disqualification, disbarment, or prohibition under applicable law or regulations (including under banking, financial industry, or securities laws or regulations);

(iii)	a Participant’s knowing violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member;

(iv)	a Participant’s substantial failure to perform his or her duties to the Company or its Subsidiaries;

(v)	a Participant’s knowing and substantial breach of any contract or agreement with the Company or its Subsidiaries;

(vi)	a Participant’s knowing violation of any policy of the Company or its Subsidiaries concerning hedging, trading, or confidential or proprietary information, or a Participant’s knowing and substantial violation of any other policy of the Company or of any of its Subsidiaries as in effect from time to time;

2021 PROXY STATEMENT | A-19

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

(vii)	a Participant’s knowing and substantial unauthorized use, taking, mis-appropriation, conversion, or disclosure of tangible or intangible property, including information, of the Company, any of its Subsidiaries, or of any Associate, director, customer, or client of the Company or any of its Subsidiaries;

(viii)	a Participant’s deliberate engagement in any act or deliberate making of any statement which substantially impairs, impugns, denigrates, disparages, or negatively reflects upon the name, reputation, or business interests of the Company or any of its Subsidiaries, or upon the name, reputation, or business interests of any Associate, director, customer, or client of the Company or any of its Subsidiaries; or

(ix)	a Participant’s deliberate engagement in any conduct substantially detrimental to the Company or its Subsidiaries.

The determination as to whether Cause has occurred in any given instance will be made in the sole discretion of: (a) for a Participant who is a Non-Employee Director, by the Board or, if so directed by the Board, by the Committee; (b) for a Participant who is a Section 16 Executive or Regional Board Member, by the Committee or, if so determined by the Board, by the Board; (c) for any other Participant, by management of the Company under the oversight of the Committee or, if so determined by the Committee, by the Committee. The Board, Committee, or management, as the case may be, also has the authority in its sole discretion to waive the consequences under the Plan or any Award Document of the existence or occurrence of any of the events, acts or omissions constituting Cause.

“Change in Control” means, unless otherwise defined in the applicable Award Document and except as defined in Section 14(G) for the purposes of certain tax matters, the occurrence of any one of (and will be deemed to have occurred on the date of the earliest to occur of) the following events:

(i)	individuals who, on January 26, 2021, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to that date, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be deemed to be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(ii)	any “Person” (for purposes of this definition only, as defined under Section 3(a)(9) of the Exchange Act as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding Company Voting Securities; provided, however, that the event described in this paragraph (ii) will not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by an Associate stock ownership or Associate benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) hereof);

(iii)	consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if

2021 PROXY STATEMENT | A-20

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any Associate benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above will be deemed to be a “Non-Qualifying Transaction”);

(iv)	consummation of a sale of all or substantially all of the Company’s assets; or

(v)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Computations required by paragraph (iii) will be made on and as of the date of shareholder approval and will be based on reasonable assumptions that will result in the lowest percentage obtainable. Notwithstanding the foregoing, a Change in Control of the Company will not be deemed to have occurred solely because any Person acquires beneficial ownership of more than twenty percent (20%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company will then occur.

“Clawback” has the meaning given in Section 13(D)(i).

“Clawback Policy” means the Compensation Recovery Policy of the Company and any successor(s) thereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee of the Board composed solely of not less than two Non-Employee Directors, all of whom (i) satisfy the requirements of Rule 16b-3(b)(3) of the Exchange Act as amended from time to time or any successor to such Rule, and (ii) otherwise meet any “independence” requirements promulgated by the principal stock exchange on which Shares are listed. The members of the Committee are appointed by and serve at the pleasure of the Board. The Board may determine that a standing committee of the Board, with duties beyond administering the Plan and meeting the foregoing requirements, may act as the Committee, and further may determine that a sub-committee of any such standing committee, where the sub-committee meets the foregoing requirements, may act as the Committee.

“Company” means First Horizon Corporation, a Tennessee corporation, and its successors and assigns.

“Company Voting Securities” means the outstanding securities issued by the Company ordinarily having the general right to vote at elections of the Company’s directors, including shares of the common capital stock of the Company, par value $0.625 per share. Securities which have only a limited right to vote, such as the right (as a class or series) to elect one or two directors but not to vote for directors generally, are not included within “Company Voting Securities.”

“Compensation Plans” means any compensation plan such as an incentive, stock option, restricted stock, pension restoration or deferred compensation plan or any Associate benefit plan such as a thrift, pension, profit sharing, medical, disability, accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit Associates, including, without

2021 PROXY STATEMENT | A-21

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

limitation, any such compensation plans established after this Plan was established or most recently amended.

“Deferred Compensation Award” means any Award that is not an Exempt Award.

“Disability” means, unless otherwise defined in the applicable Award Document, a disability that would qualify as a total and permanent disability under the long-term disability plan then in effect (i) at the Employer employing the Participant at the onset of such total and permanent disability, or (ii) for Non-Employee Director and Regional Board Member Participants, at First Horizon Bank, whether or not such Participant is covered by that disability plan.

“Employer” means the Company or any Subsidiary. For Non-Employee Directors the “Employer” is the Company or First Horizon Bank, as applicable. For Regional Board Members the “Employer” is First Horizon Bank.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to Shares means: (i) the closing sales price at which Shares were sold on the New York Stock Exchange, or, if the Shares are not listed on the New York Stock Exchange, on any other such exchange on which the Shares are traded, on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion. “Average Fair Market Value” means the arithmetic average of the Fair Market Values of the Common Stock for the trading days falling within a specified period.

“First Horizon Bank” means the Company’s primary banking subsidiary, First Horizon Bank, or any successor from time to time.

“Full-Value Award” means any Award other than an Award of Options or SARs.

“Good Reason” means, with respect to any Participant who is an Associate, any of the following as to which notice of Participant’s objection is given by the Participant to the Company:

(i)	an adverse change in the Participant’s status, title or position with the Company as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in the Participant’s status, title or position as a result of a diminution in the Participant’s duties or responsibilities, or the assignment to the Participant of any duties or responsibilities which are inconsistent with such status, title, or position as in effect immediately prior to the Change in Control, or any removal of the Participant from, or any failure to reappoint or reelect the Participant to, such position;

(ii)	a reduction by the Company in the Participant’s cash salary or target amount of annual cash incentive opportunity (including any adverse change in the formula for such annual cash incentive) as in effect immediately prior to the Change in Control or as the same may be increased from time to time thereafter;

(iii)	the failure by the Company to provide the Participant with Compensation Plans that provide the Participant with substantially equivalent benefits in the aggregate to the Compensation Plans as in effect immediately prior to the Change in Control (at substantially equivalent cost to the Participant with respect to welfare benefit plans); and

(iv)	the Company’s requiring the Participant to be based at an office that is greater than 50 miles from where the Participant’s office is located immediately prior to the Change in Control;

provided, however, that: (a) an action taken in good faith and which is remedied by the Company within ten days after Company’s receipt of the objection notice thereof will not constitute Good Reason; (b) no action or event will constitute a Good Reason if the Participant has acknowledged to the Company in

2021 PROXY STATEMENT | A-22

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

writing that a Good Reason will not arise from that action or event; and (c) no action or event will constitute a Good Reason unless (1) the Participant has given the objection notice to the Company thereof not more than 30 days after the action first was taken or the event first occurred, and (2) the Participant has resigned not less than ten business days after the objection notice has been given to the Company and not more than 90 days after the action first was taken or the event first occurred.

“Mandatory Retirement” means a Participant’s Termination of Service required by a Company or Employer Bylaw, Company or Employer policy, or action of the Company, Employer, Committee, or Board, due to one or more conditions having been met at least one of which is the Participant having attained a certain age. The term “Mandatory Retirement” includes Termination of Service following Termination of Retirement Waiver.

“Maximum Performance” means, for a given Performance Award, the level of attainment of applicable Performance Goals necessary for the highest level of payment of the Award (the “Maximum Amount”) in relation to the Performance Period, after making all adjustments required by the Award or the Plan but, in the case of Performance Goals, without considering the impact of the exercise of discretion.

“Non-Employee Director” means a member of the Board who is not an Associate.

“Option” means an option to purchase a Share from the Company at a fixed Option Price that is granted under Section 5 or Section 7 and is not intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option Award established in accordance with Section 5(B).

“Out-of-the-money” has the meaning given in Section 5(B)(iii).

“Participant” means any Associate, Non-Employee Director, or Regional Board Member who receives an Award under the Plan.

“Performance Award” means any Award granted under Section 8 of the Plan.

“Performance-based” has the meaning given in Section 8(A).

“Performance Goal” means any performance goal, based on one or more Performance Measures, which is established by the Committee for a Performance Period and the attainment of which is necessary for the payment of a Performance Award to a Participant at the completion of the Performance Period. A Performance Goal may be expressed as an absolute amount or percent, as a ratio, or per share or per Associate.

“Performance Measure” means one or more, or any combination, of the following financial performance measures: stock price, dividends, total shareholder return, earnings per share, market capitalization, book value, revenues, expenses, assets, loans, deposits, liabilities, shareholder equity, regulatory capital, noninterest income, net interest income, fee income, operating income before or after taxes, net income before or after taxes, economic profit, return on assets, return on equity, return on capital, risk-adjusted return on capital, net interest income, cash flow, credit quality, service quality, market share, customer retention, efficiency ratio, liquidity, strategic business objectives consisting of one or more objectives based on meeting business expansion or contraction goals, and other goals relating to acquisitions or divestitures or openings or closures. Any such Performance Measure may be for the Company or any Subsidiary, operating unit, division, line of business, reporting segment, department, team, or business unit, and may be for any other company or group of other companies identified by the Committee or any segment, subsidiary, or other subdivision of such other company(ies). Any such Performance Measures may provide for adjustment to include or exclude actual or hypothetical items or amounts and may provide for artificial increase or decrease by amounts or percentages selected by the Committee, and any such adjusted or altered measure will be a “Performance Measure.” The term “Performance Measure” includes any component or any combination of components of any such Measure; examples include Common Equity Tier 1 regulatory capital, tangible common equity, tax expense, non-recurring

2021 PROXY STATEMENT | A-23

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

expenses, provision expense, southwest Florida pre-tax noninterest income in a particular business segment, wealth management revenue, and tangible assets. Any such Performance Measure may be used for financial reporting purposes, for internal or management purposes, or for any purpose of the Plan created or defined by the Committee. Any such Performance Measure based on balance sheet or similar data may be measured at period-end or on an average or other basis as specified by the Committee. The term “Performance Measure” also means any non-financial or other performance criteria established by the Committee, including any personal plan goal. Without limiting the generality of the foregoing, “non-financial” performance criteria may include measures related to environmental, social, or governance achievements. As used herein, a specific Performance Measure may be “combined” with any one or more other Performance Measures by addition, subtraction, multiplication, division, or other arithmetic means, or by any combination of such operations, as specified by the Committee, and the result of such combination will be a Performance Measure. Without limiting the generality of the previous sentence, the ratio, ranking, or other quantitative relationship of a Performance Measure of the Company with a Performance Measure of another company (or group of other companies) is itself a Performance Measure.

“Performance Period” means the period to be used in measuring the degree to which Performance Goal(s) relating to a Performance Award have been met.

“Person” (other than in connection with the definition of Change in Control) means any individual, corporation, partnership, group, association, joint-stock company, limited liability company, trust, unincorporated organization, government or political subdivision thereof, or other entity.

“Personal Plan Goal” means an individual performance goal to be achieved by a Participant in a Performance Period which is not based upon quantitative or objective corporate performance. Personal Plan Goals may be established in any manner approved by the Committee.

“Plan” means this 2021 Incentive Plan, as amended from time to time.

“Prior Stock Plan” means the Company’s Equity Compensation Plan, as amended and restated April 26, 2016 and as further amended from time to time.

“Procedures” has the meaning given in Section 2(F).

“Qualifying Termination” means the Termination of Service of a Participant with the Company and its Subsidiaries resulting from any of the following:

(i)	an involuntary Termination of Service of a Participant by the Company and its Subsidiaries within 24 months following a Change in Control, other than a termination for Cause, a termination due to Disability, or as a result of the Participant’s death; or

(ii)	a Termination of Service by a Participant for Good Reason within 24 months following a Change in Control.

Mandatory Retirement, as defined in the Plan, constitutes an involuntary termination by the Company or its Subsidiaries for purposes of clause (i). For any Participant who is a Non-Employee Director or Regional Board Member, a resignation which was requested by the Company, by First Horizon Bank, or by the Board in connection with a Change in Control will be treated as a Qualifying Termination.

“Regional Board Member” means any First Horizon Bank regional board member and any member of the board of directors of any bank subsidiary of the Company, other than First Horizon Bank, in each case excluding any Associate.

“Renomination Failure” means the failure of the Company or of the Board (including an authorized committee of the Board) to re-nominate for election any Non-Employee for any reason other than: Cause; or the normal operation of the Company’s mandatory retirement bylaw or policy applicable to Non-Employee Directors immediately prior to any Change in Control event which occurred less than 36 months prior to the nomination decisions being made.

2021 PROXY STATEMENT | A-24

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

“Restricted Cash Unit” means any unit denominated as a specific or determinable number of dollars (rather than Shares) and granted under Section 6 or Section 7. An Award of Units denominated in Shares is not a Restricted Cash Unit, even if eventual payment is in cash.

“Restricted Stock” means any Share granted under Section 6 or Section 7.

“Restricted Stock Unit” means any unit denominated as a specific or determinable number of Shares and granted under Section 6 or Section 7.

For each Award, “Retirement” has the meaning provided in the applicable Award Document or in the Procedures applicable to that Award. If an Award (including the Procedures) provides no definition of retirement but provides for or alludes to retirement treatment (reduction or elimination of forfeiture) at the discretion of the Committee or its delegate, then for that Award “Retirement” means a Termination of Service as to which retirement treatment has been given.

“Retirement Waiver” means an open-ended, discretionary deferral or waiver of a Participant’s Mandatory Retirement. For this purpose “open-ended” means having no defined finite period or end date established prior to the occurrence of a Change in Control.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“SEC Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 16 Executive” means an executive officer of the Company required to file ownership reports by SEC Section 16.

“Section 409A” means Section 409A of the Code and the regulations promulgated thereunder or any successor provision thereto as in effect from time to time. “Compliance with Section 409A” or any similar phrase means taking such actions, refraining from such actions, or (in the case of the Plan, an Award, or other document) having such provisions, as are necessary to secure a favorable, ordinary, or expected tax outcome or to avoid a substantially adverse tax outcome, related to Section 409A, for the Company or its Subsidiaries or for a Participant.

“Share” means a share of the Company’s common stock, $0.625 par value, as adjusted from time to time for stock splits, reverse stock splits, or recapitalizations affecting such stock.

“Shares In Lieu” means an Award of Shares, or Units denominated in Shares, which settle an earned cash obligation of the Company related to compensation, as provided in Section 10.

An Award of “Stock Appreciation Rights” or “SARs” means a right granted under Section 5 or Section 7 that entitles the holder to receive, with respect to each Share encompassed by the exercise of such Award, the amount determined by the Committee, or in the case of an Award granted under Section 7, by the Board, and specified in an Award Document. In the absence of such a determination, the holder will be entitled to receive, with respect to each Share encompassed by the exercise of such Award, the excess of the Fair Market Value on the date of exercise over the base price for the Award established at grant.

“Spread” means, for each Share underlying an Option or SAR Award on any given date, the difference between Fair Market Value of a Share on that date, and the option or base price of the Award.

“Subsidiary” means any Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

“Substantial Change in Control” has the meaning given in Section 14(B).

2021 PROXY STATEMENT | A-25

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

“Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company through merger, purchase, or otherwise, or with which the Company or one of its Subsidiaries combines.

“Target Performance” means, for a given Performance Award, the level of attainment of applicable Performance Goals necessary for payment of the Target Amount in relation to a Performance Period, after making all adjustments required by the Award or the Plan but, in the case of Performance Goals, without considering the impact of the exercise of any discretion. The “Target Amount” means the target level of payment established by the Committee for the Award or, if no such level is identified as being “target,” the amount payable to a Participant for the achievement of 100% of the applicable Performance Goals in relation to the Performance Period. If an Award is established without specifying a target level of performance and without providing for an increase in payment for achievement above 100% performance, then the “Target Amount” is the Maximum Amount.

“Tax,” in relation to an Award or other compensation, means any income, employment, service, excise, withholding, sales, transfer, value-added, wealth, property, securities, or other tax imposed on or applicable in respect of the Award’s or compensation’s grant, existence, Vesting, exercise, payment, settlement, conversion, transfer, or other event associated with the Award or compensation. Without limiting the foregoing, such a Tax may be imposed or levied by any governmental taxing authority or agency, including local, state, federal, or national authorities and agencies within or outside the U.S.

“Termination of Service” means, for any Associate, the termination of the Associate-employer relationship between a Participant and his or her Employer for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or Retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of the Participant by another Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the Associate-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by an Employer with the Participant. The Committee, in its absolute discretion, may determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a Termination of Service resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Service. However, notwithstanding the foregoing: (i) the Committee must interpret “Termination of Service” to be consistent with “separation from service” (or other similar phrase from time to time) as used in Section 409A and its regulations; and, (ii) an Employer has an absolute and unrestricted right to terminate an Associate’s employment at any time for any reason whatsoever, with or without Cause.

“Termination of Service” means, for any Regional Board Member or Non-Employee Director, the termination of the engagement of the Participant as a Regional Board Member or Non-Employee Director, as applicable, for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or Re-Nomination Failure. The Committee (in the case of Regional Board Members) and the Board (in the case of Non-Employee Directors), in its absolute discretion, may determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a Termination of Service resulted from a discharge for Cause, and all questions of whether a leave of absence constitutes a Termination of Service.

“Termination of Retirement Waiver” means action by the Company, Employer, Committee, or Board which results in the termination of a Participant’s Retirement Waiver.

“Threshold Performance” means, for a given Performance Award, the level of attainment of applicable Performance Goals necessary for the minimum non-zero level of payment of the Award (the “Threshold Amount”) in relation to a Performance Period, after making all adjustments required by the Award or the Plan but, in the case of Performance Goals, without considering the impact of the exercise of any discretion.

“Vesting” occurs when the following occur: (i) in connection with non-performance based Options and SARs, the satisfaction or other lapse of all service and other pre-conditions to the recipient’s ability to

2021 PROXY STATEMENT | A-26

APPENDIX A: FIRST HORIZON CORPORATION 2021 INCENTIVE PLAN

exercise the Award; (ii) in connection with non-performance based Full-Value Awards, the satisfaction or other lapse of all service and other pre-conditions to the payment of the Award other than a deferral period (e.g., the mere passage of time during which no service, payment, or other thing is required of the Award recipient prior to payment); and (iii) in connection with Performance Awards and any other Awards that contain a performance condition, the satisfaction or other lapse of all service and other pre-conditions to the payment of the Award other than a deferral period and, in addition, the determination by the Committee or its delegate whether, or the degree to which, applicable performance goals have been achieved after the performance period has elapsed and after discretion applicable to the Award, if any, has been exercised. The Vesting of an Award does not mean that the Award has become non-forfeitable, non-recoverable, irreducible, immutable, or immediately payable. The application of conditions subsequent (including, for example, non-competition, non-solicitation, true-up, and misconduct covenants or conditions) which may extend for a period of time following exercisability, exercise, and/or payment will not be affected or diminished by the Vesting of the related Award.

2021 PROXY STATEMENT | A-27

APPENDIX B: RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

Reconciliation of Non-GAAP to GAAP Financial Information

Portions of this Proxy Statement show financial measures that are not presented according to generally accepted accounting principles (GAAP). Non-GAAP financial measures are noted in this Proxy Statement when used. A reconciliation of those non-GAAP measures to comparable GAAP measures is provided in this Appendix.

Although most non-GAAP measures have no standard definition, our management believes the measures presented in this Proxy Statement are useful for understanding our financial results.

Non-GAAP measures are reported to our management and Board of Directors through various internal reports. The non-GAAP financial measures used in this Proxy Statement are:

•	adjusted return on common equity (ROCE), return on tangible common equity (ROTCE), and adjusted ROTCE, in each case for 2020; and

•	adjusted efficiency ratio, for each of the years 2017 through 2020.

Notable Items

All adjusted measures exclude from GAAP measures certain “notable items” which are listed in the table below. The amount of each notable item is listed to show relative size. Except for the tax-related adjustments, amounts shown are pretax, and do not flow directly into adjustment calculations. Certain calculated amounts do not add, subtract, or divide precisely as shown due to rounding.

Notable Items: 2017-2020

	Pretax Amount: Favorable / (Unfavorable)
$ in millions	2020	2019	2018	2017
Merger accounting adjustment*	$ 533	—	—	—
M&A related expenses	(170)	$(39)	$(99)	$(61)
Non-PCD provision for credit losses (merger-related)	(147)	—	—	—
Non-merger restructuring, rebranding, & similar expenses	—	(61)	—	—
Impact of legal matters (net)	—	1	—	(40)
Visa gains, losses, and adjustments (net)	—	(4)	209	—
Tax-related gains, losses, and adjustments (net)	—	—	—	(38)
Other notable gains, losses, revenues, or expenses (net)	—	(11)	(5)	(15)

*	Item was not subject to income tax.

2021 PROXY STATEMENT | B-1

APPENDIX B: RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

Non-GAAP to GAAP Reconciliations

2020 ROCE / ADJUSTED ROCE

Item	Amount *
Net Income available to common shareholders (NIAC) (GAAP)	$822
Average Common Equity (CE) (GAAP)	6,016
ROCE (NIAC/CE) (GAAP)	13.66%
NIAC (GAAP)	$822
Exclude notable items from NIAC	–294
Adjusted NIAC (non-GAAP)	528
CE (GAAP)	6,016
Exclude impact on CE of notable items	–0
Adjusted CE (non-GAAP)	6,016
Adjusted ROCE (Adj NIAC/Adj CE) (non-GAAP)	8.78%
* $ in millions

2020 ROTCE / ADJUSTED ROTCE

Item	Amount *
Net Income available to common shareholders (NIAC) (GAAP)	$822
Average Common Equity (CE) (GAAP)	6,016
ROCE (NIAC/CE) (GAAP)	13.66%
CE (GAAP)	6,016
Exclude Average Intangible Assets (GAAP)	–1,696
Average Tangible Common Equity (TCE) (non-GAAP)	4,320
ROTCE (NIAC/TCE) (non-GAAP)	19.03%
NIAC (GAAP)	$822
Exclude notable items from NIAC	–294
Adjusted NIAC (non-GAAP)	528
TCE (non-GAAP)	4,320
Exclude impact on TCE of notable items	–23
Adjusted TCE (non-GAAP)	4,343
Adjusted ROTCE (Adj NIAC/Adj TCE) (non-GAAP)	12.15%

Efficiency Ratio / Adjusted Efficiency Ratio: 2017-2020

$ in millions	2020	2019	2018	2017
Noninterest expense (GAAP) (a)	$1,718	$1,233	$1,220	$1,025
Plus notable items (GAAP)	(170)	(114)	(102)	(92)
Adjusted noninterest expense (non-GAAP) (b)	$1,549	$1,119	$1,119	$933
Revenue (GAAP) (c)	$3,155	$1,864	$1,943	$1,333
Plus notable items (GAAP)	(533)	—	206	14
Adjusted revenue (non-GAAP) (d)	$2,622	$1,864	$2,149	$1,346
Efficiency ratio (GAAP) (a/c)	54%	66%	63%	77%
Adjusted Efficiency ratio (non-GAAP) (b/d)	59%	60%	52%	69%

2021 PROXY STATEMENT | B-2

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors unanimously recommends a vote FOR Items 1, 2, 3 and 4.

1. Election of seventeen directors to serve until the 2022 Annual Meeting of Shareholders:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01 Harry V. Barton, Jr.	☐	☐	☐	10 Rick E. Maples	☐	☐	☐

02 Kenneth A. Burdick	☐	☐	☐	11 Vicki R. Palmer	☐	☐	☐

Please fold here — Do not separate.

03 Daryl G. Byrd	☐	☐	☐	12 Colin V. Reed	☐	☐	☐

04 John N. Casbon	☐	☐	☐	13 E. Stewart Shea, III	☐	☐	☐

05 John C. Compton	☐	☐	☐	14 Cecelia D. Stewart	☐	☐	☐

06 Wendy P. Davidson	☐	☐	☐	15 Rajesh Subramaniam	☐	☐	☐

07 William H. Fenstermaker	☐	☐	☐	16 Rosa Sugrañes	☐	☐	☐

08 D. Bryan Jordan	☐	☐	☐	17 R. Eugene Taylor	☐	☐	☐

09 J. Michael Kemp, Sr.	☐	☐	☐

2. Approval of the First Horizon Corporation 2021 Incentive Plan	☐	Forn	☐	Againstn	☐	Abstain

3. Approval of an advisory resolution to approve executive compensation	☐	Forn	☐	Againstn	☐	Abstain

4. Ratification of appointment of KPMG LLP as auditors	☐	Forn	☐	Againstn	☐	Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Date	, 2021

Signature(s) in Box

Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.

VIRTUAL ANNUAL MEETING

April 27, 2021
10:00 a.m. Central time

In light of public health considerations due to the COVID-19 pandemic, First Horizon Corporation has decided to hold a virtual annual meeting. In order to participate in the meeting online, you must register at  register.proxypush.com/FHN  on or before the deadline of April 26, 2021 at 5:00 p.m. Central time. You will be required to enter your control number, which is located in the upper right corner on the reverse side of this card. After you register, you will receive a confirmation email and a separate email approximately one hour prior to the start of the meeting with a unique link to the virtual meeting.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR FIRST HORIZON CORPORATION SAVINGS PLAN (“Plan”)

Shareholders of Record: The undersigned appoints Ben C. Adams, Jr., Clyde A. Billings, Jr, George P. Lewis and Charles T. Tuggle, Jr. or any one or more or all of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 26, 2021, which I would be entitled to vote if personally present at the annual meeting of shareholders of First Horizon Corporation, to be held on April 27, 2021 at 10:00 a.m. Central time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may properly come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the First Horizon Common Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee (“Plan Trustee”), as to the manner in which to vote the shares of First Horizon Common Stock held in the First Horizon Common Stock Fund represented by the participant’s interest therein as of the close of business on February 26, 2021 (the record date for the annual meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the annual meeting of shareholders of First Horizon Corporation to be held in a virtual format on April 27, 2021, at 10:00 a.m. Central time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also to give discretion to the Plan Trustee to vote on any other matters that may properly come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of First Horizon Common Stock in the First Horizon Common Stock Fund represented by the undersigned’s interest therein as specified on the reverse side.

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

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone, or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.

INTERNET/MOBILE www.proxypush.com/FHN Use the Internet to vote your shares at any time prior to the meeting at 10:00 a.m. Central time on April 27, 2021.*	TELEPHONE 1-866-883-3382 Use any touch-tone telephone to vote your shares at any time prior to the meeting at 10:00 a.m. Central time on April 27, 2021.*

MAIL

Mark, sign, and date this card and return it in the postage-
paid envelope provided or mail to Shareowner Services,
P.O. Box 64873, St. Paul, MN 55164-0873
in time to be received by April 26, 2021.

*For shares held in the First Horizon Corporation Savings Plan, you must vote your shares no later than April 22, 2021 at 11:59 p.m. Central time.

If you vote by Internet or by telephone, you do NOT need to mail back this card.